As filed with the Securities and Exchange Commission on March 2, 2006
Registration No. 333-124144

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
(POST EFFECTIVE AMENDMENT NO. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TREND MINING COMPANY
(Name of Small Business Issuer in its Charter)

Delaware	1081	81-0304651

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Thomas A. Loucks, President and CEO
5439 South Prince Street
Littleton, Colorado 80120
(303) 798-7363
(Name, Address and Telephone Number of Principal Executive Offices and Agent for Service)

With a Copy to:
Henry I. Rothman
Troutman Sanders LLP
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2006

TREND MINING COMPANY
16,239,008 Shares of Common Stock
$0.01 par value

We are registering up to 16,239,008 shares of our common stock for sale by certain of our shareholders from time to time. 189,000 of the shares have already been issued, 6,000,003 of the shares are issuable upon conversion of notes, 7,050,003 of the shares are issuable upon exercise of warrants and 3,000,002 of the shares may be issuable upon conversion of the notes as a result of conversion price adjustments. The selling security holders will receive all the proceeds from the sale of the offered shares. See “Selling Shareholders” on page 31 of this prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol “TRDM.OB.” The last reported bid price of the common stock on February 28, 2006 was $0.18 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about certain risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 5439 South Prince Street, Littleton, Colorado 80120. Our telephone number is (303) 798-7363.

The date of this Prospectus is ___________, 2006.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	8
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	9
FORWARD-LOOKING STATEMENTS	9
MANAGEMENT’S PLAN OF OPERATION	10
BUSINESS AND PROPERTIES	14
MANAGEMENT	29
EXECUTIVE COMPENSATION	30
PRINCIPAL SHAREHOLDERS	33
SELLING SHAREHOLDERS	34
PLAN OF DISTRIBUTION	36
RELATED PARTY TRANSACTIONS	38
DESCRIPTION OF SECURITIES	39
TRANSFER AGENT AND REGISTRAR	40
LEGAL MATTERS	40
EXPERTS	40
WHERE YOU CAN FIND MORE INFORMATION	40

PROSPECTUS SUMMARY

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The Company

Trend Mining Company was first incorporated in Montana in 1968, under the name Silver Trend Mining Company. We reincorporated in Delaware on March 28, 2001, when Trend Mining Company, a Montana corporation, merged with and into New Trend of Montana Company, a Delaware corporation and a wholly-owned subsidiary of Trend Mining Company, pursuant to an agreement and plan of merger. The surviving Delaware corporation changed its name to Trend Mining Company.

We are an exploration company and have been engaged since 1998 in the acquisition and exploration of diverse metal properties, primarily in the United States and Canada. During the period 2004-2005, we commenced uranium exploration activities in Canada and acquired a gold royalty interest in Chile. Our plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to larger companies, such that we ourselves do not intend to be an operating miner in the near term. Rather, we seek to create passive interests in high quality projects which become managed by other, larger firms. Currently, we control exploration properties which are prospective for copper-nickel, platinum-palladium, and uranium mineralization in Saskatchewan and Wyoming. At present, none of our exploration projects is known to contain commercially viable ore reserves, and none of our exploration properties is in production. Consequently, we have no source of current operating income or cash flow. We acquired a royalty on a developmental gold mine which should commence commercial production of gold bullion during the second calendar quarter of 2006. The gold royalty may provide approximately $1.25 million in revenues over the next several years, about 75% of which could occur during 2006-mid 2008. Our present business objectives for the near term are to focus on raising sufficient capital to retain and advance our mineral properties.

Our principal executive offices are located at 5439 South Prince Street, Littleton, Colorado 80120, and our telephone number is (303) 798-7363.

The Offering

Common stock offered by the selling security holders:	16,239,008

Common stock outstanding as of February 28, 2006:	40,424,081

Use of Proceeds:
We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may be sold by the selling security holder under this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

Risks Related to our Business

We have had no production history since the 1980s. As such we do not know if we will ever generate revenues. If we do not, you may lose your investment.

While we were incorporated in 1968, we have no history of producing minerals. We have not developed or operated a mine since the 1980’s, and we have no operating history upon which an evaluation of our future success or failure can be made. We currently have no mining operations of any kind. Our ability to achieve and maintain profitable mining operations is dependent upon a number of factors, including:

•	our ability to locate an economically feasible mineral property; and

•	our ability to either attract a partner to operate, or to successfully build and operate mines, processing plants and related infrastructure ourselves.

We are subject to all the risks associated with establishing new mining operations and business enterprises. We may not successfully establish mining operations or profitably produce platinum group or other metals at any of our properties. As such, we do not know if we will ever generate revenues. If we do not generate revenues, you may lose your investment in our common stock.

We have a history of losses which we expect to continue into the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

As an exploration company that has no production history, we continue to incur losses and expect to incur losses in the future. As of December 31, 2005, we had an accumulated deficit during our exploration stage of $12,396,003, and a pre-exploration stage deficit of $558,504. We may not achieve or sustain profitability in the future. If we do not begin to generate revenues or find alternate sources of capital, we will either have to suspend or cease operations, in which case you will lose your investment.

Because we are an exploration stage company, we are sensitive to risks inherent in the mining industry, we may have to suspend or cease operations in which case you will lose your investment.

As an exploration stage company, our work is highly speculative and involves unique and greater risks than are generally associated with other businesses. We cannot know if our properties contain commercially viable ore bodies or reserves until additional exploration work is done and an evaluation based on such work concludes that development of and production from the ore body is technically, economically and legally feasible. We are subject to all of the risks inherent in the mining industry, including, without limitation, the following:

•
Success in discovering and developing commercially viable quantities of minerals is the result of a number of factors, including the quality of management, the interpretation of geological data, the level of geological and technical expertise and the quality of land available for exploration;

•
Exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;

•
Operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with;

•
A large number of factors beyond our control, including fluctuations in metal prices and production costs, inflation, the proximity and liquidity of precious metals and energy fuels markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, and other economic conditions, will affect the economic feasibility of mining;

•
Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities; and

•
If we proceed to the development stage of a mining operation, our mining activities could be subject to substantial operating risks and hazards, including metal bullion losses, environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, cave-ins, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement weather conditions or other unfavorable operating conditions and other acts of God. Some of these risks and hazards are not insurable or may be subject to exclusion or limitation in any coverage which we obtain or may not be insured due to economic considerations.

As a result of all of these factors, we may run out of money, in which case we will have to suspend or cease operations which could result in the loss of your investment.

Our future activities could be subject to environmental laws and regulations which may materially adversely affect our future operations in which case our operations could be suspended or terminated and you could lose your investment.

We, like other exploration companies doing business in the United States and Canada, are subject to a variety of federal, provincial, state and local statutes, rules and regulations designed:

•	to protect the environment, including the quality of the air and water in the vicinity of exploration, development and mining operations;

•	to remediate the environmental impacts of those exploration, development and mining operations;

•	to protect and preserve wetlands and endangered species; and

•	to mitigate negative impacts on certain archeological and cultural sites.

We are required to obtain various governmental permits to conduct exploration at our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous U.S. or Canadian federal, provincial, state, and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. Currently, three or four months are generally required to obtain the necessary permits required to conduct small-scale drilling operations. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, operations, and properties in that we may not be able to proceed with our exploration program which will result in the loss of your investment.

Federal legislation and implementing regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration, development and mining operations. For example, Bureau of Land Management regulations applicable to activities and operations on unpatented mining claims make small-scale (disturbing less than 5 acres of surface) exploration activities more expensive, by requiring bonding in the amount of 100% of the anticipated reclamation costs. The enactment of these regulations will make the process for preparing and obtaining approval of a plan of operations much more time consuming, expensive, and uncertain. New plans of operation will be required to (i) include detailed baseline environmental information, and (ii) address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to a new standard of review by the Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated. Due to the uncertainties inherent in the permitting process, and particularly as a result of the enactment of the new regulations, we cannot be certain that we will be able to timely obtain required approvals for proposed activities at any of our properties in a timely manner, or that our proposed activities will be allowed at all.

These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved for development in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring, developing or mining our properties. We expect that laws and regulations designed to minimize the impact of exploration, development and mining activities on the environment and human health and safety will likely have a similar effect on any activities we undertake in Canada.

Compliance with statutory environmental quality requirements described above may require significant capital outlays, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely, in which case you could lose your investment.

Title to our mineral properties may be defective. If our title is defective we will not be able to explore for mineralized material. This could cause us to cease operations or terminate operations in their entirety in which case you will lose your investment.

The interests in our properties located in the United States are generally (Stillwater comes with patented claims) in the form of unpatented mining claims. Unpatented mining claims are unique property interests, in that they are subject to the paramount title of the United States of America and rights of third parties to certain uses of the surface and to minerals within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The validity of all unpatented mining claims is dependent upon inherent uncertainties and conditions. These uncertainties relate to matters such as:

•	The existence and sufficiency of a discovery of valuable minerals, required under the U.S. 1872 Mining Law to establish and maintain a valid unpatented mining claim;

•	Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;

•	Whether the minerals discovered were properly locatable as a lode claim or a placer claim;

•	Whether sufficient annual assessment work has been timely and properly performed; and

•	Possible conflicts with other claims not determinable from descriptions of record.

The validity of an unpatented mining claim also depends on the claim having been located on unappropriated federal land open to appropriation by mineral location (the act of physically going onto the land and making a claim by putting stakes in the ground), compliance with the 1872 Mining Law and applicable state statutes in terms of the contents of claim location notices or certificates and the timely filing and recording of the same, and timely payment of annual claim maintenance fees (and the timely filing and recording of proof of such payment). In the absence of a discovery of valuable minerals, the ground covered by an unpatented mining claim is open to location by others unless the owner is in actual possession of and diligently working the claim. We are diligently working and are in actual possession of all our properties. The unpatented mining claims we own or control may be invalid or the title to those claims may not be free from defects. In addition, the validity of our claims may be contested by the federal government or challenged by third parties. If any of the foregoing occur, we may not be able to proceed with our exploration program. This means that our operations could be suspended or terminate in which case you will lose your investment.

Future legislative and administrative changes to the mining laws could prevent us from exploring our properties which could result in termination of our operations and a loss of your investment.

New laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration, development, and mining activities. For example, during the 1999 legislative session, legislation was considered in the U. S. Congress which proposed a number of modifications to the Mining Law of 1872, which governs the location and maintenance of unpatented mining claims and related activities on federal land. Among these modifications were proposals which would have imposed a royalty on production from unpatented mining claims, increased the cost of holding and maintaining such claims, and imposed more specific reclamation requirements and standards for operations on such claims. None of these proposed modifications was enacted into law, but the same or similar proposals could be enacted by Congress in the future. In addition, as discussed above, the Bureau of Land Management finalized revised federal regulations which govern surface activities (including reclamation and financial assurance requirements) on unpatented mining claims (other than those located in a National Forest, which are governed by separate, but similarly stringent, Forest Service regulations). Those regulations are more stringent than past regulations, and may result in a more detailed analysis of, and more challenges to, the validity of existing mining claims; will impose more complex permitting requirements earlier in the exploration process; and will be more costly and time-consuming to comply with than existing previous regulations. Further, the new regulations could cause us to terminate our operations and you could lose your investment. Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations, resulting in a loss of your entire investment.

Use of the surface of our unpatented mining claims is subject to regulation, the cost of compliance with which could prohibit us from proceeding with exploration.

Any activities which we conduct on the surface of our unpatented mining claims are subject to compliance with and may be constrained or limited by Bureau of Land Management or Forest Service surface management regulations (in addition to the environmental and other statutes and regulations discussed above). In addition, there are limits to the uses of the surface of unpatented mining claims, particularly for the types of facilities which would be ancillary to our mining operations, and both the Bureau of Land Management and the Forest Service have some degree of discretion in allowing the use of federal lands that might adjoin any of our unpatented mining claims for surface activities which we would need for exploration, development and mining operations. For example, in the past the Forest Service considered adoption of a "Roadless Initiative" which would have prohibited the construction of new roads or the re-construction of existing roads in 43 million acres of inventoried roadless areas within the National Forest System. All of our Wyoming and Montana properties (Lake Owen and Stillwater Spruce Mountain, and Albany) are located in the National Forest and may be impacted by such “Roadless Initiatives.” As a result, there can be no guarantee that we will be able to obtain the access necessary to conduct required exploration, development or ultimately mining activities on those properties. In addition, to the extent we progress towards the development of a mine at any of our properties, there may not be sufficient surface land available for the ancillary facilities necessary to develop the mine. Compliance with the foregoing regulations could be expensive, causing us to not develop certain areas.

We are insured against losses from our exploration programs when they involve the use of heavy equipment such as drill programs, but not for general reconnaissance. In the latter instance, if we are sued for damages as a result of our activities we may not be able to defend against such suits or have funds available to pay any judgment rendered against us.

We insure our exploration programs when heavy equipment is used, such as drill rigs. In other instances such as general reconnaissance programs, we do not insure against most commercial losses or liabilities which may arise from our exploration and other activities. Even if we obtain additional insurance in the future, we may not be insured against all losses and liabilities which may arise from our activities, either because such insurance is unavailable or because we have elected not to purchase such insurance due to high premium costs or for other reasons. Therefore, if a proceeding is initiated or a judgment is rendered against us, we may have to cease operations due to our inability to pay for such legal expenses or judgment.

We may not be able to raise the funds necessary to explore our mineral properties. If we are unable to raise such additional funds, we will have to suspend or cease operations in which case you will lose your investment.

We estimate that approximately $1,000,000 will be required to fund our operations for the next 12 months assuming minimal exploration activities and excluding the cost of acquisitions (see “Management’s Plan of Operation”). We need to seek additional financing from the public or private debt or equity markets to continue our business activities. We have borrowed from our principal shareholder, Thomas Kaplan, to fund certain of our activities. We do not know that our principal shareholder will continue to advance funds to us or that our efforts to obtain financing will be successful. In addition, Mr. Kaplan and his affiliates are entitled to and can demand repayment of their notes outstanding. However, management does not anticipate that they will exercise that right (see “Management’s Plan of Operation”).

We will need to seek additional financing to complete our exploration of any target properties. Sources of such external financing include future debt and equity offerings, and possible joint ventures with another exploration or mining company. Additional financing may not be available on terms acceptable to us. The failure to obtain such additional financing could have a material adverse effect on our results of operations and financial condition. We may not be able to secure the financing necessary to retain all of our property interests our properties or to sustain exploration activities in the future. If we cannot raise the necessary money to explore our properties, we will have to suspend or cease operations and you could lose your investment.

We have one full-time employee and are dependent on our directors, officers and third-party contractors.

We have one full time employee and rely heavily and are wholly dependent upon the personal efforts and abilities of our officers and directors, most of whom devotes less than all of his time and efforts to our operations. Because these individuals work only part-time, instances may occur where the appropriate individuals are not immediately available to provide solutions to problems or address concerns that arise in the course of us conducting our business and thus adversely affect our business. The loss of any one of these individuals could adversely affect our business. We do not maintain insurance on any of our officers or directors. We may not be able to hire and retain such personnel in the future.

Because the price of metals fluctuate, if the price of metals for which we are exploring decreases below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by some of the following factors:

•	expectations for inflation;

•	the strength of the United States dollar;

•	global and regional supply and demand; and

•	political and economic conditions and production costs in major platinum group metals producing regions of the world, particularly Russia and South Africa.

The aggregate effect of these factors on metals prices is impossible for us to predict. In addition, the prices of platinum group metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of platinum group metals affect platinum group metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of platinum group metals primarily consists of new production from mining. If the prices of platinum group metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and you could lose your entire investment.

The probability of an individual prospect having reserves, as defined under the Securities Act Industry Guide 7, is extremely remote.

“Material reserves” is defined under Securities Act Industry Guide 7 as “that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.” The probability that an individual prospect will have material reserves, is extremely remote. There is a probability that all of our interests in prospects will not contain any material reserves and that all our exploration expenses may not be recovered.

As lenders, our principal shareholder and his affiliates are entitled to and can demand immediate repayment of their notes outstanding.

The terms of all loans from the Kaplan Group (as defined below under ‘Management’s Plan of Operation’) provide that they are due and payable immediately upon the completion of a private placement of shares of our stock in the minimum amount of $1,000,000. Our private placement completed in January 2005 of $1,300,000 in convertible promissory notes triggers the Kaplan Group’s right to demand immediate payment of all loans made to us. If the Kaplan group chooses to exercise this right, we may be unable to procure the cash necessary and may need to liquidate all our assets in order to make such payment and as a result may cease to continue operations.

Risks Related to the Ownership of our Stock

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts; and

•	future sales of common stock.

In addition, the stock market has experienced volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

The shares of our common stock are listed and principally quoted on the Nasdaq OTC Bulletin Board. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities.

Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. Trading in our common stock may be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of February 28, 2006 there were 40,424,081 shares of our common stock outstanding. We are registering up to 16,239,008 shares of our common stock for sale by certain of our shareholders from time to time. The average trading volume for the three months prior to February 28, 2006 was less than 100,000 shares per day. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Your ownership interest, voting power and the market price of our common stock may decrease because we have issued, and may continue to issue, a substantial number of securities convertible or exercisable into our common stock.

We have issued common stock and options, warrants, and convertible notes to purchase our common stock to satisfy our obligations and fund our operations (see “Management’s Plan of Operation”). In the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock to raise money for our continued operations. We continue to seek additional investors. If additional sales of equity occur, your ownership interest and voting power in us will be diluted and the market price of our common stock may decrease. In 2000, we adopted our 2000 Stock Option and Stock Award Plan pursuant to which up to 5,000,000 shares of our common stock could be awarded as share awards or options. As of December 31, 2005, 4,000,000 shares or options have been awarded under this plan, 3,450,000 of which were outstanding and exercisable at December 31, 2005. Upon exercise of these options, the ownership interests and voting power of existing shareholders may be further diluted.

We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a plurality of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

Our Articles of Incorporation contain provisions that discourage a change of control.

Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors’ approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

Our assets are subject to a security interest.

Pursuant to a Pledge and Security Agreement, dated as of January 27, 2005, we granted to certain selling stockholders a security interest in all of our assets to secure the obligations under the promissory notes issued on January 27, 2005. If we default on the notes, under certain circumstances those selling stockholders may foreclose on our assets. In that instance, we may be unable to continue operations and the value of your common stock will be significantly diminished.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for our common stock

Our common stock trades under the symbol TRDM.OB on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first fiscal quarter of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Bid Quotation	Low Bid Quotation
December 31, 2003	$0.58	$0.23
March 31, 2004	$0.45	$0.23
June 30, 2004	$0.45	$0.23
September 30, 2004	$0.29	$0.16
December 31, 2004	$0.33	$0.23
March 31, 2005	$0.36	$0.205
June 30, 2005	$0.31	$0.19
September 30, 2005	$0.28	$0.20
December 31, 2005	$0.21	$0.11
March 31, 2006 (through February 28, 2006)	$0.25	$0.15

Holders

As of February 28, 2006, there were 920 holders of record of our common stock, however, we believe that there are additional beneficial owners of our common stock who own their shares in “street name.”

Dividends

There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be “incorporated by reference” to other documents we filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

•	our ability to increase our production and income through exploration and development;

•	the number of locations to be drilled and the time frame within which they will be drilled;

•	future prices of the minerals we sell;

•	anticipated domestic demand for our products; and

•	the adequacy of our capital resources and liquidity.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

MANAGEMENT’S PLAN OF OPERATION

We are an exploration stage company. Our primary expenditures at this stage consist of payment of various governmental fees to maintain the priority of our unpatented mining claims, payment of our debt service, payment of accounting and legal fees, and general office expenses.

Our losses for the three months ended December 31, 2005 were $498,904 and for the year ended September 30, 2005 were $2,180,851. As of December 31, 2005, our total loss since inception of the current exploration stage is $12,396,003, our loss for the year ended September 30, 2005 is primarily due to operating expenses in five categories: general and administrative expenses of $588,809; officers and directors compensation of $427,476; legal and professional fees of $272,520; and exploration expenses of $215,246. Our loss for the three months ended December 31, 2005 is primarily due to operating expenses in three categories: general and administrative expenses of $58,518; officers and directors compensation of $140,938; and legal and professional fees of $168,433.

Our primary, near term business objective is to raise sufficient capital to retain our current mineral properties, to explore such properties and acquire additional projects, and to pay general and administrative expenses. On August 23, 2004, we made land payments and paid filing fees of about $76,000 to retain control of our Lake Owen, Wyoming property. We spent approximately $500,000 on exploration programs in 2005. We estimate that approximately $1,000,000 will be required to fund our operations for the next 12 months assuming minimal exploration activities and excluding the cost of acquisitions, if any. We will hold sufficient capital to continue current operations through fiscal 2006. We believe that we now have capital and quality projects to become more active in our exploration and are seeking additional capital to extend our operations into and through 2006.

On January 27, 2005, we executed a convertible debt financing agreement that had commitments for approximately $1.3 million. Of the total amount, we used $250,000 to pay off a previous bridge loan. The financing was amended on July 28, 2005, for an additional commitment of $350,000. The offering, as amended, was funded by a group of institutional and accredited investors. We have since used the funds to settle trade accounts payable of approximately $250,000 and utilized the balance of the proceeds to pay our overhead, fund land payments, to fund exploration work on our mineral projects in North America and fund the initial down payment of the Andacollo, Chile acquisition.  In March 2005, we received $150,000 in a convertible debt financing on the same terms as the January 27, 2005 convertible debt financing agreement from an accredited investor. On July 28, 2005, we received an additional $350,000 in an amendment to the January 27, 2005 convertible debt financing. We plan to use these funds to pay our overhead, fund land payments, and to fund exploration work on our mineral projects in North America.

In June 2005, we received $660,000 in a debt financing from two accredited investors. As part of the financing, we issued 66,000 shares of common stock. The funds from this financing were used to acquire the Andacollo, Chile project. As of December 31, 2005, $300,000 plus accrued interest remains outstanding.

On December 12, 2005, we received $150,000 in equity financing from an accredited investor in exchange for 1,500,000 shares of common stock. We used these funds for purposes of working capital.

The completion of further equity or debt financings depends on our ability to find suitable investors and will also depend on the agreement of the investors in the January 27, 2005 financing to accept the terms and agree to any new financing.

We have substantial operational commitments to fund in order to maintain our land holdings. This includes work commitments or a fee of $C237,504 ($US204,000) on our claims at Peter Lake to keep these claims in good standing, although no additional work or fees are required to be spent at Peter Lake during 2006. Approximately $77,000 in combined annual BLM fees and Albany County filing fees is needed for us to maintain Lake Owen. For Stillwater Montana, the total fees and taxes owed is approximately $8,900 because the leased property at Stillwater is comprised of patented mining claims. Moreover, we have a work commitment of $400,000 on the Stillwater property, in accordance with a joint venture agreement with Aurora, although, due to our having spent approximately $260,000 last year against a work commitment of $100,000, we will only be obligated to spend $240,000 to satisfy our obligation for calendar 2006. The underlying claim to our Diabase Peninsula property at Cree Lake in Saskatchewan carries a minimum work commitment of $C20,172 ($US17,350) per year. Trend paid this amount in the first year but that work commitment is now carried by our partner, Nuinsco Resources, who under terms of their earn-in arrangement are obligated to make all work commitments and/or property payments. Terms of the Diabase Peninsula lease require that, in addition to the work commitment or government fee, we are to make property payments to the owner of $C15,000, $C20,000, and $C30,000 in each of the first three years, respectively, beginning September 2004. However, also under terms of the farm-in agreement under which Nuinsco can earn an interest in our arrangement, Nuinsco will pay us 250,000 shares of freely trading Nuinsco stock, currently valued at $C.22/share or $C55,000, to offset these leasehold costs.

We will continue to incur costs and expenses relating to accounting and legal services in connection with our obligations as a public company, raising additional capital, and other general corporate matters.

Our trade payables due as of December 31, 2005, total $184,611.

Beginning in November 2000 and through June 2002, we borrowed funds principally from our major shareholder, Thomas Kaplan, and his affiliates (the “Kaplan Group”), to fund our minimum activities. As of September 30, 2005, we have debts owed of approximately:

•	$670,000 to Electrum LLC, our largest stockholder and a company owned by Mr. Kaplan;

•	$233,000 to LCM Holdings, LDC, a large shareholder and an affiliate of Mr. Kaplan; and

•	$130,000 to two individuals introduced to us by Mr. Kaplan.

For each dollar borrowed from the people and entities described in this paragraph, we issued a warrant to purchase one share of our common stock. In total, we borrowed $1,032,857 from Mr. Kaplan and his affiliates. This amount bears interest at the rate of 8% per annum.

Pursuant to an amendment to the above loan agreements made as of January 30, 2003, we agreed to adjust the conversion terms of the loans and warrants described in the paragraph immediately preceding this one. As a result of this agreement, the loans became convertible into "units" at $0.50 per unit. Each unit is comprised of one share of common stock and one warrant to acquire one share of common stock for $1.00, exercisable through September 30, 2006. In connection with the agreement, we also changed the exercise price of the warrants issued for each dollar borrowed to purchase our common stock from $1.50 to $1.00 per share and extended their respective terms by one year.

On February 12, 2004, we and Electrum and LCM Holdings reached an agreement to adjust both the conversion terms on approximately $902,000 worth of debt outstanding to the lenders and the exercise prices and terms of related warrants. Electrum and LCM Holdings can now convert each $1.25 of loans into a unit consisting of one share of common stock and one warrant. The warrant is exercisable for a period of five years from the date of conversion and is exercisable at a price of $1.50. Additionally, terms of existing outstanding warrants were modified. Such modifications generally increased the exercise price and shortened the expiration dates.

The terms of all loans from the Kaplan Group provide that they are due and payable immediately upon the completion of a private placement of shares of our common stock in the minimum amount of $1,000,000. It is assumed by our officers that the Kaplan Group could demand repayment of the notes outstanding if the conditions calling for such repayment were deemed to have been met. Our private placement completed in January 2005 of $1,300,000 in convertible promissory notes triggers the Kaplan Group’s right to demand immediate payment of all loans made to us.

In January 2005, we entered into a joint venture agreement with Aurora. The agreement provides that we will explore for platinum group metals on portions of an Aurora claim known as the “Stillwater intrusive complex in Montana.” We will be the operator during the exploration stage and will acquire 50% in the project by spending $2 million over next 5 years ($100,000 in year 1; $400,000 in year 2; and $500,000 in each of years 3, 4 and 5). Additionally, we issued 50,000 shares of our common stock on commencement of the agreement; we will issue 20,000 shares and pay $20,000 in cash in the first year; and pay $20,000 in cash or stock each year thereafter until we have spent the agreed upon sum of $2 million, at which time an equally-owned joint venture will be formed.

In September 2004, we entered into a program to explore for uranium in Saskatchewan by acquiring exploration rights in the Cree Lake area of the Athabasca Basin. The Athabasca Basin hosts uranium deposits that are among the highest grade in the world, and is the site for intensive uranium exploration activity. In December 2004, we announced that we acquired additional lands located farther to the southwest along the same mineralized trend. We also announced in December 2004 that Nuinsco Resources Limited entered into an agreement with us pursuant to which Nuinsco could acquire up to 50% in our interests by spending $C1 million over three years and taking over the day to day management of the exploration of these claims. We are obligated to make property payments to the owner of the property of $C15,000, $C20,000, and $C30,000 in each of the first three years, respectively (and Nuinsco will pay us 250,000 shares of freely trading Nuinsco stock, currently valued at $C.27/share or $C67,500, to offset this cost). We (and partner Nuinsco if Nuinsco vests its interest) may exercise our right to purchase the claims for $CDN 1 million any time during the first eight years of the option, at which time the property remains subject to a 3% gross royalty on any and all minerals produced. Under the terms of the agreement with Nuinsco, should Nuinsco acquire its 50% interest, Nuinsco will become obligated to maintain the lease. In the meantime, Nuinsco has agreed to pay us 250,000 shares of Nuinsco common stock to offset the cost of our three annual payments to the underlying landowner.

On June 21, 2005, we and Pacific Rim Mining Corporation, a Canadian based company (“Pacific Rim”) entered into an option agreement to acquire the Andacollo gold mine in Chile by acquisition of DMC Cayman Inc., a Cayman Island corporate subsidiary that owns the mine. We initially paid Pacific Rim $300,000 of the $5,400,000 total purchase price. Since the transaction did not close within 30 days of signing the Letter of Intent, as contemplated therein, we paid an additional $300,000 to extend the option purchase period.

On September 20, 2005 we sold 70% of our interests in DMC to an investor, David H. Russell, for a purchase price of $2,100,000. On December 5, 2005, we sold our remaining 30% interest in return for reimbursement of all of our acquisition costs related to purchase of the 30% interest as well as our diligence costs and out of pocket expenses, plus a 1% net smelter returns royalty on any and all mineral production from the mine, and a back-in right to acquire a 30% working interest any time through April 1, 2006. The royalty should commence paying us one percent of revenues from the mine at some point during the 2nd or 3rd quarter of 2006.

Our primary, near-term business objective is to raise sufficient capital to retain our current mineral properties, to explore them and acquire additional projects, and to pay our general and administrative expenses. As reflected in our accompanying financial statements, we have limited cash, negative working capital, no revenues and an accumulated deficit of $12,954,507. These factors indicate that we may be unable to continue in existence in the absence of receiving additional funding. Our operating expenses average approximately $40,000 per month, consisting of our accounting and legal fees and general and administrative expenses. We may also enter into payment arrangement plans with creditors which could add between $50,000 and $60,000 per month to this monthly budget figure. In that case, our monthly budget would rise to between $90,000 and $100,000 per month. Moreover, management’s plans for the next twelve months include approximately $600,000 of cash expenditures for exploration activity on the Lake Owen, Peter Lake and new Stillwater properties. To fund our operations, we are actively seeking additional capital. We believe that we will generate sufficient cash from the Andocollo royalty and a public or private debt or equity financing in order for us to continue to operate based on current expense projections and exploration plans. Nevertheless, we are unable to provide assurances that we will be successful in obtaining sufficient sources of capital. There can be no assurance that Electrum, LCM Holdings, or others will continue to advance us funds or that our efforts to obtain additional financing will be successful. Further, there can be no assurance that additional financing will be available on terms acceptable to us. If we fail to raise the necessary funds to continue operations we may be required to significantly reduce our scope or completely cease our operations.

Off-Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28.” SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on our financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.153, “Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29,” (hereinafter “SFAS No. 153”). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on our financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (hereinafter “SFAS No. 152”), which amends FASB Statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, “Accounting for Real Estate Time-Sharing Transactions”(hereinafter “SOP 04-2”). This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations, and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on our financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4.” This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have a material impact on us as we do not anticipate maintaining inventory.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (hereinafter “SFAS No. 123 (R)”). This statement replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date ( with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. We currently report stock issued to employees under the rules of SFAS No. 123. Therefore, our management expects no material impact to our financial statements from the adoption of this statement.

BUSINESS AND PROPERTIES

Overview

Trend Mining Company was first incorporated in Montana in 1968, under the name Silver Trend Mining Company. We reincorporated in Delaware on March 28, 2001, when Trend Mining Company, a Montana corporation, merged with and into New Trend of Montana Company, a Delaware corporation and a wholly-owned subsidiary of Trend Mining Company, pursuant to an agreement and plan of merger. The surviving Delaware corporation changed its name to Trend Mining Company.

We are an exploration company and has been engaged since 1998 in the acquisition and exploration of diverse metal properties, primarily in the United States and Canada. During the period 2004-2005, we commenced uranium exploration activities in Canada and acquired a gold royalty interest in Chile. Our plan is to acquire and explore mineral properties that have sufficient merit and potential to subsequently vend them to larger companies, such that we ourselves do not intend to be an operating miner in the near term. Rather, we seek to create passive interests in high quality projects which become managed by other, larger firms. Currently, we control exploration properties which are prospective for copper-nickel, platinum-palladium, and uranium mineralization in Saskatchewan and Wyoming. At present, none of our exploration projects is known to contain commercially viable ore reserves, and none of our exploration properties is in production. Consequently, we have no source of current operating income or cash flow. We have acquired a royalty on a developmental gold mine which should commence commercial production of gold bullion during the second calendar quarter of 2006. The gold royalty may provide approximately $1.25 million in revenues over the next several years, about 75% of which could occur during 2006-mid 2008. Our present business objectives for the near term are to focus on raising sufficient capital to retain and advance our mineral properties.

OUR EXPLORATION PROCESS

Our exploration program is designed to acquire projects of merit that could attract a larger partner. To do so, we will explore, develop, and evaluate such exploration properties, and then vend them if merited, or abandon them. We need to balance our capital requirements so that we have sufficient funds on hand to maintain our existing projects, to evaluate and advance them with appropriate exploration programs, and also to maintain additional funds to take on new projects when such opportunities are deemed appropriate.

As more fully described below, we have formulated specific exploration plans for our exploration projects at Stillwater, and Lake Owen. As to the other projects, Diabase Peninsula (uranium) is being explored by our partner, Nuinsco Resources, such that we face no immediate capital requirements relating to this project, and we plan to market our Peter Lake project although we have spent sufficient funds on this project to hold it for another year. Exploration generally proceeds in three phases, and our approach is typical. Phase One of exploration normally begins with recognition that a property has merit, acquisition of rights to explore said property, and then follow up consisting of detailed geologic mapping and sampling of the rocks to verify if they contain anomalous concentrations of metals indicative of mineral potential. If after a preliminary evaluation a project still has apparent potential, considerable sums of money may be spent in the first phase to determine from surface geology and assaying of surface rocks whether the subsurface is worth testing; geochemical surveys will contribute to such elevated costs, but we may embark on geophysical surveys to learn more about the subsurface before drilling. Careful interpretation of the data collected from the various tests would then be used to determine whether further exploration is warranted.

Phase Two of an exploration program may involve an initial examination of the subsurface, third dimensional characteristics of the mineralization target. This phase is intended to identify either the extent of any near surface mineralization, or the location and extent of subsurface, blind targets, and usually involves limited drill testing. None of our properties have reached the second phase. Once potentially economic mineralization has been encountered, Phase Three entails detailed infill drilling and sampling aimed at precisely defining depth, width, length, tonnage and grade so as to ascertain the economic potential of the deposit.

The magnitude of our exploration budget - for existing projects as well as business development, will vary from project to project depending on the size of the project, our remoteness or accessibility, the quality and quantity of existing information, and the cost of appropriate next steps in advancing any given project. By way of example, it may cost well over $200,000 for a reconnaissance program at Peter Lake, where we control a very large claim block (approximately 76 square miles) over geologically attractive and yet very remote and underexplored ground; fees required to hold all of this ground for another year to 2007 would cost us more than an equivalent amount, ~$200,000. In contrast, we spent approximately $9,000 for ground magnetic studies at Lake Owen - our second most advanced exploration project - because that is all that it cost for the next level of evaluation at this very accessible Wyoming property (along with approximately $78,000 in additional expenses for Bureau of Land Management holding fees, county filing fees, and related expenses).

Our ability to maintain and develop our mineral properties fully depends on our ability to raise sufficient capital to continue to fund our planned activities. Should we not be able to raise such capital, we will have to reevaluate whether we can continue to (1) pay the fees and costs of maintaining our property positions, and/or (2) undertake our planned exploration work.

COMPETITION

We compete with other exploration and mining companies to acquire and maintain favorable land positions. Our method of competition in this regard is to protect the properties we own by complying with regulations and staying current on all fee requirements relating to our properties.

LICENSE AND ROYALTY AGREEMENTS

We own a 1% net smelter return royalty on the Andacollo gold mine in Chile which is being taken off of care and maintenance and placed back into commercial production by a group of private investors. We expect to begin receiving royalties on this property during the second quarter of fiscal 2006. We expect to receive sufficient revenues from the Chilean royalty to offset much of our corporate costs during the second half of fiscal 2006.

We own a 1.5% net smelter return royalty on the Pyramid project, an exploration property consisting of five unpatented mining claims in Churchill County, Nevada which we sold to Western Goldfields, Inc. in August 2002.

We also own a 2.5% net smelter returns royalty on patented mining claims located north of Anchorage, Alaska, that are owned by the Rae Wallace Company, a former subsidiary. As of December 31, 2005, we have not received any revenues as a result of these royalties.

GOVERNMENT COMPLIANCE

Our activities are subject to extensive federal, state/provincial and local regulations in both the United States and Canada. These statutes regulate the mining of and exploration for mineral properties, and also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of our properties, the extent of which cannot be predicted. Also, permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.

If we become more active on our United States or Canadian properties, it is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties.

Our primary, near term cost of compliance with applicable environmental laws during exploration is likely to arise in connection with the reclamation of drill holes and access roads. Drill holes typically can be reclaimed for nominal costs. For example, the Bureau of Land Management (“BLM”), an agency of the U.S. Department of Interior, has promulgated surface management regulations which govern drill hole and access road reclamation on BLM lands. Similar regulations can be expected to be complied with on our lands which are on U.S. Forest Service lands, or state property for which we have been issued mineral licenses, as well as Canadian mining claims.

Costs for reclaiming roads for access and drill programs can become expensive, but to date our programs have been small and helicopter-supported, obviating the need for access roads. However, should we mount larger programs, such costs could vary from a few hundred to a few thousand dollars per drill hole site. Whereas roads will not be built until our exploration programs are more advanced, drill road reclamation costs will vary according to the amount of road construction, which we cannot estimate at this time. Once a plan of exploration has been submitted and where drill holes or access roads will be undertaken, we will be required to post reclamation bonds. It is difficult to estimate what the cost of such bonds will be, since the bonding requirements are unique to the proposed exploration plan. However, it is a reasonable assumption that in some circumstances these bonds may be a significant percentage of the exploration costs.

WEATHER

Our properties are located in the northern United States and Canada, and thus weather may play a role in the cost of implementing an exploration program. In the United States, our properties are located in National Forests, where access roads are often poorly maintained. With high rainfall, for example, there may be some chance of washouts occurring on roads, which could prevent access to some of, or portions of, the properties. Forest fires could lead to government agencies’ restricting or even closing access to our properties. Such closures would prevent us from undertaking planned exploration programs and require those programs to be postponed. Harsh winter conditions may preclude planned winter access of our properties and/or reduce the effective summer field season. In Canada, mild winter conditions could preclude us from performing winter work programs where such programs depend upon a winter freeze up of lakes to provide access to the property (especially for drilling purposes).

EMPLOYEES

We have one full time employee, our President & CEO, Thomas Loucks.

PROPERTIES

Certain terms used in this section are defined in the following glossary.

GLOSSARY OF TERMS

ANOMALY: a deviation from uniformity or regularity, a local feature distinguishable in geophysical or geochemical measurement.

ARCHEAN: geologic age older than 2,500,000,000 (2.5 billion) years, a term applied to the oldest rocks of Precambrian time.

DEVELOPMENT: work carried out for the purpose of opening up a mineral deposit and making the actual extraction possible.

DIP: the angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.

EXCHANGE RATE - $C/$US: Many of our expenses occur in Canadian dollars. Where obligations are cited herein, the Canadian obligation will be quoted and then translated into US currency at the rate prevailing on or about September 30th, 2005: $C1.16 per US dollar.

EXPLORATION: work involved in searching for ore by geological mapping, geochemistry, geophysics, drilling, and other methods.

GABBRO: coarse-grained, dark colored igneous rocks. Intrusive equivalent of volcanic basalt (intrusive rocks cool within the earth’s crust, as opposed to extrusive, or volcanic, rocks which cool in the atmosphere).

GEOCHEMISTRY: study of relative and absolute abundances of chemical elements and atomic species (isotopes) in rocks, soils, water, or atmosphere.

GEOPHYSICS: study of the earth by quantitative physical methods.

HECTARE: metric measure of area, equivalent to 2.47105 acres or 0.003861 square miles.

HYDROTHERMAL: pertaining to hot water, especially with respect to its action in dissolving, re-depositing, and otherwise producing mineral changes within the earth’s crust.

INTRUSION/INTRUSIVE: a volume of igneous rock that was injected, while still molten, into the earth’s crust or other rocks and solidified before reaching the surface as (opposed to extrusive or volcanic).

LITHOLOGY: the physical character of a rock described in terms of its structure, color, mineral composition, and grain size.

MAFIC: a rock dominantly composed of ferromagnesian silicates; used to describe some dark igneous rocks and their dark constituent minerals (e.g., gabbro and pyroxenite, as opposed to light colored rocks (“felsic”) such as granite).

METAMORPHISM: the process by which consolidated rocks are altered in composition, texture, or structure as a result of the earth’s application of heat and/or pressure at depth over time.

METALLIFEROUS: bearing or producing metal.

MINERALIZATION: as applied to mineral deposits, the process of adding concentrations of metals to rocks.

NET PROFITS INTEREST ROYALTY: a share of net profits generated from a mining operation.

NET SMELTER RETURNS ROYALTY: a share of net revenues generated from the sale of metal produced by a mine, net after certain deductions for the cost of transporting, insuring, and refining the metal.

OCCURRENCE: site or area where detectable mineralization is known. May or may not be economic.

ORE: material that can be mined from an ore body and processed at a profit.

ORE BODY: a continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible; or a reserve.

OUTCROP: the exposure of bedrock or strata projecting through the overlying cover of soil.

PGE: platinum group element.

PGM: Six metals comprise the platinum group metals (“PGMs”): platinum, palladium, rhodium, iridium, ruthenium, and osmium. Platinum group metals are rare precious metals with unique physical properties that are used in diverse industrial applications and in the jewelry industry. The largest and fastest growing use for platinum group metals is in the automotive industry for the production of catalysts that reduce automobile emissions. Palladium is also used in the production of electronic components for personal computers, cellular telephones, facsimile machines and other devices, as well as dental applications and jewelry. Industrial uses for platinum include the production of data storage disks, glass, paints, nitric acid, anti-cancer drugs, fiber optic cables, fertilizers, unleaded and high-octane gasoline and fuel cells.

PYROXENITE: An igneous rock predominantly composed of the minerals from the pyroxene family (such rocks can be indicative of copper-nickel and/or platinum-palladium mineralization.

RECLAMATION: the restoration of a site after exploration activity or mining is completed.

REEF: a mining term for a metalliferous mineral deposit, usually tabular and relatively narrow in nature.

REMOBILIZATION: term describing a mineral (or rock) that has become mobile again and/or relocated after initial solidification, often forming a mineral deposit.

SEDIMENTARY ROCKS: rocks resulting from the consolidation of loose detritus of older rock.

SHEAR: a zone of deformation caused the by lateral movement along numerous parallel planes.

SULFIDE: a metallic mineral composed of sulfur combined with base metals.

STRIKE: the bearing of a vein or a layer of rock.

ULTRAMAFIC: said of an igneous rock composed chiefly of mafic materials and which contains less than 45% silica (and therefore virtually no quartz or feldspar).

UNPATENTED MINING CLAIM: a parcel of property located on federal lands pursuant to the 1872 Mining Law and the requirements of the state in which the unpatented claim is located, the title of which remains with the federal government. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore such claim.

VEIN: a deposit of foreign minerals within a rock fracture or joint.

Location maps for our projects may be found at the end of this section. Certain terms used in this section are defined in the glossary, also found at the end of this section.

We currently own an interest in one uranium exploration property, two PGE exploration properties, and one developmental gold property. We are acquiring a 50% interest in a third PGE exploration project located at Stillwater, Montana.

Property (1)	Location	Acres	Work Performed	Fiscal 2006 Exploration Budget (2)	Ownership / Interest
Stillwater (3)	Stillwater, Montana	1,400	$135,000 diamond drilling program.	$400,000	0%
Lake Owen	Wyoming	12,020	$15,000 magnetic survey and field geology.	$120,000	100%
Peter Lake	Saskatchewan, Canada	19,800 ha or 48,900 ac	Geological reconnaissance ($101,000), claim group expanded.	$Nil	100%
Cree Lake	Saskatchewan, Canada	4,224 ha or 10,438 ac	Acquired September 2004 - October 2004. Effective December 2004, Nuinsco Resources became operator and may acquire a 50% interest. Identified uranium targets and performed follow-up drilling during fiscal year 2005 worth $US360,000.	Nuinsco Resources budgeted $US650,000 for winter 2005-06. We budget $500,000.(4)	100%
Ancadollo, Chile	Andacollo, Chile	1,200 ha or 2,965 ac	Evaluation and acquisition.	Not relevant.	1% royalty
Total		75,723		$1,020,000
_______________
(1)
Our United States property interests are in the form of lode mining claims. At Lake Owen, we control 100% of the mineral rights to our unpatented claims. At Stillwater, we are spending money to earn a 50% interest in both patented and unpatented mining claims held or leased by Aurora Metals (BVI) Limited (“Aurora”). The viability of unpatented mining claims is dependent upon inherent uncertainties and conditions which relate to:

a.	The existence and sufficiency of a discovery of valuable minerals, as required under the 1872 Mining Law, to establish and maintain a valid unpatented mining claim;
b.	Proper posting and marking of boundaries in accordance with the 1872 Mining Law and applicable state statutes;
c.	Whether the minerals discovered were properly locatable as a lode claim or a placer claim;
d.	Timely annual payment of fees to the BLM and proper filing of documents at the county court house per revised statutes and regulations pertaining to mining claims upkeep and maintenance; and
e.	Possible conflicts with other claims not determinable from descriptions of record.
(2)	Our exploration budget will be funded from debt and equity financings.
(3)
We may acquire a 50% interest in Aurora Metals (BVI) Limited’s Stillwater project by spending $2 million over 5 years beginning January 1, 2005. We do not currently own any interest in the Stillwater project. Our budget for fiscal 2006 is $400,000.

(4)
Nuinsco is operator and is paying all costs until it vests its 50% interest - estimated to happen by June 2006, after which time we will be expected to pay for our share of the ongoing program. We estimate that we may have to raise and spend $500,000 during subsequent exploration in 2006.

Claim location notices or certificates must be properly and timely filed and recorded for a valid unpatented mining claim pursuant to the 1872 Mining Law and applicable state statutes. Annual claim maintenance fees must be paid and proof of such payment timely filed and recorded. We have paid all annual fees to date and believes that the unpatented mining claims we own or control are valid and that the title to those claims is free from defects. However, we cannot make any assurance that the validity of our claims will not be contested by the federal government or challenged by third parties.

In Saskatchewan, we hold mineral interests by unpatented mining claims as well, but maintenance of such mining claims depends upon conducting annual work programs or paying an equivalent fee at the present rate of $C12/hectare commencing the second year of tenure following acquisition of the claim. Each claim has an anniversary date depending on when it was staked and work can be grouped among contiguous claims as long as each such grouping is less than 10,000 hectares.

Saskatchewan provides a number of incentives for mineral exploration. For instance, if work or fees have not been conducted or paid by the anniversary date of the current year, then a cash deposit equivalent to the fee that had been due may be paid within 89 days after the anniversary date, validating the claim for another year as long as twice as much work is conducted the following year, at which time a full refund of the cash deposit is granted. Another program relates to a government sponsored offset of exploration expenditures. The Province establishes a fund each year out of which it will match 25% of corporate exploration costs up to a total of $C100,000 by participant. If companies oversubscribe for amounts in the fund, then Saskatchewan allocates its matching funds proportionately. Thus, in theory, we could spend $C400,000 on exploration and receive a rebate of $C100,000. In practice, we spent $C58,275 (~$US50,000) on exploration during the qualifying period in 2005 and received a rebate of $C8,989 ($US7,332) in November 2005.

The table below details the annual fees and any work commitments required to retain title to each of our properties (for Cree Lake, the fees documented below pertain only to claims we directly controlled):

PROPERTY	FEDERAL FEES	COUNTY FEES	PROVINCIAL FEES $C	ASSESSMENT WORK $US
Lake Owen/Albany	$75,125	$1,240	N.A.	N.A.
Stillwater	$8,875 (1)	$nil	N.A.	N.A.
Peter Lake	N.A.	N.A.	$C237,504	$204,253
Cree Lake	N.A.	N.A.	$C50,688	$43,590 (2)
Andacollo	N.A.	N.A.	N.A.	N.A.
Total	$84,000	$1,240	$C288,192	$247,843

(1)	Plus $8,100/yr in advance minimum royalty payments to underlying owners.
(2)	The Cree Lake obligation will be satisfied by our partner, Nuinsco.

INSURANCE

Because our properties are either exploration stage projects or royalty interests, we do not currently carry insurance on any of our properties on an ongoing basis. We do, however, plan to purchase liability insurance during 2006 for certain drilling programs.

STILLWATER PROJECT, MONTANA

On January 11, 2005, we announced that we signed a Letter of Intent with Aurora Metals (BVI) Limited to enter into a joint venture agreement to explore for platinum group metals (“PGM” mineralization) as well as copper and nickel on certain claims covering portions of the Stillwater layered intrusive complex in Montana.

Layered intrusions such as Stillwater are known for hosting PGM mineralization, chrome, iron, copper-nickel and other metals in certain favorable layers of the massive rock body, and Stillwater itself is best known as the location of the largest platinum-palladium mining operations located outside of the Bushveld complex - a similar suite of rocks - in South Africa. Operated by Stillwater Mining Company (“SMC”), the Stillwater operation produces at an annual rate of approximately 600,000 ounces (combined platinum and palladium) per year. Our claims lie adjacent to SMC’s operations.

Under the terms of the joint venture agreement, we will be the operator during the exploration phase of the venture and can earn 50% in the project by spending $2 million over 5 years, beginning January 1, 2005. Work commitments during the first and second year total $100,000 and $400,000 respectively, after which work commitments total $500,000 per year. Other consideration to Aurora consists of 50,000 shares of our common stock, paid on February 17, 2005, upon signing the definitive agreement, $20,000 cash and 20,000 shares on the first anniversary, paid January 2, 2006, and $20,000 in cash or stock on subsequent anniversary dates until we have spent the agreed upon sum of $2 million. At that point, a 50-50 joint venture company will be formed by the two companies to operate and further develop the project. The Trend-Aurora arrangements will be subject to terms of two underlying agreements with the original claim owners.

We spent $124,000 during fiscal year 2005 to maintain our interest in Stillwater through 2005, and additional funds were spent during the 2005 season but after the end of the fiscal year. We intend to spend $400,000 during the calendar year 2006. This property has cost us a cumulative total of approximately $136,500 through December 31, 2005.

Location and Access

Mining claims belonging to the Trend-Aurora Joint Venture at Stillwater lie approximately 90 miles west-southwest of Billings or 45 miles southwest of Columbus, Montana. From Columbus, access follows State Highway 78 southwesterly to Absarokee and a further 5 miles to a turnoff west onto State Highway 419. Stillwater Mining Company’s operations are located 29 miles southwest on Hwy 419, and the joint venture lands lie immediately south of the SMC fence line which crosses the southbound road in an east-west direction.

Title Status

The Stillwater property we leased consists of portions of 60 unpatented and 17 patented mining claims covering approximately 1,400 acres. Because we are acquiring 50% of certain claims, we reimburse Aurora Metals only for holding costs related to the claims in which we can acquire a 50% interest, or approximately 59% of the total land package. We may acquire a 50% interest in the Stillwater project, owned by Aurora Metals, by spending $2,000,000 over 5 years. However, we do not currently own any interest in the Stillwater project. The lease will expire on January 1, 2010 unless we earn an interest in the joint venture.

We do not own any plant or equipment relating to the project. If such plant and equipment is needed, we will procure the equipment from third party contractors. The portable drills that we contracted for this property use diesel fuel. All other equipment uses power produced by generators.

Exploration History

The Stillwater Complex is a large layered intrusive rock body which hosts a number of deposits and occurrences of platinum, palladium, copper, nickel, chrome, and minor gold mineralization. The producing Stillwater mine is the world’s largest producer of platinum and palladium outside South Africa and produces approximately 600,000 ounces of these metals annually. Exploration in the district dates back over 100 years and most of the district was acquired by the Mouat family, ranchers and farmers who lived nearby. Stillwater became a site of chrome production during World War II, and then, in the 1970s and 1980s, there was extensive exploration on claims owned mostly by the Mouats but conducted by Anaconda Copper Corporation, Johns-Manville, Chevron Resources and others to locate the horizon where mineralization similar to that in South Africa could occur. Johns-Manville and Chevron wound up with the now-producing horizon and Anaconda came away with similar ground with potential not only for platinum and palladium but also for copper and nickel as well as the WWII chrome property. Anaconda was subsequently acquired by ARCO and exited the minerals business, but the Anaconda mining claims have been handed down over the past 20 years through a chain of related junior companies and are now held by Aurora. Most of the patented and unpatented mining claims held by Aurora, and the portions we now lease from Aurora, are leased from descendants of the original Mouat family. The ground we are exploring hosts known deposits of copper-nickel mineralization as well as occurrences of platinum and palladium. We do not lease the historic chrome workings.

Between 1966 and 1979, Anaconda explored nickel-copper-cobalt occurrences at the Mouat Mine area on ground we now lease. The most extensively drilled resource was the Mouat nickel-copper deposit where 126 core holes were drilled on a 100-foot by 100-foot grid, totaling 108,600 feet, followed by 1,547 feet of exploratory development.

The following estimates, based on Anaconda’s disclosures, were published by the U.S. Geological Survey in 1993 as “resources,” but are estimates of mineralized material:

Mountain View Lease, Mouat Mine area, 92.0 million short tons at 0.27% Ni and 0.29% Cu as the “global” estimate at a cut-off grade of 0.2% Ni, or a more confined estimate of 23.1 million short tons at 0.62% Ni and 0.45% Cu at a cut-off grade of 0.4% Ni. This resource estimate represents in-place mineralized material and is not a proven or probable ore reserve estimate.

Geology and Mineralization

The Stillwater Complex, approximately 25 miles long, is a body of layered rocks which hosts mineralization that was deposited during the formation of the rock layers. For example, some layers may be extremely thin, with a thickness of from inches to several feet, but can extend along the entire 25 mile length of the complex. In fact, the horizon known as the J-M Reef which Stillwater Mining Company operates is known to extend for much of the 25 miles. After the rocks formed and cooled, they were tilted steeply to the north by a subsequent geologic event, such that what were originally horizontal layers, including the mineralized horizons, now are steeply tilted to the north, and extend 25 miles in essentially an east-west direction. The significance of this aspect of the geology is that Stillwater is mining in east-west-trending operations on one horizon, while Aurora-Trend are exploring for similar mineralization on a second horizon that lies immediately south of the SMC ground (and would have originally been beneath it). This is the same type of setting as occurs in South Africa, where mines are developed and producing on more than one layer of the South African Bushveld Complex.

During the summer of 2005, we completed three diamond drill holes on this property. The first hole, MV05-1, designated to test the historic Mouat nickel-copper resource, was lost in alluvium and landslide material before it could encounter bedrock. The second hole, MV05-2 (TD 600 feet), was targeting the source of a geophysical anomaly which could signify potential for nearby, associated platinum-palladium mineralization. The hole intersected prospective mineralogy (magnetite (>10%) and olivine) at depths of 300-350 feet. The third hole, MV05-3, targeted PGM mineralization at depths of approximately 350-500 feet, but was terminated when we realized it had passed beneath the target. Both of the latter two drill holes warrant follow-up in 2006.

Exploration Plans

We currently have plans for a $400,000 drilling, sampling, and exploration program during the summer of 2006 to continue the search for larger concentrations of copper, nickel, platinum and palladium. The program will involve a re-examination of historical showings as well as new drilling on highly prospective occurrences. Both of the targets tested in the latter two drill holes completed in 2005 warrant follow-up and may be re-tested in 2006. In addition, if re-examination of historical evaluations of the Mouat Nickel-Copper resource demonstrate that the deposit could be viable at today’s metal prices, we may escalate work at Stillwater to incorporate a second, simultaneous but larger effort on the Mouat. However, because this property is without any known reserves, all programs are exploratory in nature.

LAKE OWEN, WYOMING

Location and Access

The Lake Owen platinum group metals and magnetite property is located in Albany County, Wyoming, in the Medicine Bow-Routt National Forest. It was expanded in 1999 when we staked the adjoining Albany claims; henceforth, these projects are jointly referred to as “Lake Owen.” The Lake Owen property is approximately 40 miles southwest of Laramie, Wyoming. More specifically, access to the property is gained by driving 24 miles west on State Highway 130, then 11 miles south on County Road 47, then 2 miles west on Primary USFS Road 517, and 2-1/2 miles south on USFS Secondary Road 540 to the parking lot at the Lake Owen recreational site. From there, a walk or drive on dirt roads 2 miles due west to the heart of the property.

Title Status

We hold the Lake Owen and adjoining Albany properties by 601 unpatented mining claims. The project was acquired in March 2002 from predecessors in interest and remains subject to a 4% net profits interest royalty covering these claims. This property has cost us a cumulative total of $2,450,000 through December 31, 2005.

We do not own any plant or equipment related to the property. If such plant and equipment is needed, we will procure the equipment from third party contractors. Any power used on this property is produced by generators which operate on diesel fuel.

Exploration History

Chevron Mineral Resources (“Chevron”) initiated geological reconnaissance exploration at Lake Owen in 1982, comprised of detailed surface geologic mapping, geochemical sampling, and geophysical surveys. Chevron later completed thirteen diamond-drill holes totaling approximately 5,200 feet in the 1980s and early 1990s. Drilling shallow angle holes generally less than 250 feet in vertical depth, Chevron encountered several zones of encouraging platinum group metal mineralization.

Chevron recognized that, like the South African Bushveld Complex, Lake Owen’s layered rocks not only contained PGM mineralization but concentrations of magnetite (iron oxide) mineralization as well. At the Bushveld complex, there are zones comprised essentially of pure magnetite which are mined solely to separate the magnetite. In turn, the magnetite at both the Bushveld Complex as well as Lake Owen contains not only iron (~60% iron), but it also contains potentially economic by-products titanium and vanadium.

During 2004, we commissioned Pincock, Allen, & Holt (“PAH”) in Denver to conduct a bench study to determine whether our existing drill and surface data suggested potential for economic iron-titanium-vanadium mineralization. Results of this study were mixed but not altogether discouraging; whereas the Bushveld’s beds of essentially pure magnetite are economic, the limited Chevron data indicated grades of 12% magnetite. At levels of 12% magnetite, PAH believes that a mining operation could break even, but there would be no further revenues to repay capital investment or generate a return. We now intend to pursue both PGM exploration as well as using detailed ground magnetic surveys to search for smaller zones of higher grade magnetite which might therefore support a stand alone mining operation. However, because there are no known reserves on this property, our plans are exploratory in nature.

During 2005, we initiated ground magnetic geophysical surveys over the property in an effort to understand where higher grade concentrations of magnetite might occur (with, in turn, potential for higher grade concentrations of ilmenite and vanadium), and also to better understand the structure of the layered intrusion in order to better understand the locus of potential PGE mineralization. These studies were continued into the Fall of 2005 and may be completed in the Spring of 2006.

Geology and Mineralization

The Lake Owen property is a platinum-palladium-magnetite occurrence hosted in an extensive layered igneous intrusive complex with a lateral dimension of approximately four by six miles. The complex occurs as a steeply dipping body of rock along the margin of the Archean Wyoming Province. The exposed stratigraphic thickness of these rock units is approximately 20,000 feet.

Four separate zones of anomalous platinum group metals mineralization and at least two zones of magnetite mineralization have been identified at Lake Owen by mapping and airborne geophysical surveys, respectively. The upper PGM zone has been traced for about six miles along strike. The middle PGM zone is about 1,500 feet stratigraphically below the upper zone, while the lower PGM zone is situated approximately 5,500 feet stratigraphically below the upper zone. Surface geochemical sampling identified one additional PGM zone, although the outcrop exposure in this fourth zone is limited and the extent of the anomaly has not yet been defined. we have initiated but has not completed geophysical surveys relating to the magnetic anomalies in direct respect to magnetite mineralization.

Exploration Plans

We hope to utilize 2005’s geophysical survey as a catalyst to begin an ongoing and much more thorough evaluation of the greater Lake Owen complex with the ultimate goal of drilling for both magnetite (iron-titanium-vanadium mineralization) as well as PGEs.

We plan to spend $100,000 in 2006 to maintain the claims ($78,000) and to complete the ground magnetic surveys and other exploration studies ($22,000).

DIABASE PENINSULA, CREE LAKE AREA, SASKATCHEWAN, CANADA

The Athabasca Basin hosts uranium deposits that are among the highest grade in the world, and is the locus for intensive uranium exploration activity by both junior exploration companies and large uranium producers. In September of 2004, we entered into a program to explore for uranium in Saskatchewan by acquiring exploration rights in the Cree Lake area of the Athabasca Basin, and subsequently we announced in October and December that we acquired additional lands located farther to the southwest along the same mineralized trend. We also announced on December 14, 2004 that Nuinsco Resources Limited (“Nuinsco”) had entered into an agreement to potentially earn 50% in our interests by spending $C 1 million over three years and taking over the day to day management of the exploration of these claims.

Our land position covers Diabase Peninsula and adjacent acreage located along the western margin of Cree Lake. The claim block is situated along the contact of the Mudjatik and Virgin River Domains, two geological provinces in northern Saskatchewan. This contact zone is manifested by the graphite-bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in this area of the Athabasca Basin. Diabase Peninsula - and our land position - is known to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Both the altered boulders and the conductor are considered to be typical signs of potential uranium mineralization. During 2005, Inco staked claims adjacent to those of ours.

Location and Access

The Cree Lake/Diabase Peninsula uranium property is located along the western shore of Cree Lake, approximately 570 kilometers (350 miles) due north of Saskatoon. The property is accessible only by floatplane or helicopter. There are no roads to Cree Lake, located in north central Saskatchewan. Commercial air flights are available into La Ronge, from where one typically rents float planes (summer) or skid planes (winter) to fly 160 miles directly to the property.

Title Status

The Cree Lake property consists of eight mining claims covering 18,646 hectares (72square miles). The central three mining claims cover 4,224 hectares (16 square miles), two of which we own outright and one of which was leased in October 2004 from a Canadian individual. The two claims owned by we require a minimum work commitment (or government fee in lieu of work) of $C30,516 ~($US 26,250) per year. The claim that we leased (known as Diabase Peninsula and herein referred to as the Diabase Peninsula Lease) was staked in 2001 and carries a minimum work commitment (or fee) of $C20,172 ($US17,350) per year. Going forward, it will be Nuinsco which will be conducting exploration on the three claims. Whereas the aggregate annual work commitment for the three claims will be $C50,688 (~$US43,590), terms of the agreement with Nuinsco require the latter party to expend at a minimum $C250,000, $C350,000, and $C400,000 (~$US215,000, ~$US301,000, and ~$US344,000) in 2005, 2006, and 2007, respectively, and thus the title will be maintained in good standing. The other five mining claims in the property were staked by Nuinsco both to protect and enhance the three-claim core of the property. Under terms of the agreement, the five claims which were staked by Nuinsco fall within a 10 kilometer area of influence and thus any mineralization found on Nuinsco’s claims will belong to the joint venture, but any expenditures made on Nuinsco claims will not apply to the work commitment required on our three claims.

Terms of the Diabase Peninsula Lease require that, in addition to the work commitment or government fee, we are to make payments to the owner of $C15,000, $C20,000, and $C30,000, respectively, in cash or stock, on September 2 of each of the first three years. We have made two of such payments to date, and the final payment is due September 2, 2006. We may exercise our right to purchase the claim for $CDN 1 million any time during the first eight years of the option, at which time the claim remains subject to a 3% gross royalty on any and all minerals produced. Under the terms of the Nuinsco agreement, should Nuinsco earn its 50% interest, Nuinsco will become obligated to maintain the lease. In the meantime, Nuinsco has agreed to pay us 250,000 shares of Nuinsco common stock to offset our costs making the three annual payments to the underlying landowner. This lease expires on September 2, 2012.

This property has cost us a cumulative total of approximately $58,460 through December 31, 2005.

We do not own any plant or equipment related to this project. If such plant and equipment is needed, we will procure the equipment from third party contractors. Any power used on this property is produced by generators which operate on diesel fuel.

Exploration History

Saskatchewan’s unconformity-type uranium deposits are among the richest in the world. Such deposits occur at the paleo-horizon (unconformity) between underlying Proterozoic basement rocks and overlying sandstones of the Athabasca Formation. The basement rocks often contain structures and horizons bearing graphite, which in turn are believed to control uranium deposition and may also serve as a guide to such mineralization during geophysical prospecting from the surface.

The Cree Lake area was explored in the late 1970s-early 1980s by Saskatchewan Mining Development Corporation (“SMDC,” then a government corporation and predecessor to publicly-owned Cameco Corporation). SMDC carried out surface geochemistry and airborne and ground geophysics as well as limited drilling. All of these programs confirm the presence of anomalous rocks and rock chemistry at Diabase Peninsula, characteristics suggestive of potential uranium mineralization.

Geology and Mineralization

The claim block is situated along the contact of the Mudjatik and Virgin River Domains, two important geological provinces in Saskatchewan. The contact zone between these domains is manifested by the graphite-bearing Cable Bay Shear Zone, a major structure believed to control the location of important uranium occurrences in this area of the Athabasca Basin.

Diabase Peninsula is known from earlier SMDC work to contain hydrothermally altered boulders of sandstone as well as being characterized by geophysical anomalies suggestive of a graphitic conductor at depth. Both the boulders and the conductor are considered to be typical signs of potential uranium mineralization. Exploration programs will entail detailed geological mapping and extended geophysical surveys to identify drilling targets. However, because this property is without any known reserves, all programs are exploratory in nature.

Exploration Plans

Nuinsco completed both ground and airborne geophysical programs as well as geochemical prospecting during 2005 designed to identify uranium targets for drilling mainly in 2006. Results of geochemical and geophysical programs were very encouraging in that concordant anomalies were found in each survey, reinforcing the merits of drilling. The normal mode of operation in northern Saskatchewan, in remote areas such as Cree Lake, is to drill in winter so that heavy equipment may be mobilized over winter roads and frozen lakes. Drilling commenced in December 2005. We are presently carried by Nuinsco and need not spend any funds on exploration at Diabase Peninsula until after Nuinsco earns its 50% interest and a joint venture is formally created. We estimate that Nuinsco’s earn in could be vested by May 2006. At present, Nuinsco has not proposed a budget for the remainder of 2006, but we estimate that expenditures of $C1,000,000 could be proposed, and we would have to raise 50%, or $C500,000 (approximately $US 400,000) to fund our share, most likely by early summer. In the event that we cannot contribute our 50% share of programs once Nuinsco has earned in, our interest would be diluted but we do have a one-time opportunity to catch up by paying a 40% penalty on top of amounts owing but not contributed at such time as Nuinsco is taking a mineral discovery into feasibility.

PETER LAKE, SASKATCHEWAN, CANADA

Location and Access

At Peter Lake, we are exploring for platinum group metals, copper, nickel, and gold mineralization. The property is located immediately west of Reindeer Lake in northern Saskatchewan, Canada, approximately 190 miles north/northeast from La Ronge. There are no roads to Peter Lake, located in northeastern Saskatchewan. Commercial air flights are available into La Ronge, from where one typically rents float planes (summer) or skid planes (winter) to fly north 200 miles to Wollaston Lake or 275 miles to Stony Rapids, and then back 40 miles or 150 miles, respectively, to Peter Lake.

Title Status

The Peter Lake property now consists of eight mining claims covering 19,792 hectares (~76 square miles). Seven of our claims were staked in the Spring and Fall of 2005 and may be held without additional fees or assessment work through the Fall of 2006. Our 2005 exploration program expended sufficient monies such that our eight claims will not require fees or work programs to hold it till March of 2007. This property has cost us $238,000 in exploration, staking expenses, and recording fees through December 31, 2005.

We do not own any plant or equipment. If such plant and equipment is needed, we will procure the equipment from third party contractors. Any power used on this property is produced by generators which operate on diesel fuel.

Exploration History

The Peter Lake claims are a portion of the Peter Lake Domain, a geologic province which is known to host the second largest mafic layered intrusive complex in North America; in turn, this suite of rocks is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization. In 1982, exploration geologists from a number of mining and oil companies discovered copper, nickel, platinum, and palladium in grab samples from trenches widely located over a strike length of approximately 81 miles. However, while individual showings are rich enough to be considered economic, in and of themselves, none have yet proven sufficiently extensive to contain a resource with potentially extractable mineralization. Thus, this property is without any known reserves and any plans or programs for this property are exploratory in nature. Our reconnaissance exploration program during 2005 covered much of the aforementioned 76 square miles and resulted in initial follow-up of some of our known prospective ground as well as follow-up of occurrences previously identified by others.

Geology and Mineralization

The Peter Lake complex, with a length of 180 kilometers (approximately 112 miles) and a width of 30 kilometers (approximately 19 miles), is the second largest layered intrusive complex in North America, after the Duluth Gabbro. The geology is often obscured by tundra, muskeg, and forest cover, but nevertheless the area is recognized for its copper-nickel-platinum-palladium potential, based upon both the local geology which is favorable for this type of mineralization and also upon the scattered but attractive occurrences of these metals. So much so, in fact, that in the past four years there has been a joint venture between the Geological Survey of Canada and the Saskatchewan Geological Survey to spend several million dollars (CDN) on the belt of rocks which centers over our claims. The information gathered by this program was released in May 2005, and we were able to benefit from the many geophysical maps released in order to guide the 2005 summer exploration program.

Exploration Plans

Our geological studies including mapping and surface sampling conducted during the summer of 2005, costing us $180,000, served to highlight both the potential of the ground and the high cost of exploring it. We have no field work planned for 2006 at Peter Lake, and rather hopes to find a stronger industry partner to continue exploration of the Peter Lake claim group. Our broad reconnaissance program in 2005 expended $180,000 in direct expenditures and served to highlight both the potential of the ground as well as the high cost of exploring it. We hope the results of our focused 2005 field work will entice a major to join the program and fund it in 2006 and beyond.

LOCATION MAPS

CANADA
MONTANA
Malta
Glasgow
Great Falls
Missoula
Lewiston
Helena
Stillwater Project
Miles City
Butte
Billings
Dillon
N
ND
SD
ID
WYOMING
Cody
Buffalo
Gillette
Worland
Newcastle
Pinedale
Casper
Lake Owen Project
Kemmerer
Rawlins
Rock Springs
Laramie
Cheyenne
NEB
NV
UT
CO
50 Mi.
Canada
United States
Location Map
TREND MINING COMPANY
USA Project Location Map

NORTHWEST TERRITORIES
REINDEER LAKE
CREE LAKE
Uranium City
Fond du Lac
Stone Rapids
MANITOBA
Southend
ALBERTA
La Ronge
SASKATCHEWAN
Pierceland
Meadow Lake
Lloydminster
Prince Albert
Melfort
North Battleford
Wakaw
Saskatoon
Foam Lake
Rosetown
Watrous
Yorkton
Regina
Swift Current
Moose Jaw
Maple Creek Hills
Weyburn
Estevan
CANADA
USA
0
200 km

MANAGEMENT

The following table sets forth the name, age and position of each of our officers and directors:

Name	Age	Position
Thomas Loucks	57	President, Chief Executive Officer and Director
John P. Ryan	43	Chief Financial Officer, Secretary, Treasurer and Director
Ishiung J. Wu	60	Chairman, Director
J. Michael Sharratt	75	Director
Jeffrey M. Christian	48	Director

Thomas A. Loucks became our president and chief executive officer in June 2004 and a member of the board in August 2004. He worked as an independent consultant to junior mining and other resource companies from July 2000 until joining us. From 1991 until June 2000, he was the executive vice president and treasurer at Royal Gold, Inc. From August 1988 until 1991, Mr. Loucks was Vice President of Corporate Development of Royal Gold. From August 1985 until August 1988, Mr. Loucks was a business development analyst with Newmont Mining Company. Mr. Loucks is a member of the Society of Economic Geologists, Inc. and the Society of Economic Geologists Foundation, Inc. He has a B.A. and an M.A. in geology from Dartmouth College and an M.B.A. from Stanford University.

John P. Ryan has served as our chief financial officer (“CFO”), secretary, treasurer and as a director since August 2000. Mr. Ryan is a degreed mining engineer. Mr. Ryan served as the vice president of corporate development for Cadence Resources Corporation from September 1996 to October 2005, and is currently serving as the secretary of Cadence. Cadence is a publicly traded oil and gas exploration and production company. Since February 2004, he has served as an officer and director of White Mountain Titanium Corporation, a publicly traded mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, GreatWall Gold Corporation, High Plains Uranium, Inc., Sundance Diamonds Corporation and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan’s time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

Dr. Ishiung J. Wu became a director in August 2000. He is currently the president of GreatWall Gold Corporation., an exploration company focused on mineral development in China. Since January 1992, he has been the president of IW Exploration Co., a privately held company engaged in mineral exploration ventures and capital management. From January 1992 to January 1995, Dr. Wu was a consultant and project manager in the United States and overseas for various mineral exploration programs involving private and public entities. From January 1995 to January 2002, Dr. Wu was a director and vice president of Exploration of General Minerals Corp., a natural resources public company of which he was a co-founder. From June 2002 to August 2003, Dr. Wu was a director and president of Mammoth Gold Corp and director and vice president of Exploration for Alaska Gold Mines, Inc., a mineral exploration company in Canada. From January 2000 to January 2002, Dr. Wu was also chairman of Xinjiang Towerbeck Mineral Joint Venture, a Chinese-Canadian joint venture for gold exploration and mining activities at Towerbeck gold deposit in Central Asian Gold Belt. Dr. Wu has over thirty years experience in mineral exploration management. Dr. Wu holds an M.A. (1971) and Ph.D. (1975) in economic geology both from Harvard University, where he was a Teaching Fellow in Geology from 1971 to 1973. He is also a Fellow of the Society of Economic Geologists.

J. Michael Sharratt became a member of the board directors in August 2000 and served as our chairman until May 2004. At that time, Mr. Sharratt resigned as chairman but continues to serve on the board of directors. Mr. Sharratt is a platinum-group explorationist with direct hands-on experience involving North America’s most important platinum mineral group deposit. Since 2000, he has been the president of Platina Minerals LLC, a private company that provides mineral consulting services. Prior to joining us, Mr. Sharratt was a mineral consultant from 1998 to 2000. Mr. Sharratt served as vice chairman, from 1994 to 1997, and from 1992 to 1994 as president, of Stillwater Mining Company. From 1976 to 1992, he also served as vice president and senior director of Mining and Minerals for Manville Corp., the co-developer of the Stillwater platinum/palladium mine in Montana. While he was with Manville Corp., Mr. Sharratt was a principal figure in the exploration and development of the Stillwater mining complex, the largest platinum group metals operation in North America. In addition to the evaluation and development of Stillwater, Mr. Sharratt’s responsibilities ultimately included all of Manville’s mineral exploration projects worldwide and oversight responsibility for the ore development at nine operating mines in six countries. Mr. Sharratt is a member of the International Precious Metals Institute, where he serves as a director, as well as the Canadian Institute of Mining and Metallurgy and the Society of Mining Engineers.

Jeffrey M. Christian was elected to the board of directors in August 2000. Mr. Christian is the managing director of CPM Group, which he and several associates created in June 1986, in a leveraged buyout of the Goldman Sachs Commodities Research Group made up of the creators of CPM Group. As managing director, Mr. Christian is responsible for the total operation of CPM Group, supervising a respected group of analysts, investment bankers and dealers dedicated to precious metals and commodities market research, consulting, and investment banking. He is actively engaged in the products research group of CPM Group, taking primary responsibility for the long-term (10 year) projections for the precious metals and copper markets. Mr. Christian has a Bachelors of Journalism from the University of Missouri and has engaged in post-graduate non-degree studies in econometrics, international economics and finance, and international political science. Mr. Christian is the chief financial officer and director of North American Emerald Mines, Inc.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Compensation

The following table shows the total compensation that we paid to our president and chief executive officer for the last three fiscal years. Those positions were occupied by Kurt Hoffman from October 2003 through June 2004 and by Thomas Loucks from June 2004 through September 2005. No officer received more than $100,000 in total compensation during each of fiscal years 2003, 2004 and 2005. Therefore, for purposes of this disclosure, Kurt Hoffman is are our only “named executive officer” in 2003, Mr. Hoffman and Mr. Loucks for 2004, and Mr. Loucks for 2005.

Summary Compensation Table

		Annual			Long Term Compensation
Name and Principal Position (a)	Year (b)	Annual Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Awards		Payouts	All Other Compensation ($) (i)
					Restricted Stock Awards ($) (f)	Securities Underlying Options / SARs ($) (g)	LTIP Payouts ($) (h)
Thomas Loucks, President, CEO(1)	2005 2004	$92,000 $26,000	-- --	-- --	-- --	$81,940 $47,500	-- --	$23,000
Kurt J. Hoffman President, CEO(2)	2004 2003	$36,000 $60,066(2)	-- --	-- --	-- $5,700(3)	-- --	-- --	-- --

(1)	Mr. Loucks became our President and Chief Executive Officer in June 2004, replacing Mr. Hoffman.

(2)
Mr. Hoffman served as President and Chief Executive Officer from June 1998 through June 2004. In 2004, Mr. Hoffman received cash compensation of $6,000 and restricted shares valued at $30,000 in lieu of salary. In 2003, Mr. Hoffman received 600,656 restricted shares of our common stock, valued at $0.10 per share, in lieu of $60,066 of salary. The fair market value of such shares on September 30, 2003, the date of grant, was $90,098.

(3)	Reflects the value of the use of a Company automobile calculated at $.38 per mile and 15,000 miles per year.

Option/SAR Grants

In 2000, we adopted our 2000 Stock Option and Stock Award Plan, under which up to 5,000,000 shares of our common stock could be awarded as share awards or options based upon the merit of work performed, as a retention tool. As of September 30, 2005, 3,400,000 shares or options have been awarded under this plan, 3,400,000 of which were outstanding at September 30, 2005.

During the fiscal year ended September 30, 2005, Mr. Loucks received options to purchase 750,000 shares of common stock at $0.30 per share, all with a three year term from the date of vesting. The options vest as follows: 400,000 vested on July 11, 2005, 200,000 vest on July 11, 2006 and 150,000 vest on July 11, 2007.

Option/SAR Grants in Fiscal Year 2005

Name	Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year 2005	Exercise price of base price ($/Sh)	Expiration date
(a)	(b)	(c)	(d)	(e)
Thomas Loucks (President and CEO)	750,000	75%	$0.30	400,000 on 7/11/2008 200,000 on 7/11/2009 150,000 on 7/11/2010

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officer during fiscal 2005 and the number of unexercised options held by the named executive officer at September 30, 2005.

Name (a)	Shares Acquired on Exercise (b)	Value Realized $ (c)	Number of Shares of Common Stock Underlying Unexercised Options at Year End (September 30, 2005)		Value of Unexercised In-The-Money Options at Year End (September 30 2005)(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Loucks (CEO)	--	--	800,000	450,000	--	--

(1)	Options are “in-the-money” if the market price of a share of common stock exceeds the exercise price of the option.

Long-Term Incentive Plan

We have no retirement, pension or profit sharing program for the benefit of our directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

For fiscal years 2004 and 2005, we granted each of our current directors 100,000 shares of our common stock, 600,000 shares in the aggregate for 2005 and 600,000 shares in the aggregate for 2004, all pursuant to the 2000 Equity Incentive Plan, as compensation for their service on the board.

The 2005 grant was made in November 2005 after the end of our fiscal year and is not reflected in our financial statements for the fiscal year 2005. Additionally, for fiscal 2004, Mr. Ishiung Wu was granted additional options in recognition of his undertaking the role of Chairman of the Board. Mr. Wu received options to purchase 500,000 shares at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule is as follow: 250,000 vested immediately upon Mr. Wu becoming Chairman, 50,000 vested on November 28, 2004, 100,000 vested on May 28, 2005 and 100,000 will vest on May 28, 2006.

The overall director compensation plan was decided upon after considering other possible compensation proposals, but does not necessarily reflect the compensation which may be awarded in fiscal year 2006. In the future, we may also award directors for assuming additional responsibilities such as serving on a standing committee. In the future, the Board intends to award compensation to its members by examining comparable compensation at other companies in the same industry and at the same stage of development as our Company, and choosing a level of compensation which is at or near the median level of compensation paid by other companies, taking into account a desire to award compensation which creates incentive for retention and performance of the members.

Employment Agreements

Pursuant to an amended employment agreement, John P. Ryan receives $4,000 in cash per month for his services as Chief Financial Officer and Secretary. If we cannot pay such amount in cash then, at his option, Mr. Ryan may convert the compensation owed him into restricted shares at the rate at which shares are or were most recently sold.

On November 1, 2005, we and Thomas Loucks entered into an employment agreement whereby Mr. Loucks receives an annual salary of $120,000, certain fringe benefits and may participate in employee benefit plans as compensation for serving as our President and Chief Executive Officer for a one year term commencing November 1, 2005, with such term to be automatically extended for additional and successive one (1) year periods, unless earlier terminated or extended. Under the employment agreement, in the event Mr. Loucks’ employment with us is terminated due to death or disability, Mr. Loucks or his heirs, executor or administrator, as applicable, will be entitled to receive Mr. Loucks’ salary for approximately one year after such termination occurs. Moreover, if we dismiss Mr. Loucks without “Cause” (meaning if Mr. Loucks (1) acted with willful malfeasance, (2) failed to act due to materal and willful nonfeasance, or (3) is convicted of a felony involving moral turpitude that resulted in a material adverse effect on us; provided, however, that Mr. Loucks’ act or omission was not in good faith and in our best interest) or Mr. Loucks resigns voluntarily for “Good Reason” (meaning, (1) without Mr. Loucks’ specific written consent (A)(i) the assignment of any duties and responsibilities, or any limitation of Mr. Loucks’ duties and responsibilities and status as an officer immediately prior to a “Change in Control Event,” defined below, or (ii) any removal of Mr. Loucks from, or any failure to re-elect Mr. Loucks to, his positions in us immediately prior to the Change in Control Event; except if we terminate Mr. Loucks for Cause, or due to death or disability, and (B) the continuance thereof for a period of not less than 20 days after Mr. Loucks provides us with a written complaint; (2) our failure to pay, or any reduction of, Mr. Louck’s salary as stipulated; (3) our failure to provide Mr. Loucks with (A) the opportunity to participate, on terms no less favorable than those in effect immediately prior to a Change in Control Event, in any benefit plan or program or equivalent that Mr. Loucks participated in immediately prior to the Change of Control Event, or (B) any other fringe benefits or equivalent available to our other salaried employees; (4) Mr. Loucks’ relocation, without his written consent, to a place more than 25 miles from Littleton Colorado; (5) if “Continuing Directors,” as defined below, no longer constitute at least a majority of the Board of Directors; (6) if we fail to obtain the specific assumption of this employment agreement by our successor or assign, or by any person acquiring substantially all of our assets; or (7) if we materially breach any provision of this employment agreement), we shall continue to pay Mr. Loucks’ salary and provide the employee benefits Mr. Loucks received immediately prior to the termination, for one year from the date of the termination. (For purposes of this paragraph, “Change of Control Event” means a change in our ownership or control by any of the following means: (i) the acquisition, directly or indirectly by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors during such period continuously since the beginning of such period, or (B) have been unanimously elected or nominated by the Board for elections as directors during such period; (iii) a stockholder-approved merger or consolidation to which we are a party and where (A) we are not the surviving entity, or (B) more than thirty percent (30%) of the combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transactions; or (iv) the sale, transfer or other disposition of all or substantially all of our assets in complete our liquidation or dissolution; and “Continuing Director” means any person who is either (1) a director as of January 2005, or (2) was designated before such person’s initial election as a director, as a Continuing Director by a majority of the Continuing Directors.)

Executive Officers

Our executive officers are Thomas Loucks, Chief Executive Officer and President, and John Ryan, Chief Financial Officer, Secretary and Treasurer. Biographical information for Mr. Ryan and Mr. Loucks is set forth above. Mr. Loucks devotes 100% of his business time to our affairs; and Mr. Ryan devotes approximately 25% of his time to our affairs.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 28, 2006, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our current executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares of Common Stock

Thomas Loucks (2)	1,110,000	2.69%

Jeffrey M. Christian (3)	425,630	1.05%

John P. Ryan (4)	1,601,518	3.94%

J. Michael Sharratt (5)	562,500	1.38%

Ishiung J. Wu (6)	621,000	1.52%

All executive officers and directors as a group (6 persons) (7)	4,320,648	10.59%

5% Stockholders:

Thomas Kaplan (8) 154 West 18th Street New York, New York	14,567,854	30.26%

Howard Schraub c/o G. Howard Associates 525 East 72nd Street New York, NY 10021	4,659,341	11.26%
_______________
*	Less than 1%.

1. The address of each person, unless otherwise noted, is c/o Trend Mining Company, 5439 South Prince Street, Littleton Colorado 80120.

2. Includes 800,000 shares of common stock issuable upon exercise of currently exercisable options.

3. Mr. Christian directly owns 307,000 shares and has voting and dispositive control with respect to 118,630 shares owned by CPM Group of which he is the majority stockholder.

4. These shares include 40,000 shares owned by Nancy Martin, Mr. Ryan's spouse, 4,000 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 250,000 shares issuable upon exercise of currently exercisable options.

5. These shares include 200,000 shares issuable upon exercise of currently exercisable options.

6. Includes 400,000 shares of common stock issuable upon exercise of currently exercisable options.

7. These shares include 1,400,000 shares issuable pursuant to currently exercisable options, 40,000 shares owned by Nancy Martin, Mr. Ryan's spouse, 2,500 shares owned by Andover Capital of which Mr. Ryan is a 50% shareholder and his spouse is a 50% shareholder, 20,000 shares owned by Dotson of which Mr. Ryan is a major owner and 118,630 shares owned by CPM Group.

8. This information is based solely on a Schedule 13D/A filed with the SEC on February 13, 2004. The amount reflects shares, shares issuable upon exercise of warrants and shares issuable upon exercise of options held by Mr. Kaplan, Tigris Financial Group, Ltd. (“Tigris”), Electrum LLC (“Electrum”), and LCM Holdings, LDC (“LCM”). Mr. Kaplan has sole voting and dispositive control with respect to 1,000,000 shares owned by Tigris of which he is the sole stockholder. Pursuant to a voting trust agreement with Electrum, dated March 31, 2000 and amended on March 30, 2001, Mr. Kaplan also has sole voting and dispositive control with respect to 12,219,751 shares owned by Electrum consisting of (1) 4,307,488 shares of common stock held outright; (2) 6,279,761 shares underlying common stock purchase warrants which are exercisable at an exercise price of $0.40 per share, (3) 670,000 shares underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share, and (4) 481,251 shares of common stock and 481,251 shares underlying warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to Electrum upon conversion of convertible debt held by Electrum. This agreement with Electrum shall terminate by March 2010 unless earlier terminated pursuant to the terms of the agreement. Pursuant to a voting trust agreement with LCM, dated August 27, 2003, Mr. Kaplan also has sole voting and dispositive control with respect to 1,348,103 shares held by LCM consisting of (1) 900,174 shares of common stock held outright; (2) 113,413 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share; and (3) 167,258 shares of common stock and an additional 167,258 shares of common stock underlying common stock purchase warrants which are exercisable at an exercise price of $1.50 per share, which shares and warrants are issuable to LCM upon conversion of convertible debt held by LCM. This agreement with LCM shall terminate by August 27, 2013 unless earlier terminated pursuant to the terms of the agreement.

SELLING SHAREHOLDERS

We issued to certain selling shareholders notes convertible into common stock and warrants exercisable for the shares of common stock that are covered by this prospectus pursuant to a private placement that was consummated on January 27, 2005 and amended on July 28, 2005. This prospectus relates to the resale from time to time of up to a total of 16,239,008 shares of our common stock by the selling shareholders identified in this prospectus. Pursuant to the terms of the subscription agreement executed in connection with the private placement, we filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.

Pursuant to the subscription agreement, we issued to certain selling stockholders notes in the aggregate principal amount of $1,450,000, convertible into 4,833,336 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of our common stock. If all of the Warrants are exercised, we will issue 4,350,000 shares of our common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. The warrants contain cashless exercise provisions in the event that a registration statement providing for the resale of the shares is not effective.

Each of the directors and executive officers of we agreed to enter into a Limited Standstill Agreement in which each of the individuals agreed not to sell or transfer any shares of our common stock held by such individual until the earlier of (A) one year following the effective date of the registration statement of which this prospectus is a part, and (B) the date all the shares have been sold.

Pursuant to a Pledge and Security Agreement dated as of January 27, 2005, we granted to certain selling stockholders a security interest in all of our assets to secure the obligations under the notes. Pursuant to the Subscription Agreement with those certain selling stockholders, we were also required to file the registration statement of which this prospectus is a part providing for the resale of the shares issuable upon conversion of the notes and exercise of the warrants. In the event that the registration statement of which this prospectus is a part was not filed by March 28, 2005, declared effective by June 9, 2005 or the registration is not effective for more than 30 days in the aggregate per year, we must pay to those certain selling stockholders liquidated damages in the amount of 2% of the investment in us by each of those certain selling stockholders for each thirty days or portion thereof that the registration statement is not filed or not effective, as the case may be.

Pursuant to an Amendment, Waiver and Consent to Transaction Documents Agreement dated as of July 28, 2005, which amends the Subscription Agreement of January 27, 2005, as described above, for us to issue to a selling stockholder, Longview Fund, L.P., an additional $350,000 in convertible notes, convertible into 1,166,667 shares of common stock and Class A Warrants and Class B Warrants to exercisable into 1,050,001 shares of our common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. The warrants contain cashless exercise provisions in the event that a registration statement providing for the resale of the shares is not effective. Pursuant to the Amendment, we are also required to amend the registration statement filed pursuant to the Subscription Agreement dated as of January 27, 2005, by August 12, 2005 and to obtain effectiveness by September 11, 2005, otherwise, the liquidated penalty provisions pursuant to the January 27, 2005 financing also apply.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of February 28, 2006, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of our common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Shareholders	Shares of common stock Beneficially Owned Prior to Offering (1)	Shares of common stock to be Sold (2)	Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold
Longview Fund, LP(2) (3)	4,750,002	6,000,003	0	0
Longview Equity Fund, LP (2) (4)	1,583,334	2,000,001	0	0
Longview International Equity Fund, LP (2) (5)	950,000	1,200,000	0	0
Camden International (2) (6)	1,583,334	2,000,001	0	0
Alpha Capital Aktiengesellschaft (2) (7)	1,583,334	2,000,001	0	0
Ghillie Finanz, AG (2) (8)	1,650,002	1,650,002	0	0
Howard Schraub (9)	4,659,341	1,200,000	3,459,341	8.82%
Stephen Zahony (10)	26,500	26,500	0	0
Lloyd Clark (11)	113,977	112,500	1,477	*
Aurora Metals, Ltd. (12)	70,000	50,000	20,000	*
Totals	17,802,037	16,239,008	3,480,818	8.87%
_______________
*	Less than 1%

(1)
The terms of the notes and the warrants owned by the selling stockholders provide that no selling stockholder may convert or exercise the notes or warrants, respectively, for common stock if such conversion or exercise would result in such selling stockholder beneficially owning more than 4.99% of our outstanding common stock. Accordingly, while all shares that are potentially issuable to a selling stockholder upon conversion or exercise of the notes and warrants, respectively, are included in the number of shares beneficially owned, such selling stockholder would not be able to convert or exercise the note or warrant, respectively, held by such selling stockholder if such conversion or exercise would result in the selling stockholder owning in excess of 4.99% of our outstanding shares of common stock. Unless otherwise indicated, each selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder.

(2)
Pursuant to the subscription agreement between us and each of the selling stockholders, we are required to register 150% of the number of shares of common stock that the notes owned by the selling stockholders are currently exercisable for.

(3)
The controlling person of the selling stockholder is Peter T. Benz, Chairman and Managing Member, Viking Asset Management, LLC, as General Partner. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $750,000, convertible into 2,500,001 shares of common stock and warrants to purchase 2,250,001 shares of common stock.

(4)
The controlling person of the selling stockholder is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(5)
The controlling person of the selling stockholder is Wayne H. Coleson, CEO and CIO, Redwood Grove Capital Management, LLC as Investment Manager. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $150,000, convertible into 500,000 shares of common stock and warrants to purchase 450,000 shares of common stock.

(6)
The controlling person of the selling stockholder is Mr. Anthony L.M. Inder-Reiden. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(7)
The controlling persons of the selling stockholder are Messrs. Konrad Ackerman and Rainer Posch. Shares of common stock beneficially owned and to be sold consists of notes in the aggregate principal amount of $250,000, convertible into 833,334 shares of common stock and warrants to purchase 750,000 shares of common stock.

(8)
Shares of common stock beneficially owned and to be sold consists of warrants to purchase 1,650,002 shares of common stock. The controlling person of the selling stockholder is Mr. Bratislav Jovanovic.

(9)
Shares of common stock beneficially owned and to be sold include notes in the aggregate principal amount of $150,000, convertible into 500,000 shares of common stock and warrants to purchase 450,000 shares of common stock.

(10)
Includes 2,500 shares of common stock beneficially owned and to be sold and 24,000 shares of common shares granted but not yet issued in lieu of $5,540 in compensation for geological consulting services performed.

(11)	Shares of common stock beneficially owned.
(12)	The controlling person of the selling stockholder is Konrad Ackerman.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their shares of common stock or common stock issued upon exercise of the warrants being registered private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales (after this Registration Statement is declared effective);

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

After this Registration Statement is declared effective, the selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We paid a finders fee to Ghillie Finanz, AG in connection with the January 27, 2005 placement consisting of (i) $169,000, (ii) a Class A warrant to purchase 650,000 shares of our common stock, and (iii) a Class B Warrant to purchase 650,000 shares of our common stock. The warrants have the same terms and conditions as the warrants issued to the investors in the January 27, 2005 placement. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

RELATED PARTY TRANSACTIONS

Conflicts of Interest

Mr. Ryan is an officer and director of High Plains Uranium, Inc. which operates only in the United States while we explore for uranium only in Canada. Thus, due to the separate locations in which these operate, there is no conflict of interest between Mr. Ryan’s activities in us and in High Plains Uranium, Inc. Mr. Ryan is also an officer and/or director of other companies which are exploration stage mineral companies. However, none of these other companies are focused on exploration for palladium and platinum, and therefore, the potential for conflicts of interest are believed to be minimal.

Our officers, employees, and the outside directors are periodically reminded to comply with the policy discussed by the Board of Directors on February 23, 2001 providing that our officers and employees disclose all metal related activities, and that our outside directors only need to disclose to the Board those activities which relate to other platinum group metal related opportunities.

With regard to the Lake Owen mineral property, General Minerals Corporation has an ongoing interest in this property and its ongoing royalty rights. Effective January 31, 2002, Dr. Wu resigned from General Minerals Corp. as a director and as vice president of exploration. Therefore, there is no conflict of interest between us, Dr. Wu and General Minerals Corp.

Mr. Christian works as a consultant and advisor, through CPM Group, a commodities research group, with most major companies involved in platinum group metals. Its clients include most major producers and refiners of these metals, including companies that may have an interest in joint venture arrangements with us. CPM Group also advises several other platinum group metal exploration companies that compete with us. It hosts an annual seminar that attracts companies such as us, and we have made presentations to investors and others at these seminars along with companies that compete with us. CPM Group's clients also include major users of platinum group metals. The Board believes that the benefits we derive from Mr. Christian's active involvement in the industry are substantial and outweigh any risks of possible conflicts of interest, and further, such conflicts are also believed to be both minimal and manageable through timely and adequate disclosure.

Loans by Related Parties

During 2002, Thomas Kaplan’s affiliates, Electrum and LCM loaned the Company an aggregate $902,858. In connection with these loans the Company issued warrants and debt convertible into shares of common stock and warrants. On February 12, 2004 the parties, pursuant to a settlement agreement, amended the terms of the loans resulting in the repayment of $68,435.36 to Electrum and $23,784.67 to LCM Holdings and also altering the terms of the conversion of such loans. Pursuant to the February 12th agreement all of the debt now converts at the price of $1.25 into a unit consisting of one share and one warrant exercisable at $1.50 for a period of five years from the date of conversion. Further, the parties agreed to cancel all of the existing outstanding LCM and Electrum warrants and to reissue new warrants in accordance with the following table:

Warrant Schedule for Electrum and LCM

Issued to	Number of Shares	Previous Expiration Date	New Expiration Date	Previous Price per Share	New Price per Share
Electrum	520,000	09/30/07	09/30/06	$1.00	$1.50
Electrum	150,000	01/30/07	01/30/07	$1.00	$1.50
LCM Holdings LDC	119,445	01/09/05	01/09/04	$1.00	$1.50
LCM Holdings LDC	113,413	06/27/07	06/27/07	$1.00	$1.50

During July and August 2005, we received short-term advances from Thomas Loucks ($600,000), an officer, and Ishiung Wu ($60,000), a director, for continued operations and to accommodate the due diligence and payment of additional extension payments concerning the Andacollo mine. In June, the Board of Directors agreed to issue to these officers and directors, one share of common stock for every ten dollars loaned.

Consultants

On September 19, 2005, we entered into a consulting arrangement with Mr. Cooper to act as a consultant, advising on various aspects of mining operations and, specifically in this instance, to assist in explaining the intricacies of the Andacollo gold operation to interested investors. We and Mr. Cooper agreed to a consulting rate of $600 per day. Pursuant to this agreement, on November 10, 2005, the board resolved to issue to Mr. Cooper shares of our common stock for the work Mr. Cooper performed. The fair value of the shares on the date of grant was $1,800.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of February 28, 2006, we had 40,424,081 shares of common stock issued and outstanding. Only one class of preferred stock has been designated. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.

Common stock

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

Our Board of Directors has designated only one series of preferred stock. No shares of preferred stock of this series is currently outstanding.

Warrants

The warrants being registered on behalf of the selling shareholders are the Class A warrants and the Class B warrants issued to certain of the selling stockholders in the January 27, 2005 private placement. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until the one hundred eightieth (180th) day following the effective date of the registration statement of which this prospectus is a part and may be exercised at a price of $0.25 per share. The warrants contain cashless exercise provisions in the event that a registration statement providing for the resale of the shares is not effective. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, we issue common stock, or securities convertible into common stock, to any person at a price per share of common stock less than the exercise price of the warrants, the per share exercise price of the warrants will be reduced to the purchase price per share of the subsequent issuance.

Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

Election and Removal of Directors

Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek South Drive, Denver, CO 80209 (303-282-4800, facsimile 303-777-3094).

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

EXPERTS

Our financial statements at September 30, 2005 and 2004 appearing in this prospectus have been audited by the accounting firm of Williams & Webster, P.S., Certified Public Accountants, 601 West Riverside, Suite 1970, Spokane, Washington 99201. These financial statements are included in this Prospectus in reliance upon the said report, given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Trend Mining Company and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC’s Internet site.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

Index to Financial Statements

Unaudited Financial Statements for the three months ended December 31, 2005
Balance Sheets as of December 31, 2005 and September 30, 2005	F-2
Statements of Operations for the three and three month periods ended December 31, 2005,
and 2004 and the period from October 1, 1996 to December 31, 2005	F-3
Statement of Stockholders’ Equity (Deficit) as of October 1, 1996, September 30, 1997,
September 31, 1998, September 30, 1999, September 30, 2000, September 30, 2001,
September 30, 2002, September 30, 2003, September 30, 2004, September 30, 2005
and December 31, 2005	F-4
Statements of Cash Flows for the three month periods ending December 31, 2005 and 2004,
and the period from October 1, 1996 to December 31, 2005	F-8
Notes to the Financial Statements as of December 31, 2005	F-11

Audited Financial Statements for the fiscal year ended September 30, 2005
Independent Auditor’s Report	F-22
Balance Sheets as of September 30, 2005 and 2004	F-23
Statements of Operations for the years ended September 30, 2005 and 2004,
and the periods from October 1, 1996 to September 30, 2005 and 2004	F-24
Statement of Stockholders’ Equity (Deficit) as of October 1, 1996, September 30, 1997,
September 31, 1998, September 30, 1999, September 30, 2000, September 30, 2001,
September 30, 2002, September 30, 2003, September 30, 2004 and September 30, 2005	F-25
Statements of Cash Flows for the years ended September 30, 2005 and 2004,
and the periods from October 1, 1996 to September 30, 2005 and 2004	F-30
Notes to the Financial Statements as of September 30, 2005	F-32

TREND MINING COMPANY
(An Exploration Stage Company)
BALANCE SHEETS

	December 31,	September 30,
	2005	2005
	(unaudited)	(restated)
ASSETS

CURRENT ASSETS
Cash	$639,644	$64,391
Accounts receivable	42,500	42,500
Receivable from sale of mining interest	-	1,122,975
Prepaid expenses	9,285	13,494
TOTAL CURRENT ASSETS	691,429	1,243,360

MINERAL PROPERTIES	-	-

PROPERTY AND EQUIPMENT, net of depreciation	12,337	13,027

OTHER ASSETS
Reclamation bond	1,000	6,500

TOTAL ASSETS	$704,766	$1,262,887

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$184,611	$519,631
Accounts payable related party	15,000	15,000
Accrued expenses	5,941	76,082
Interest payable, related parties	235,864	209,786
Interest payable, convertible debt	26,715	12,747
Loans payable to related parties	1,632,857	1,692,857
Current portion of long term convertible debt	304,404	304,404
TOTAL CURRENT LIABILITIES	2,405,392	2,830,507

LONG-TERM LIABILITES
Convertible debt	329,151	290,983

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value, 20,000,000 shares
authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000
shares authorized; 40,043,717 and
37,373,300 shares issued and outstanding, respectively	400,437	373,733
Additional paid-in capital	8,326,726	8,025,700
Stock options and warrants	1,762,647	1,762,647
Pre-exploration stage accumulated deficit	(558,504)	(558,504)
Accumulated deficit during exploration stage	(12,396,003)	(11,897,099)
Beneficial conversion rights	434,920	434,920
TOTAL STOCKHOLDERS' DEFICIT	(2,029,777)	(1,858,603)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$704,766	$1,262,887

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

			Period from
			October 1, 1996
			(Inception of
	Three Months	Three Months	Exploration Stage)
	Ended	Ended	to
	December 31,	December 31,	December 31,
	2005	2004	2005
	(unaudited)	(unaudited)	(unaudited)

REVENUES	$-	$-	$-

EXPENSES
Exploration expense	7,051	19,013	3,151,172
General and administrative	58,518	40,910	3,225,475
Officers and directors compensation	140,938	29,992	2,227,604
Legal and professional	168,433	11,511	1,846,832
Depreciation	689	892	56,193
Total Expenses	375,629	102,318	10,507,276

OPERATING LOSS	(375,629)	(102,318)	(10,507,276)

OTHER INCOME (EXPENSE)
Dividend and interest income	3,367	-	15,693
Settlement Expense	-	-	(26,250)
Gain (loss) on disposition and impairment of assets	-	-	(175,019)
Gain on sale of mineral properties	-	-	69,805
(Gain) loss on investment sales	-	-	(63,813)
Financing expense	(108,477)	-	(1,830,145)
Interest expense	(66,165)	(28,644)	(577,789)
Exchange gain (loss)	-	-	(6,015)
Other income	-	-	26,845
Forgiveness of debt	48,000	-	677,961
Total Other Income (Expense)	(123,275)	(28,644)	(1,888,727)

LOSS BEFORE INCOME TAXES	(498,904)	(130,962)	(12,396,003)

INCOME TAXES	-	-	-

NET LOSS	$(498,904)	$(130,962)	$(12,396,003)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)	$ nil

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	38,709,272	35,974,382

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, October 1, 1996	1,754,242	$17,542	$663,218	$-	$(558,504)	$-	$122,256

Common stock issuances as follows:
- for cash at $0.50 per share	200,000	2,000	98,000	-	-	-	100,000
- for payment of liabilities and expenses at $0.50
per share	45,511	455	22,301	-	-	-	22,756

Net loss for the year ended September 30, 1997	-	-	-	-	(128,614)	-	(128,614)
Balance, September 30, 1997	1,999,753	19,997	783,519	-	(687,118)	-	116,398

Issuance of common stock as follows:
- for mineral property at $0.50 per share	150,000	1,500	73,500	-	-	-	75,000
- for lease termination at $0.50 per share	12,000	120	5,880	-	-	-	6,000
- for debt at $0.50 per share	80,000	800	39,200	-	-	-	40,000
- for cash at $0.20 per share	7,500	75	1,425	-	-	-	1,500
- for compensation at $0.50 per share	9,000	90	4,410	-	-	-	4,500

Issuance of stock options for financing activities	-	-	-	2,659	-	-	2,659

Net loss for the year ended September 30, 1998	-	-	-	-	(119,163)	-	(119,163)

Change in market value of investments	-	-	-	-	-	117,080	117,080
Balance, September 30, 1998	2,258,253	22,582	907,934	2,659	(806,281)	117,080	243,974

Common stock issuances as follows:
- for cash at an average of $0.07 per share	555,000	5,550	35,450	-	-	-	41,000
- for prepaid expenses at $0.33 per share	50,000	500	16,000	-	-	-	16,500
- for consulting services at an average of
$0.20 per share	839,122	8,391	158,761	-	-	-	167,152
- for mineral property at $0.13 per share	715,996	7,160	82,470	-	-	-	89,630
- for officers' compensation at an average of
$0.24 per share	300,430	3,004	70,522	-	-	-	73,526
- for debt, investment and expenses at $0.30 per share	9,210	92	2,671	-	-	-	2,763
- for directors' compensation at an average of
$0.25 per share	16,500	165	3,960	-	-	-	4,125
- for rent at $0.25 per share	1,000	10	240	-	-	-	250
- for equipment at $0.30 per share	600,000	6,000	174,000	-	-	-	180,000

Net loss for the year ended September 30, 1999	-	-	-	-	(716,759)	-	(716,759)

Other comprehensive loss	-	-	-	-	-	(79,179)	(79,179)
Balance, September 30, 1999	5,345,511	$53,454	$1,452,007	$2,659	$(1,523,040)	$37,901	$22,982

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 1999	5,345,511	$53,454	$1,452,007	$2,659	$(1,523,040)	$37,901	$22,982

Common stock and option issuances as follows:
- for employee, officer and director
compensation at an average of
$0.61 per share	231,361	2,314	140,446	15,820	-	-	158,580
- for officers' and directors' compensation
at an average of $1.19 per share	11,500	115	13,615	-	-	-	13,730
- for services at an average of $0.47 per share	530,177	5,302	246,333	-	-	-	251,635
- for mineral property at $0.89 per share	1,000,000	1,000	88,000	-	-	-	89,000
- for investments at $0.33 per share	200,000	2,000	64,000	-	-	-	66,000
- for cash at $0.08 per share	456,247	4,562	28,969	-	-	-	33,531
- for cash, options and warrants	100,000	10,000	2,414	87,586	-	-	100,000
- for incentive fees at $0.33 per share	65,285	653	20,891	-	-	-	21,544
- for deferred mineral property acquisition
costs at $0.13 per share	129,938	1,299	14,943	-	-	-	16,242
- for modification of stockholder agreement
at $0.60 per share	200,000	2,000	118,000	30,000	-	-	150,000
- for modification of stockholder agreement	-	-	4,262	10,379	-	-	14,641
-from exercise of options at $0.12 per share	9,962,762	99,628	1,103,016	(37,524)	-	-	1,165,120

Cash received for the issuance of common stock
warrants for 7,979,761 shares of stock	-	-	-	10,000	-	-	10,000

Miscellaneous common stock adjustments	(5)	-	-	-	-	-	-

Net loss for the year ended September 30, 2000	-	-	-	-	(2,186,541)	-	(2,186,541)

Other comprehensive income (loss)	-	-	-	-	-	(38,314)	(38,314)

Balance, September 30, 2000	18,232,776	$182,327	$3,296,896	$118,920	$(3,709,581)	$(413)	$(111,850)

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 2000	18,232,776	$182,327	$3,296,896	$118,920	$(3,709,581)	$(413)	$(111,850)

Common stock and option issuances as follows:
- for cash of $1.00 per share	192,000	1,920	190,080	-	-	-	192,000
- for cash and consulting services from
options for $0.39 per share	33,333	333	12,737	(3,070)	-	-	10,000
- for services at an average of $0.92 per share	13,700	137	12,463	-	-	-	12,600
- for officer and employee compensation at
$1.13 per share	5,200	52	5,828	-	-	-	5,880
- for payment of accrued officer's compensation
at $1.35 per share	10,000	100	13,400	-	-	-	13,500
- for consulting services at an ave of $0.77 per share	45,461	455	34,247	-	-	-	34,702
- for directors' compensation at $0.85 per share	75,000	750	63,000	-	-	-	63,750
- for modification of contract at $0.78 per share	3,000	30	2,310	-	-	-	2,340
- for interest payment on contract
at an average of $0.80 per share	10,000	100	7,900	-	-	-	8,000
- for mineral property expenses at $0.85 per share	1,000	10	840	-	-	-	850
- for debt at $1.00 per share	134,500	1,345	133,155	-	-	-	134,500

Options issued to officers, directors and employees for services	-	-	-	354,000	-	-	354,000

Warrants issued as follows:
- for consulting services	-	-	-	170,521	-	-	170,521
- for loan agreements	-	-	-	141,547	-	-	141,547
- for extension of exercise period
on outstanding warrants	-	-	-	608,058	-	-	608,058

Net loss for the year ended September 30, 2001	-	-	-	-	(3,437,354)	-	(3,437,354)

Other comprehensive income	-	-	-	-	-	413	413
Balance, September 30, 2001	18,755,970	$187,559	$3,772,856	$1,389,976	$(7,146,935)	$-	$(1,796,543)

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 2001	18,755,970	$187,559	$3,772,856	$1,389,976	$(7,146,935)	$-	$(1,796,543)

Common stock issuances as follows:
- for cash at $0.10 per share	2,500,000	25,000	225,000	-	-	-	250,000
- for a note payable at $1.00 per share	25,000	250	24,750	-	-	-	25,000
- for consulting fees payable at $0.55 per share	12,536	126	6,769	-	-	-	6,895
- for mineral properties at $0.70 per share	1,100,000	11,000	759,000	-	-	-	770,000
- for services at an average of $0.49 per share	112,500	1,125	53,625	-	-	-	54,750
- for financing expense at an average of $0.44 per share	82,429	824	35,369	-	-	-	36,193

Options issued to officers, directors and employees for services	-	-	-	29,528	-	-	29,528

Warrants issued as follows:							-
- for loan agreements	-	-	-	55,352	-	-	55,352

Expiration of stock options and warrants	-	-	91,814	(91,814)	-	-	-

Interest expense forgiven by shareholders	-	-	42,950	-	-	-	42,950

Net loss for the year ended September 30, 2002	-	-	-	-	(1,168,171)	-	(1,168,171)
Balance, September 30, 2002	22,588,435	225,884	5,012,133	1,383,042	(8,315,106)	-	(1,694,046)

Common stock issuances as follows:
- miscellaneous common stock adjustment	29,555	296	-	-	-	-	296
- for cash at $0.10 per share	5,500,000	55,000	495,000	-	-	-	550,000
- for consulting services at an average of $0.15 per share	1,763,779	17,638	243,362	-	-	-	261,000
- for loans payable at an average of $0.10 per share	369,160	3,692	33,225	-	-	-	36,917
- for prior period services at an average of $.13 per share	245,000	2,450	30,550	-	-	-	33,000
- for investments at $0.21 per share	450,000	4,500	88,668	-	-	-	93,168
- to officers and directors for services at $.10 per share	1,423,156	14,232	129,024	-	-	-	143,256
- penalty shares at $.26 per share	860,000	8,600	215,000	-	-	-	223,600

Change in marekt value of investments	-	-	-	-	-	1,800	1,800

Net loss for the year ended September 30, 2003	-	-	-	-	(966,958)	-	(966,958)
Balance, September 30, 2003	33,229,085	$332,291	$6,246,963	$1,383,042	$(9,282,064)	$1,800	$(1,317,968)

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

	Common Stock		Additional	Stock	Beneficial		Other
	Number		Paid-in	Options and	Conversion	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Rights	Deficit	Income (Loss)	Total

Balance, September 30, 2003	33,229,085	$332,291	$6,246,963	$1,383,042	$-	$(9,282,064)	$1,800	$(1,317,968)

Common stock issuances as follows:
- for cash at $0.20 per share	1,675,000	16,750	318,250	-	-	-	-	335,000
- for consulting services at an average of $0.35 per share	162,500	1,625	54,800	-	-	-	-	56,425
- for accounts payable at an average of $.24 per share	626,130	6,261	144,584	-	-	-	-	150,845
- for investments at $0.20 per share	125,000	1,250	23,750	-	-	-	-	25,000
- to officers and directors for services at $.12 per share	150,000	1,500	16,500	-	-	-	-	18,000

Expired options & warrants	-	-	503,774	(503,774)	-	-	-	-

Options issued to officers and directors for services	-	-	-	95,000	-	-	-	95,000

Gain on sale of internal securities	-	-	210,194	-	-	-	-	210,194
-
Change in market value of investments	-	-	-	-	-	-	(1,800)	(1,800)

Net loss for the year ended September 30, 2004	-	-	-	-	-	(992,688)	-	(992,688)
Balance, September 30, 2004	35,967,715	359,677	7,518,815	974,268	-	(10,274,752)	-	(1,421,992)

Common stock issuances as follows:
- for services at an average of $.23 per share	199,585	1,996	44,591	-	-	-	-	46,587
- for financing expenses at $0.345 per share	210,000	2,100	70,350	-	-	-	-	72,450
- for financing expenses at an average of $0.24 per share	66,000	660	15,500	-	-	-	-	16,160
- to officers and directors for services at $.23 per share	634,518	6,345	139,655	-	-	-	-	146,000
- for convertible debt and interest	295,482	2,955	55,669	-	-	-	-	58,624

Convertible debt issuance:
- class A warrants at $0.15 per share	-	-	-	51,577	-	-	-	51,577
- class B warrants at $0.10 per share	-	-	-	42,248	-	-	-	42,248
- beneficial conversion rights at $0.19 per share	-	-	-	-	77,158	-	-	77,158

Cancellation of warrants and beneficial conversion rights	-	-	170,983	(93,825)	(77,158)	-	-	-

Options issued to officers and directors for services	-	-	-	143,840	-	-	-	143,840

Expiration of warrants	-	-	10,137	(10,137)	-	-	-	-

Convertible debt issuance:
- class A warrants at an average of $0.15 per share	-	-	-	386,275	-	-	-	386,275
- class B warrants at and average of $0.08 per share	-	-	-	183,136	-	-	-	183,136
- beneficial conversion rights at $0.19 per share	-	-	-	-	306,587	-	-	306,587

Convertible debt issuance:
- class A warrants at of $0.10 per share	-	-	-	66,990	-	-	-	66,990
- class B warrants at and average of $0.02 per share	-	-	-	18,275	-	-	-	18,275
- beneficial conversion rights at $0.25 per share	-	-	-	-	128,333	-	-	128,333

Net loss for the year ended September 30, 2005 (restated)	-	-	-	-	-	(2,180,851)	-	(2,180,851)
Balance, September 30, 2005(restated)	37,373,300	$373,733	$8,025,700	$1,762,647	$434,920	$(12,455,603)	$-	(1,858,603)

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

	Common Stock		Additional	Stock	Beneficial
	Number		Paid-in	Options and	Conversion	Accumulated
	of Shares	Amount	Capital	Warrants	Rights	Deficit	Total

Balance, September 30, 2005 (restated)	37,373,300	$373,733	$8,025,700	$1,762,647	$434,920	$(12,455,603)	$(1,858,603)

Common stock issuances as follows:
- for services at $0.23 per share	7,912	79	1,721	-	-	-	1,800
- for financing cash at $0.10 per share	1,500,000	15,000	135,000	-	-	-	150,000
- to officers and directors for services at $0.15 per share	600,000	6,000	84,000	-	-	-	90,000
- for convertible debt and interest at an average
of $0.15 per share	562,505	5,625	80,305	-	-	-	85,930

Net loss for the three months ended December 31, 2005
(unaudited)	-	-	-	-	-	(498,904)	(498,904)
Balance, December 31, 2005 (unaudited)	40,043,717	$400,437	$8,326,726	$1,762,647	$434,920	$(12,954,507)	$(2,029,777)

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

			Period from
			October 1, 1996
			(Inception of
	Three Months	Three Months	Exploration Stage)
	Ended	Ended	to
	December 31,	December 31,	December 31,
	2005	2004	2005
	(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net gain (loss)	$(498,904)	$(130,962)	$(12,396,003)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	689	892	56,193
Amortization of debt discount	108,477	-	605,909
Loss on investment sales	-	6,220	68,969
Loss (gain) on disposition and impairment of assets	-	-	183,391
Gain on sale of minining interest	-	-	(69,805)
Gain on sale of mineral property claims for securities	-	-	(500)
Gain on trade-in of property and equipment	-	-	(7,872)
Gain on forgiveness of debt	(48,000)	-	(249,581)
Interest expense forgiven by related parties	-	-	20,848
Common stock issued for services
and financing expenses	1,800	-	1,266,971
Common stock issued for payables and accrued expenses	-	-	219,656
Common stock and options issued as compensation	90,000	-	1,211,215
Stock options and warrants issued for financing activities	-	-	822,257
Common stock issued for investments	-	-	93,168
Common stock and warrants issued to acquire mineral
property options	-	-	1,114,873
Warrants issued for consulting fees	-	-	170,521
Common stock issued for incentive fees	-	-	21,544
Investment traded for services	-	-	45,939
Common stock issued for payment of interest	15,619	-	32,779
Changes in assets and liabilities:
Prepaid expenses	4,209	1,796	(5,480)
Accounts receivable	1,122,975		1,080,475
Accounts payable	(335,019)	1,811	97,421
Accounts payable, related parties	-	-	15,000
Accounts payable - checks in excess of bank balance	-	-	7
Accrued expenses	(22,141)	5,912	(20,244)
Reclamation bond	5,500	-	(1,000)
Interest payable, related parties	26,078	22,424	209,806
Interest payable, convertible debt	13,970	-	26,717
Net cash used by operating activities	485,253	(91,907)	(5,386,826)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	-	-	37,626
Purchase of fixed assets	-	-	(10,023)
Proceeds from sales of mineral property	-	-	223,000
Costs of mining interest	-	-	(1,011,395)
Purchase of furniture and equipment	-	-	(46,053)
Proceeds from investments sold	-	-	183,161
Net cash provided by investing activities	-	-	(623,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and short-term borrowings	(60,000)	-	(434,556)
Payments on convertible debt	-	-	-
Proceeds from internal securities sale	-	-	210,194
Sale of warrants for common stock	-	-	10,000
Proceeds from borrowings	-	197,038	3,794,157
Sale of common stock, subscriptions
and exercise of options	150,000	-	2,843,151
Issuance of penalty shares	-	-	223,600
Net cash provided by financing activities	90,000	197,038	6,646,546

NET INCREASE IN CASH	575,253	105,131	636,037

CASH, BEGINNING OF PERIOD	64,391	8,313	3,607

CASH, END OF PERIOD	$639,644	$113,444	$639,644

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$10,000	$-	$177,680
Income taxes paid	$-	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock and warrants issued to acquire
mineral properties	$-	$-	$344,873
Common stock issued to acquire mineral property	$-	$-	$845,000
Common stock issued for acquisition of
mining equipment	$-	$-	$180,000
Common stock issued for services and expenses	$91,800	$-	$1,356,971
Common stock issued for investment	$-	$-	$185,168
Common stock issued for payables and accrued expenses	$-	$-	$219,656
Common stock issued for incentive fees	$-	$-	$21,544
Common stock and options issued as compensation	$-	$-	$1,121,215
Common stock and options issued for payment of convertible debt	$70,311	$-	$111,775
Common stock and options issued for payment of interest	$15,619	$-	$32,779
Stock options and warrants issued for financing activities	$-	$-	$822,257
Warrants issued for consulting fees	$-	$-	$170,521
Deferred acquisition costs on mining property	$-	$-	$46,242
Purchase of equipment with financing agreement	$-	$-	$21,814
Investments received for mineral property	$-	$-	$5,500
Investments traded for services	$-	$-	$45,939
Equipment for loans payable	$-	$-	$4,500
Warrants issued with convertible debt	$-	$-	$654,676
Beneficial conversion rights	$-	$-	$434,920

See accompanying condensed notes to interim financial statements.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

NOTE 1 - BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with instructions to Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements.

The accompanying financial statements should be read in conjunction with the audited financial statements of the Company included in the Company's September 30, 2005 Annual Report on Form 10-KSB.

In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation, have been included. The results of operations for the nine-month period ended December 31, 2005 are not necessarily representative of operating results to be expected for the entire fiscal year.

NOTE 2 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Trend Mining Company (formerly Silver Trend Mining Company) (“the Company” or “Trend”) was incorporated on September 7, 1968 under the laws of the State of Montana for the purpose of acquiring, exploring and developing mining properties. From 1984 to late 1996, the Company was dormant. In November 1998, the Company changed its focus to exploration for platinum and palladium related metals primarily in the United States. In February of 1999, the Company changed its name to Trend Mining Company to better reflect the Company’s change of focus and diversification into platinum group metals. In 2004, the Company further diversified into uranium properties although actual exploration has not yet commenced. The Company conducts operations primarily from its offices in Littleton, Colorado. The Company has a September 30 fiscal year-end.

On March 28, 2001, the Company reincorporated in Delaware. This reincorporation represented a change of corporate domicile and had no accounting impact. Under its amended certificate of incorporation, Trend has authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share and 20,000,000 shares of authorized preferred stock with a par value of $0.01, with rights and preferences to be determined by the Company’s board of directors. One share of Series A preferred stock was created and issued to Mr. Thomas S. Kaplan which required the holder’s approval for all stock and equity issuances. In October 2002, this preferred share was cancelled.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes rely on the integrity and objectivity of the Company’s management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basic and Diluted Loss per Share

Basic and diluted loss per share are computed by dividing the net loss by the weighted average number of shares outstanding during the year or period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the length of time that they were outstanding.

Outstanding options and warrants and convertible debt representing an aggregate potential conversion into 22,938,178 and 10,068,174 shares of common stock, as of December 31, 2005 and 2004, respectively, have been excluded from the calculation of diluted loss per share as they would be antidilutive.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

Following guidance provided by EITF 00-27, the Company allocates proceeds received from convertible notes and/or securities first to warrants granted the note holders. The value of the warrants and the beneficial conversion feature are recorded on the balance sheet as a debt discount and as an increase to shareholders equity. The discounts are amortized over the life of the loans.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. Exploration costs expensed during the periods ended December 31, 2005 and 2004 were $7,051 and $19,013, respectively. As of December 31, 2005, cumulative exploration costs expensed during the Company’s exploration stage totaled $3,151,172.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

Exploration Stage Activities

The Company has been in the exploration stage since October 1, 1996, when the Company emerged from a period of dormancy, and has no revenues from operations. The Company is primarily engaged in the acquisition and exploration of mineral properties. Should the Company locate a commercially viable reserve, the Company would expect to actively prepare the site for extraction. The Company’s accumulated deficit prior to the exploration stage was $558,504.

Going Concern

As shown in the accompanying financial statements, at December 31, 2005, the Company has limited cash, negative working capital, no revenues, incurred a net loss of $498,902 for the fiscal year, and has an exploration stage accumulated deficit of $12,396,004. These factors indicate that the Company may be unable to continue in existence in the absence of receiving additional funding. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company estimates that approximately $1,000,000 is required to fund operations of the Company for the next 12 months assuming minimal exploration activities. The Company’s management believes that it will be able to generate sufficient cash from public or private debt or equity financing in order for the Company to continue to operate based on current expense projections.

Impaired Asset Policy

The Company adopted Financial Accounting Standards Board Statement No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.” In complying with these standards, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts whenever events or changes in circumstances indicate that an asset may not be recoverable.

The amount of loss, if any, is measured by the amount that the carrying value of the long-lived asset exceeds its fair value in accordance with SFAS No. 144. Properties are acquired and recorded at fair values negotiated in arm’s length transactions. The Company expenses the exploration and maintenance of its properties and claims. If results of exploration warrant an assessment of the carrying value of a mineral property’s acquisition cost, or if the Company has an indication that a property’s recorded fair value has declined, such costs will be reviewed and the related impairment, if any, will be recognized at that time.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

Option and Warrant Fair Value Calculations

The Company utilizes the Black-Scholes valuation model to calculate the fair value of options and warrants issued for financing, acquisition, compensation and payment for services. The parameters used in such valuations include a risk free rate of 5%, the assumption that no dividends are paid, exercise periods ranging from 1 week to 3 years, depending upon the terms of the instrument issued, and a volatility ranging from 78%-91% which is calculated annually based on estimates of expected volatility, in accordance with Statement of Financial Accounting Standards No. 123. See Note 5.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company’s financial position, results of operations, or cash flows.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and the expected future benefits of net operating loss carryforwards, tax credit and other carryforwards. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2005, the Company had net deferred tax assets, calculated at an expected rate of 34% of approximately $2,521,000 (net of a deferred tax liability of approximately $24,000) principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2005.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

The tax effects of significant temporary differences and carryforwards which give rise to the Company's deferred tax assets and liabilities at December 31, 2005 and September 30, 2005 and 2004 , are as follows:

	December 31, 2005	September 30, 2005	September 30 2004
Deferred Tax Assets:
Net operating loss carryforward	$2,802,000	$2,304,000	$1,681,000
Other	67,000	67,000	—
	2,869,000	2,371,000	1,681,000

Deferred Tax Liabilities	(24,000)	(24,000)	—

Valuation Allowance:
Beginning of year	(2,347,000)	(1,681,000)	(1,450,000)
(Increase) decrease	(174,000)	(666,000)	(231,000)
End of year	(2,521,000)	(2,347,000)	(1,681,000)

Net Deferred Tax Assets	$—	$—	$—

During 2005 and 2004, the Company had deferred tax benefits that resulted primarily from net operating losses for which there were no currently refundable federal taxes. The calculation for deferred tax assets does not include approximately $780,000 of expenses for non-deductible options, warrants and beneficial conversion rights and approximately $70,000 on the gain on the sale of the mining interest (see Note 4). At December 31, 2005, the Company has federal net operating loss carryforwards of approximately $7,273,000 which, if not utilized, will expire in the years 2009 through 2026.

NOTE 4 -  MINERAL PROPERTIES

The following describes the Company’s significant mineral properties at December 31, 2005:

Andacollo Mine, Chile

During the fourth quarter of 2005, Trend entered into negotiations to purchase 100% of Compania Minera Dayton (“CMD”), a Chilean corporation that owns and operated the Andacollo Mine in Chile. On September 20, 2005, Trend bought 30% of the corporation’s shares (and effectively 30% of the aforementioned mine) while a separate group of investors purchased the remaining 70% on the same date.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

The Company paid an initial $900,000 in cash for the acquisition. The Company also paid out additional related expenses for which it was to be repaid 70% by the other investors. Before the end of the year, the investor group then initiated an offer to buy Trend’s 30% stake in exchange for cash of$1,122,975, a 1% net smelter returns royalty, and a 30% back-in right excercisable through April 1, 2006. At September 30, 2005 the cash portion of the purchase price had not been received by the Company. As a result of this transaction, the Company recognized a gain of $69,804. During the period ended December 31, 2005 the Company received $1,000,000 on October 6 and the remaining $122,975 on December 9, 2005.

The final operating permits were obtained on December 27, 2005 for the mine, which is expected to be fully operational by the second quarter of 2006, after which time Trend is contractually entitled to receive 1% of gold revenues from the mine in monthly installments.

Diabase Peninsula, Cree Lake Area, Saskatchewan, Canada

In December 2004, Trend announced that it and Nuinsco Resources Limited (“Nuinsco”) signed a Letter of Intent to form a 50-50 joint venture to own, operate and explore the three Cree Lake/Diabase Peninsula claims. The agreement provides that Nuinsco, at its expense, will immediately undertake an exploration program consisting of geophysical surveys and geochemical sampling to be followed by drilling. A definitive joint venture agreement was executed on September 29, 2005, under terms of which Nuinsco must maintain all three claims in good standing and must spend CDN $2 million by December of 2007 in order to earn its 50% share of the joint venture. Additionally, Nuinsco will grant to the Company 250,000 freely trading shares of Nuinsco common stock. At December 31, 2005 the value of the Nuinsco shares was $42,500 and is included in accounts receivable in the financial statements.

NOTE 5 -  COMMON STOCK, OPTIONS AND WARRANTS

Common Stock

During the three months ended December 31, 2005, the Company issued 7,912 shares of common stock valued at $1,800 for services, 600,000 shares of common stock valued at $146,000 for director, officer and employee compensation, 1,500,000 shares of common stock valued at $150,000 for cash and 562,505 shares of common stock valued at $80,305 for convertible debt. Of these shares 600,000 were issued under the 2000 Equity Incentive Plan.

Following is a summary of stock options for the three months ended December 31, 2005

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

	Number of Shares	Weighted Average Exercise Price

Outstanding at October 1, 2005	2,200,000	$0.37
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2005	2,200,000	$0.37
Options exercisable at December 31, 2005	1,650,000	$0.39

Weighted average fair value of options granted at December 31, 2005		-
Total compensation costs related to non-vested stock options as of December 31, 2005	$84,760
Weighted average period of nonvested stock options as of December 31, 2005	9 months

Following is a summary of warrants outstanding at December 31, 2005:

Number of Warrants	Strike Price	Expiration Date
2,166,667	$0.25	2/21/2006
825,002	$0.25	2/21/2006
250,000	$0.25	2/21/2006
7,954,761	$0.40	9/30/2006
150,000	$1.00	1/30/2007
520,000	$1.00	9/30/2007
113,413	$1.00	5/31/2007
1,733,333	$0.50	1/27/2010
825,002	$0.50	1/27/2010
200,000	$0.50	3/22/2010
14,738,178

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

For the three month period ended December 31, 2005, there were no common stock issuances due to the exercise of warrants. In accordance with SFAS 123, the Company utilizes the Black Scholes fair value model to value all option and warrant grants.

No options or warrants were granted during the three months ended December 31, 2005.

NOTE 6 -  RELATED PARTY TRANSACTIONS

Notes Payable - Shareholders

During the three months ended December 31, 2005, the Company repaid the principal balances of the loans to Mr. Ishiung Wu and NW Exploration ) totaling 3$9,000 and $21,000 respectively.

Employment Agreements

In July 2000, the Company entered into an employment agreement with Mr. John Ryan, the then chief financial officer, secretary and treasurer of the Company, under which Mr. Ryan was to receive 3,000 shares per month of Trend common stock as compensation for his services. When Mr. Ryan resigned in December 2000, this agreement was terminated. In July 2001, Mr. Ryan was again designated as the Company’s chief financial officer, secretary and treasurer. A revised employment agreement was reached in September 2002 where Mr. Ryan receives $3,000 per month, which amount was augmented to $4,000 per month in July of 2005. Mr. Ryan took stock in lieu of cash for July and August 2005, and then the Company reverted to paying Mr. Ryan in cash on September 1, 2005. If the Company is unable to pay the salary in cash, then Mr. Ryan has the option to receive $4,000 worth of the Company’s common stock at the prevailing rate of which shares are or were most recently sold by the Company. As of December 31, 2005 and 2004, respectively, $4,000 and $0 were owed to Mr. Ryan under this agreement.

On November 1, 2005, the Company entered into an employment agreement with Mr. Thomas Loucks, the president and chief executive officer, for a term of one year, which can be extended each year for a period of one year. Under the agreement the Company Mr. Loucks will be paid $120,000 per year, or $10,000 per month. Prior to this agreement, Mr. Loucks received $6,500 per month, increased to $10,000 per month in September 2005.

 NOTE 7 - CONVERTIBLE DEBT

2005 - Convertible Debt

In January 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $1,300,000. This offering retired, replaces and supersedes the terms of the $250,000 offering of December 8, 2004. As part of this offering, the Company issued promissory notes due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting June 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 1,733,333 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 2,166,667 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

In addition to the warrants issued to the investors, the Company also issued to Ghillie Finanz, Class A and Class B warrants and paid them approximately $169,000 in cash as a finders fee in relation to the convertible debentures. The Class A warrants allow for the purchase of up to 650,000 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 650,000 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants. The value of the warrants and financing fees paid are being amortized over the life of the convertible debt and the amortized amounts are included in financing expenses in the financial statements.

In March 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $150,000. As part of this offering, the Company issued promissory notes due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting June 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 200,000 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 250,000 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

In July 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $350,000. As part of this offering, the Company issued promissory notes due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting July 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 466,667 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 583,333 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

In addition to the warrants issued to the investors, the Company also issued to Ghillie Finanz, Class A and Class B warrants and paid them approximately $45,000 in cash as a finders fee in relation to the convertible debentures. The Class A warrants allow for the purchase of up to 175,001 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 175,001 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants. The value of the warrants and financing fees paid are being amortized over the life of the convertible debt and the amortized amounts are included in financing expenses in the financial statements.

As of December 31, 2005, the Company has paid $292,188 in principal and $110,264 in interest on these notes in cash and common stock. At December 31, 2005 the Company is showing the principal value of the debt, less the unamortized debt discounts of approximately $633,000 as the carrying value of the debt. The Company has accrued approximately $26,700 of accrued interest related to these notes as of December 31, 2005.

NOTE 8 -  COMMITMENTS AND CONTINGENCIES

Lease Agreement

In July 2005 the company entered into a lease agreement for one year for office facilities in Littleton, Colorado. The office lease requires monthly payments of $2,100 and expires June 30, 2006. During the three months ended December 31, 2005, the Company paid $6,300, with an additional $12,600 payable under terms of the lease.

Legal Proceedings

In May, 2002, one of the Company’s vendors, Nevada Southwest Investments LLC, obtained a judgment in the Second Judicial District, Washoe County, Nevada to collect $18,574 due under a rental lease agreement for office space the Company chose to vacate. The judgment bears interest at 18% until paid in full. Included in the accounts payable balance as of September 30, 2005 is approximately $32,000 related to this judgment. The Company negotiated with the creditor to make suitable payment arrangements to pay this judgment over time. The creditor had scheduled a debtor’s hearing in the early part of 2004 but the hearing was cancelled and not rescheduled.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

On August 24, 2005, a complaint was filed against the Company in the United States District Court for the Eastern District of New York, seeking $52,500 in legal fees, under Section 16(b) of the Securities Exchange Act of 1934, which were allegedly incurred in connection with the Company's recovery of alleged short-swing trading profits from an insider of the Company. The case was dismissed with prejudice on or about November 29, 2005, pursuant to a compromise and settlement under which the Company paid plaintiff the sum of $26,250. The Company has paid the settlement amount during the three months ended December 31, 2005.

NOTE 9 -  CONCENTRATIONS

The Company has significantly relied on Mr. Thomas Kaplan and various associated entities of Mr. Kaplan, as well as Mr. Howard Schraub and various associated entities, for operating capital.

NOTE 10 -  FORGIVENESS OF DEBT

Included in the September 30, 2005 and 2004 financial statements is $73,000 of accrued wages owing to Mr. David Mooney, the former chief geologist for the Company. In October 2005, the Company and Mr. Mooney agreed to a settlement of $25,000, with the remaining amount of the debt, $48,000, to be forgiven.

Board of Directors
Trend Mining Company
Littleton, Colorado

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Trend Mining Company (an exploration stage company) as of September 30, 2005 and 2004, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trend Mining Company as of September 30, 2005 and 2004 and the results of its operations, stockholders’ equity and cash flows for the years then ended, and for the period from October 1, 1996 (inception of exploration stage) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses and stockholders deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12, to the financial statements, errors resulting in an overstatement of previously reported net losses as of September 30, 2005, were discovered by management of the Company during January 2006. Accordingly, an adjustment has been made to the accompanying financial statements as of September 30, 2005 to correct these errors.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 12, 2006 except for 12, which is dated January 31, 2006

TREND MINING COMPANY
(An Exploration Stage Company)
BALANCE SHEETS

	September 30,	September 30,
	2005	2004
	(restated)
ASSETS

CURRENT ASSETS
Cash	$64,391	$8,313
Accounts receivable	42,500	—
Receivable from sale of mining interest	1,122,975	—
Prepaid expenses	13,494	2,948
Total Current Assets	1,243,360	11,261

MINERAL PROPERTIES	—	—

PROPERTY AND EQUIPMENT, net of depreciation	13,027	6,631

OTHER ASSETS
Reclamation bond	6,500	—

TOTAL ASSETS	$1,262,887	$17,892

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$519,631	$205,686
Accounts payable, related parties	15,000	—
Accrued expenses	76,082	75,780
Interest payable, related parties	209,786	125,561
Interest payable, convertible debt	12,747	—
Notes payable to related parties	1,692,857	1,032,857
Current portion of long term convertible debt	304,404	—
TOTAL CURRENT LIABILITIES	2,832,041	1,439,884

LONG-TERM CONVERTIBLE DEBT, net of current portion	290,983	—

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value, 20,000,000 shares
authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000
shares authorized; 37,373,000 and
35,967,715 shares issued and outstanding, respectively	373,733	359,677
Additional paid-in capital	8,025,700	7,518,815
Stock options and warrants	1,762,647	974,268
Beneficial conversion rights	434,920	—
Accumulated deficit prior to exploration stage	(558,504)	(558,504)
Accumulated deficit during exploration stage	(11,897,099)	(9,716,248)
TOTAL STOCKHOLDERS' DEFICIT	(1,858,603)	(1,421,992)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$1,262,887	$17,892

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

			Period from
			October 1, 1996
			(Inception of
			Exploration Stage)
	Year Ended	Year Ended	to
	September 30,	September 30,	September 30,
	2005	2004	2005
	(restated)		(restated)

REVENUES	$—	$—	$—

EXPENSES
Exploration expense	215,246	19,809	3,144,121
General and administrative	588,809	314,159	3,166,957
Officers and directors compensation	427,476	273,794	2,086,666
Legal and professional	272,520	268,101	1,678,399
Depreciation	3,628	2,900	55,504
Total Expenses	1,507,679	878,763	10,131,647

OPERATING LOSS	(1,507,679)	(878,763)	(10,131,647)

OTHER INCOME (EXPENSE)
Dividend and interest income	5,928	—	12,326
Settlement expense	(26,250)	—	(26,250)
Gain (loss) on disposition and impairment of assets	2,500	—	(175,019)
Gain on sale of mining interest	69,805		69,805
Gain (loss) on investment sales	—	(40,733)	(63,813)
Financing expense	(586,555)	—	(1,721,668)
Interest expense	(195,488)	(92,322)	(511,624)
Exchange gain (loss)	(6,015)	—	(6,015)
Other income	88	16,412	26,845
Forgiveness of debt	62,815	2,718	629,961
Total Other Income (Expense)	(673,172)	(113,925)	(1,765,452)

LOSS BEFORE INCOME TAXES	(2,180,851)	(992,688)	(11,897,099)

INCOME TAXES	—	—	—

NET LOSS	(2,180,851)	(992,688)	(11,897,099)

OTHER COMPREHENSIVE INCOME (LOSS)
Change in market value of investments	—	(1,800)	—

NET COMPREHENSIVE LOSS	$(2,180,851)	$(994,488)	$(11,897,099)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.06)	$(0.03)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	36,348,717	34,187,607

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, October 1, 1996	1,754,242	$17,542	$663,218	$—	$(558,504)	$—	$122,256

Common stock issuances as follows:
- for cash at $0.50 per share	200,000	2,000	98,000	—	—	—	100,000
- for payment of liabilities and expenses at $0.50
per share	45,511	455	22,301	—	—	—	22,756

Net loss for the year ended September 30, 1997	—	—	—	—	(128,614)	—	(128,614)
Balance, September 30, 1997	1,999,753	19,997	783,519	—	(687,118)	—	116,398

Issuance of common stock as follows:
- for mineral property at $0.50 per share	150,000	1,500	73,500	—	—	—	75,000
- for lease termination at $0.50 per share	12,000	120	5,880	—	—	—	6,000
- for debt at $0.50 per share	80,000	800	39,200	—	—	—	40,000
- for cash at $0.20 per share	7,500	75	1,425	—	—	—	1,500
- for compensation at $0.50 per share	9,000	90	4,410	—	—	—	4,500

Issuance of stock options for financing activities	—	—	—	2,659	—	—	2,659

Net loss for the year ended September 30, 1998	—	—	—	—	(119,163)	—	(119,163)

Change in market value of investments	—	—	—	—	—	117,080	117,080
Balance, September 30, 1998	2,258,253	22,582	907,934	2,659	(806,281)	117,080	243,974

Common stock issuances as follows:
- for cash at an average of $0.07 per share	555,000	5,550	35,450	—	—	—	41,000
- for prepaid expenses at $0.33 per share	50,000	500	16,000	—	—	—	16,500
- for consulting services at an average of
$0.20 per share	839,122	8,391	158,761	—	—	—	167,152
- for mineral property at $0.13 per share	715,996	7,160	82,470	—	—	—	89,630
- for officers' compensation at an average of
$0.24 per share	300,430	3,004	70,522	—	—	—	73,526
- for debt, investment and expenses at $0.30 per share	9,210	92	2,671	—	—	—	2,763
- for directors' compensation at an average of
$0.25 per share	16,500	165	3,960	—	—	—	4,125
- for rent at $0.25 per share	1,000	10	240	—	—	—	250
- for equipment at $0.30 per share	600,000	6,000	174,000	—	—	—	180,000

Net loss for the year ended September 30, 1999	—	—	—	—	(716,759)	—	(716,759)

Other comprehensive loss	—	—	—	—	—	(79,179)	(79,179)
Balance, September 30, 1999	5,345,511	$53,454	$1,452,007	$2,659	$(1,523,040)	$37,901	$22,982

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Stock		Other
	Number		Paid-in	Options and	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 1999	5,345,511	$53,454	$1,452,007	$2,659	$(1,523,040)	$37,901	$22,982

Common stock and option issuances as follows:
- for employee, officer and director
compensation at an average of
$0.61 per share	231,361	2,314	140,446	15,820	—	—	158,580
- for officers' and directors' compensation
at an average of $1.19 per share	11,500	115	13,615	—	—	—	13,730
- for services at an average of $0.47 per share	530,177	5,302	246,333	—	—	—	251,635
- for mineral property at $0.89 per share	1,000,000	1,000	88,000	—	—	—	89,000
- for investments at $0.33 per share	200,000	2,000	64,000	—	—	—	66,000
- for cash at $0.08 per share	456,247	4,562	28,969	—	—	—	33,531
- for cash, options and warrants	100,000	10,000	2,414	87,586	—	—	100,000
- for incentive fees at $0.33 per share	65,285	653	20,891	—	—	—	21,544
- for deferred mineral property acquisition
costs at $0.13 per share	129,938	1,299	14,943	—	—	—	16,242
- for modification of stockholder agreement
at $0.60 per share	200,000	2,000	118,000	30,000	—	—	150,000
- for modification of stockholder agreement	—	—	4,262	10,379	—	—	14,641
-from exercise of options at $0.12 per share	9,962,762	99,628	1,103,016	(37,524)	—	—	1,165,120

Cash received for the issuance of common stock
warrants for 7,979,761 shares of stock	—	—	—	10,000	—	—	10,000

Miscellaneous common stock adjustments	(5)	—	—	—	—	—	—

Net loss for the year ended September 30, 2000	—	—	—	—	(2,186,541)	—	(2,186,541)

Other comprehensive income (loss)	—	—	—	—	—	(38,314)	(38,314)
Balance, September 30, 2000	18,232,776	$182,327	$3,296,896	$118,920	$(3,709,581)	$(413)	$(111,850)

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

Common Stock		Additional	Stock		Other
Number		Paid-in	Options and	Accumulated	Comprehensive
of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 2000	18,323,776	$182,327	$3,296,896	$118,920	$(3,709,581)	$(413)	$(111,850)

Common stock and option issuances as follows:
- for cash of $1.00 per share	192,000	1,920	190,080	—	—	—	192,000
- for cash and consulting services from
options for $0.39 per share	33,333	333	12,737	(3,070)	—	—	10,000
- for services at an average of $0.92 per share	13,700	137	12,463	—	—	—	12,600
- for officer and employee compensation at
$1.13 per share	5,200	52	5,828	—	—	—	5,880
- for payment of accrued officer's compensation
at $1.35 per share	10,000	100	13,400	—	—	—	13,500
- for consulting services at an ave of $0.77 per share	45,461	455	34,247	—	—	—	34,702
- for directors' compensation at $0.85 per share	75,000	750	63,000	—	—	—	63,750
- for modification of contract at $0.78 per share	3,000	30	2,310	—	—	—	2,340
- for interest payment on contract
at an average of $0.80 per share	10,000	100	7,900	—	—	—	8,000
- for mineral property expenses at $0.85 per share	1,000	10	840	—	—	—	850
- for debt at $1.00 per share	134,500	1,345	133,155	—	—	—	134,500

Options issued to officers, directors and employees for services	—	—	—	354,000	—	—	354,000

Warrants issued as follows:
- for consulting services	—	—	—	170,521	—	—	170,521
- for loan agreements	—	—	—	141,547	—	—	141,547
- for extension of exercise period
on outstanding warrants	—	—	—	608,058	—	—	608,058

Net loss for the year ended September 30, 2001	—	—	—	—	(3,437,354)	—	(3,437,354)

Other comprehensive income	—	—	—	—	—	413	413
Balance, September 30, 2001	18,755,970	$187,559	$3,772,856	$1,389,976	$(7,146,935)	$—	$(1,796,543)

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

Common Stock		Additional	Stock		Other
Number		Paid-in	Options and	Accumulated	Comprehensive
of Shares	Amount	Capital	Warrants	Deficit	Income (Loss)	Total

Balance, September 30, 2001	18,755,970	$187,559	$3,772,856	$1,389,976	$(7,146,935)	$—	$(1,796,543)

Common stock issuances as follows:
- for cash at $0.10 per share	2,500,000	25,000	225,000	—	—	—	250,000
- for a note payable at $1.00 per share	25,000	250	24,750	—	—	—	25,000
- for consulting fees payable at $0.55 per share	12,536	126	6,769	—	—	—	6,895
- for mineral properties at $0.70 per share	1,100,000	11,000	759,000	—	—	—	770,000
- for services at an average of $0.49 per share	112,500	1,125	53,625	—	—	—	54,750
- for financing expense at an average of $0.44 per share	82,429	824	35,369	—	—	—	36,193

Options issued to officers, directors and employees for services	—	—	—	29,528	—	—	29,528

Warrants issued as follows:							—
- for loan agreements	—	—	—	55,352	—	—	55,352

Expiration of stock options and warrants	—	—	91,814	(91,814)	—	—	—

Interest expense forgiven by shareholders	—	—	42,950	—	—	—	42,950

Net loss for the year ended September 30, 2002	—	—	—	—	(1,168,171)	—	(1,168,171)
Balance, September 30, 2002	22,588,435	225,884	5,012,133	1,383,042	(8,315,106)	—	(1,694,046)

Common stock issuances as follows:
- miscellaneous common stock adjustment	29,555	296	—	—	—	—	296
- for cash at $0.10 per share	5,500,000	55,000	495,000	—	—	—	550,000
- for consulting services at an average of $0.15 per share	1,763,779	17,638	243,362	—	—	—	261,000
- for loans payable at an average of $0.10 per share	369,160	3,692	33,225	—	—	—	36,917
- for prior period services at an average of $.13 per share	245,000	2,450	30,550	—	—	—	33,000
- for investments at $0.21 per share	450,000	4,500	88,668	—	—	—	93,168
- to officers and directors for services at $.10 per share	1,423,156	14,232	129,024	—	—	—	143,256
- penalty shares at $.26 per share	860,000	8,600	215,000	—	—	—	223,600

Change in marekt value of investments	—	—	—	—	—	1,800	1,800

Net loss for the year ended September 30, 2003	—	—	—	—	(966,958)	—	(966,958)
Balance, September 30, 2003	33,229,085	$332,291	$6,246,963	$1,383,042	$(9,282,064)	$1,800	$(1,317,968)

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (continued)

	Common Stock		Additional	Stock	Beneficial		Other
	Number		Paid-in	Options and	Conversion	Accumulated	Comprehensive
	of Shares	Amount	Capital	Warrants	Rights	Deficit	Income (Loss)	Total

Balance, September 30, 2003	33,229,085	$332,291	$6,246,963	$1,383,042	$—	$(9,282,064)	$1,800	$(1,317,968)

Common stock issuances as follows:
- for cash at $0.20 per share	1,675,000	16,750	318,250	—	—	—	—	335,000
- for consulting services at an average of $0.35 per share	162,500	1,625	54,800	—	—	—	—	56,425
- for accounts payable at an average of $.24 per share	626,130	6,261	144,584	—	—	—	—	150,845
- for investments at $0.20 per share	125,000	1,250	23,750	—	—	—	—	25,000
- to officers and directors for services at $.12 per share	150,000	1,500	16,500	—	—	—	—	18,000

Expired options & warrants	—	—	503,774	(503,774)	—	—	—	—

Options issued to officers and directors for services	—	—	—	95,000	—	—	—	95,000

Gain on sale of internal securities	—	—	210,194	—	—	—	—	210,194

Change in market value of investments	—	—	—	—	—	—	(1,800)	(1,800)

Net loss for the year ended September 30, 2004	—	—	—	—	—	(992,688)	—	(992,688)
Balance, September 30, 2004	35,967,715	359,677	7,518,815	974,268	—	(10,274,752)	—	(1,421,992)

Common stock issuances as follows:
- for services at an average of $.23 per share	199,585	1,996	44,591	—	—	—	—	46,587
- for financing expenses at $0.345 per share	210,000	2,100	70,350	—	—	—	—	72,450
- for financing expenses at an average of $0.24 per share	66,000	660	15,500	—	—	—	—	16,160
- to officers and directors for services at $.23 per share	634,518	6,345	139,655	—	—	—	—	146,000
- for convertible debt	295,482	2,955	55,669	—	—	—	—	58,624

Convertible debt issuance:
- class A warrants at $0.15 per share	—	—	—	51,577	—	—	—	51,577
- class B warrants at $0.10 per share	—	—	—	42,248	—	—	—	42,248
- beneficial conversion rights at $0.19 per share	—	—	—	—	77,158	—	—	77,158

Options issued to officers and directors for services	—	—	—	143,840	—	—	—	143,840

Cancellation of warrants and beneficial conversion rights	—	—	170,983	(93,825)	(77,158)	—	—	—

Expiration of warrants	—	—	10,137	(10,137)	—	—	—

Convertible debt issuance:
- class A warrants at $0.10 per share	—	—	—	66,990	—	—	—	66,990
- class B warrants at $0.02 per share	—	—	—	18,275	—	—	—	18,275
- beneficial conversion rights at $0.25 per share	—	—	—	—	128,333	—	—	128,333

Convertible debt issuance:								—
- class A warrants at $0.15 per share	—	—	—	386,275	—	—	—	386,275
- class B warrants at $0.08 per share	—	—	—	183,136	—	—	—	183,136
- beneficial conversion rights at $0.19 per share	—	—	—	—	306,587	—	—	306,587

Net loss for the year ended September 30, 2005(restated)	—	—	—	—	—	(2,180,851)	—	(2,180,851)
Balance, September 30, 2005 (restated)	37,373,300	$373,733	$8,025,700	$1,762,647	$434,920	$(12,455,603)	$—	$(1,858,603)

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

			Period from
			October 1, 1996
			(Inception of
			Exploration Stage)
	Year Ended	Year Ended	to
	September 30,	September 30,	September 30,
	2005	2004	2005
	(restated)		(restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,180,851)	$(992,688)	$(11,897,099)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	3,628	2,900	55,504
Amortization of debt discount	497,432	—	497,432
Loss (Gain) on investment sales	—	40,733	68,969
Loss (Gain) on disposition and impairment of assets	(2,500)	—	183,391
Gain on sale of mining interest	(69,805)	—	(69,805)
Gain on sale of mineral property claims for securities	—	—	(500)
Gain on trade-in of property and equipment	—	—	(7,872)
Gain on forgiveness of debt	(62,815)	—	(201,581)
Gain on settlement of vendor account	—	(16,412)	—
Interest expense forgiven by related parties	—	(2,718)	20,848
Common stock issued for services
and financing expenses	281,197	56,425	1,265,171
Common stock issued for payables and accrued expenses	—	150,845	219,656
Common stock and options issued as compensation	143,840	113,000	1,249,011
Stock options and warrants issued for financing activities	—	—	822,257
Common stock issued for investments	—	—	93,168
Common stock and warrants issued to acquire mineral
property options	—	—	1,114,873
Warrants issued for consulting fees	—	—	170,521
Common stock issued for incentive fees	—	—	21,544
Investment traded for services	—	—	45,939
Common stock issued for payment of interest	17,160	—	17,160
Changes in assets and liabilities:
Prepaid expenses & inventory	(10,546)	(2,948)	(9,689)
Accounts receivable	(42,500)	—	(42,500)
Accounts payable	116,982	75,679	432,741
Accounts payable, related parties	15,000	—	15,000
Accounts payable - checks in excess of bank balance	—	(3,297)	7
Accrued expenses	302	75,780	1,897
Reclamation bond	(6,500)	—	(6,500)
Interest payable, related parties	84,225	(7,026)	183,728
Interest payable, convertible debt	12,747	—	12,747
Net cash used by operating activities	(1,203,004)	(509,727)	(5,872,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	2,500	—	37,626
Purchase of fixed assets	(10,023)	(4,358)	(10,023)
Proceeds from sale of mineral property	203,000	—	223,000
Costs of mining interest	(1,011,395)	—	(1,011,395)
Purchase of furniture and equipment	—	—	(46,053)
Proceeds from investments sold	—	39,646	183,161
Net cash provided (used) by investing activities	(815,918)	35,288	(623,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and short-term borrowings	(250,000)	(112,500)	(374,556)
Proceeds from internal securities sale	—	210,194	210,194
Sale of warrants for common stock	—	—	10,000
Proceeds from borrowings	2,325,000	47,500	3,794,157
Sale of common stock, subscriptions
and exercise of options	—	335,000	2,693,151
Issuance of penalty shares	—	—	223,600
Net cash provided by financing activities	2,075,000	480,194	6,556,546

NET INCREASE (DECREASE) IN CASH	56,078	5,755	60,784

CASH, BEGINNING OF PERIOD	8,313	2,558	3,607

CASH, END OF PERIOD	$64,391	$8,313	$64,391

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

		Period from
		October 1, 1996
		(Inception of
		Exploration Stage)
Year Ended	Year Ended	to
September 30,	September 30,	September 30,
2005 (restated)	2004	2005 (restated)

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$72,486	$95,194	$167,680
Income taxes paid	$—	$—	$—

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock and warrants issued to acquire
mineral properties	$—	$—	$344,873
Common stock issued to acquire mineral property	$—	$—	$845,000
Common stock issued for acquisition of
mining equipment	$—	$—	$180,000
Common stock issued for services and expenses	$281,197	$56,425	$1,265,171
Common stock issued for investment	$—	$25,000	$185,168
Common stock issued for payables and accrued expenses	$—	$150,845	$219,656
Common stock issued for incentive fees	$—	$—	$21,544
Common stock and options issued as compensation	$143,840	$113,000	$1,121,215
Common stock and options issued for payment of convertible debt	$41,464	$—	$41,464
Common stock and options issued for payment of interest	$17,160	$—	$17,160
Stock options and warrants issued for financing activities	$—	$—	$822,257
Warrants issued for consulting fees	$—	$—	$170,521
Deferred acquisition costs on mining property	$—	$—	$46,242
Purchase of equipment with financing agreement	$—	$—	$21,814
Investments received for mineral property	$—	$—	$5,500
Investments traded for services	$—	$—	$45,939
Equipment for loans payable	$—	$—	$4,500
Warrants issued with convertible debt	$654,676	$—	$654,676
Beneficial conversion rights	$434,920	$—	$434,920

The accompanying notes are an integral part of these financial statements.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Trend Mining Company (formerly Silver Trend Mining Company) (“the Company” or “Trend”) was incorporated on September 7, 1968 under the laws of the State of Montana for the purpose of acquiring, exploring and developing mining properties. From 1984 to late 1996, the Company was dormant. In November 1998, the Company changed its focus to exploration for platinum and palladium related metals primarily in the United States. In February of 1999, the Company changed its name to Trend Mining Company to better reflect the Company’s change of focus and diversification into platinum group metals. In 2004, the Company further diversified into uranium properties although actual exploration has not yet commenced. The Company conducts operations primarily from its offices in Littleton, Colorado. The Company has a September 30 fiscal year-end.

On March 28, 2001, the Company reincorporated in Delaware. This reincorporation represented a change of corporate domicile and had no accounting impact. Under its amended certificate of incorporation, Trend has authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share and 20,000,000 shares of authorized preferred stock with a par value of $0.01, with rights and preferences to be determined by the Company’s board of directors. One share of Series A preferred stock was created and issued to Mr. Thomas S. Kaplan which required the holder’s approval for all stock and equity issuances. In October 2002, this preferred share was cancelled. See Note 4.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes rely on the integrity and objectivity of the Company’s management. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Basic and Diluted Loss per Share

Basic and diluted loss per share are computed by dividing the net loss by the weighted average number of shares outstanding during the year or period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the length of time that they were outstanding.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Outstanding options and warrants and convertible debt representing an aggregate potential conversion into 22,938,178 and 10,068,174 shares of common stock, as of September 30, 2005 and 2004, respectively, have been excluded from the calculation of diluted loss per share as they would be antidilutive.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

Following guidance provided by EITF 00-27 the Company allocates proceeds received from convertible notes and/or securities first to warrants granted the note holders. The value of the warrants and the beneficial conversion feature are recorded on the balance sheet as a debt discount and as an increase to shareholders equity. The discounts are amortized over the life of the loans.

Cash and Cash Equivalents

For purposes of its statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Compensated Absences

The Company’s employees are entitled to paid vacation, paid sick days and personal days off depending on job classification, length of service and other factors. The Company estimates that the amount of compensation for future absences is minimal and immaterial for the periods ended September 30, 2005 and 2004. Accordingly, no liability has been recorded in the financial statements.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” Amounts are reported net of tax and include unrealized gains or losses on available for sale securities.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (hereinafter “SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

During the years ended September 30, 2005 and 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Employee and Non-Employee Stock Compensation

The Company values common stock issued without restrictions to employees and non-employees for services, property and investments at the fair market value of the common stock, which is the closing price of Company stock on the day of issuance. If no trading occurred on a date of issuance, then the fair market value used is the lower of the closing prices on the first previous day or the first following day on which the Company’s stock was traded. The Company may issue common stock with restrictions in these circumstances and, if it does, may issue such shares at a reasonable discount to fair market value. These stock issuances are accounted for in the statement of stockholders’ equity and as expenses, if the stock was issued for services or exploration costs, and as assets, if the stock was issued for investments or real property.

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred. Exploration costs expensed during the years ended September 30, 2005 and 2004 were $215,246 and $19,809 respectively. As of September 30, 2005, cumulative exploration costs expensed during the Company’s exploration stage totaled $3,144,121.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Exploration Stage Activities

The Company has been in the exploration stage since October 1, 1996, when the Company emerged from a period of dormancy, and has no revenues from operations. The Company is primarily engaged in the acquisition and exploration of mineral properties. Should the Company locate a commercially viable reserve, the Company would expect to actively prepare the site for extraction. The Company’s accumulated deficit prior to the exploration stage was $558,504.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash, investment in securities available-for-sale, accounts payable and accrued expenses and short-term borrowings. All instruments other than the investment in securities available-for-sale are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2005 and 2004. Investment in securities available-for-sale is recorded at fair value at September 30, 2005 and 2004.

Going Concern

As shown in the accompanying financial statements, at September 30, 2005, the Company has limited cash, has negative working capital, has no revenues, has incurred a net loss of $2,180,851 for the fiscal year, and has an exploration stage accumulated deficit of $11,897,099. These factors indicate that the Company may be unable to continue in existence in the absence of receiving additional funding. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company estimates that approximately $1,000,000 is required to fund operations of the Company for the next 12 months assuming minimal exploration activities. The Company’s management believes that it will be able to generate sufficient cash from public or private debt or equity financing in order for the Company to continue to operate based on current expense projections.

Impaired Asset Policy

The Company adopted Financial Accounting Standards Board Statement No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.” In complying with these standards, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts whenever events or changes in circumstances indicate that an asset may not be recoverable.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

The amount of loss, if any, is measured by the amount that the carrying value of the long-lived asset exceeds its fair value in accordance with SFAS No. 144. Properties are acquired and recorded at fair values negotiated in arm’s length transactions. The Company expenses the exploration and maintenance of its properties and claims. If results of exploration warrant an assessment of the carrying value of a mineral property’s acquisition cost, or if the Company has an indication that a property’s recorded fair value has declined, such costs will be reviewed and the related impairment, if any, will be recognized at that time.

Investment Policies

The Company uses the average cost method to determine the gain or loss on investment securities held as available-for-sale based upon the accumulated cost basis of specific investment accounts.

Mineral Properties

The Company capitalizes only amounts paid in cash or stock as consideration for the acquisition of real property. See Note 3. Properties are acquired and recorded at fair values negotiated in arm’s length transactions. Costs and fees paid to locate and maintain mining claims, to acquire options to purchase claims or properties, and to maintain the mineral rights and leases, are expensed as incurred.

Mineral properties are periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property be abandoned, its unamortized capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Option and Warrant Fair Value Calculations

The Company utilizes the Black-Scholes valuation model to calculate the fair value of options and warrants issued for financing, acquisition, compensation and payment for services. The parameters used in such valuations include a risk free rate of 5%, the assumption that no dividends are paid, exercise periods ranging from 1 week to 3 years, depending upon the terms of the instrument issued, and a volatility ranging from 78%-91% which is calculated annually based on estimates of expected volatility, in accordance with Statement of Financial Accounting Standards No. 123. See Note 5.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have a material impact on the Company’s financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.153, “Exchanges of Nonmonetary Assets - an Amendment of APB Opinion No. 29”, (hereinafter “SFAS No. 153”). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company’s financial condition or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (hereinafter “SFAS No. 152”), which amends FASB Statement No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, “Accounting for Real Estate Time-Sharing Transactions”(hereinafter “SOP 04-2”). This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the Company’s financial condition or results of operations.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have a material impact on the Company as the Company does not anticipate maintaining inventory.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Provision for Taxes

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (hereinafter “SFAS No. 123 (R)”). This statement replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date ( with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. The Company currently reports stock issued to employees under the rules of SFAS No. 123. therefore management expects no material impact to its financial statements from the adoption of this statement.

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and the expected future benefits of net operating loss carryforwards, tax credit and other carryforwards. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2005, the Company had net deferred tax assets, calculated at an expected rate of 34% of approximately $2,347,000 (net of a deferred tax liability of approximately $24,000) principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2005.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

The tax effects of significant temporary differences and carryforwards which give rise to the Company's deferred tax assets and liabilities at September 30, 2005 and 2005, are as follows:

	2005	2004
Deferred Tax Assets:
Net operating loss carryforward	$2,304,000	$1,681,000
Other	67,000	--
	2,371,000	1,681,000

Deferred Tax Liabilities	(24,000)	--

Valuation Allowance:
Beginning of year	(1,681,000)	(1,450,000)
(Increase) decrease	(666,000)	(231,000)
End of year	(2,347,000)	(1,681,000)

Net Deferred Tax Assets	$--	$--

The components of income tax expense for the years ended September 30, 2005 and 2004, are as follows:

	2005	2004
Current tax benefit (expense)	$--	$--
Deferred tax benefit (expense)	666,000	231,000
Increase in deferred tax
assets valuation allowance	(666,000)	(231,000)
Income tax (expense)	$--	$--

During 2005 and 2004, the Company had deferred tax benefits that resulted primarily from net operating losses for which there were no currently refundable federal taxes. The calculation for deferred tax assets does not include approximately $780,000 of expenses for non-deductible options, warrants and beneficial conversion rights and approximately $70,000 on the gain on the sale of the mining interest (see Note 3). At September 30, 2005, the Company has federal net operating loss carryforwards of approximately $6,775,000 which, if not utilized, will expire in the years 2009 through 2025.

The provision for income taxes does not bear a normal relationship to pre-tax earnings. A reconciliation of the U.S. federal income tax rate with the actual effective rate for the years ended September 30, 2005 and 2004, is as follows:

	2005	2004

Income tax expense at statutory rate	34%	34%
Stock options and warrants	(10)	--
Change in valuation allowance	(31)	(23)
Other	7	(11)
	0%	0%

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. This reclassification has resulted in no changes to the Company’s accumulated deficit or net losses presented.

NOTE 3 -  MINERAL PROPERTIES

The following describes the Company’s significant mineral properties at September 30, 2005:

Andacollo Mine, Chile

During the fourth quarter of 2005, Trend entered into negotiations to purchase 100% of Compania Minera Dayton (“CMD”), a Chilean corporation that owns and operated the Andacollo Mine in Chile. On September 20, 2005, Trend bought 30% of the corporation's shares (and effectively 30% of the aforementioned mine), while a separate group of investors purchased the remaining 70%.

The Company paid an initial $900,000 in cash for the acquisition. The Company also paid out additional related expenses for which it was to be repaid 70% by the other investors. Before the end of the year, the investor group then initiated an offer to buy Trend’s 30% stake in exchange for cash of $1,122,975, a one percent net smelter returns royalty, and a 30% back-in right excercisable through April 1, 2006. At September 30, 2005 the cash portion of the purchase price had not been received by the Company. As a result of this transaction, the Company recognized a gain of $69,804.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

The final operating permits were obtained on December 27, 2005 for the mine, which is expected to be fully operational by the second quarter of 2006, after which time Trend is contractually entitled to receive 1% of gold revenues from the mine in monthly installments.

Diabase Peninsula, Cree Lake Area, Saskatchewan, Canada

On September 15, 2004, the Company announced that it had diversified into uranium exploration with the staking of a mining claim comprising approximately 940 hectares (approximately 4 square miles) in the Athabasca Basin of Saskatchewan.

The Company announced in October 2004 that it had signed an option to purchase an additional mining claim at Cree Lake which covers approximately 6.5 square miles. The new land position is located immediately adjacent to, and southwest of, Trend’s existing Cree Lake project at Diabase Peninsula and is referred to herein as the Diabase Peninsula Lease.

Terms of the option require Trend to maintain the claim group in good standing by performing a minimum of approximately CDN $20,172 worth of field work per year. In addition, there are property payments totaling CDN 15,000, $20,000, and $30,000, respectively, in each of the first three years. Trend may exercise its right to purchase the claims for CDN $1 million any time during the first eight years of the option, at which time the property remains subject to a 3% gross royalty on any and all minerals produced.

Subsequent to the acquisition of the Diabase Peninsula Lease, Trend staked one more claim on the southwestern edge of the lease for an additional 1603 hectares (6.2 square miles), such that the aggregate area of uranium claims in the Athabasca Basin totals 4224 hectares (16.2 square miles).

In December 2004, Trend announced that it and Nuinsco Resources Limited (“Nuinsco”) signed a Letter of Intent to form a 50-50 joint venture to own, operate and explore the three Cree Lake/Diabase Peninsula claims. The agreement provides that Nuinsco, at its expense, will immediately undertake an exploration program consisting of geophysical surveys and geochemical sampling to be followed by drilling. A definitive joint venture agreement was executed on September 29, 2005, under terms of which Nuinsco must maintain all three claims in good standing and must spend CDN $2 million by December of 2007 in order to earn its 50% share of the joint venture. Additionally, Nuinsco will grant to the Company 250,000 freely trading shares of Nuinsco common stock. At September 30, 2005 the value of the Nuinsco shares was $42,500 and is included in accounts receivable n the financial statements.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Montana Properties

In January 2005, Trend announced that it signed a letter of intent to form a 50-50 joint venture with Aurora Metals Limited (“Aurora”). The agreement provides, that Trend will explore for platinum group metals on portions of an Aurora claim known as the “Stillwater Intrusive Complex” in Montana. Trend will be the operator during the exploration stage and will earn 50% in the project by spending $2 million over next 5 years. Additionally, Trend issued 50,000 shares of its common stock on commencement of the agreement. Also, Trend must issue 20,000 shares and fund $20,000 in the first year, and $20,000 in cash or stock each year thereafter until it has spent the agreed upon sum of $2 million, at which time the 50-50 joint venture will be formed. At September 30, 2005, the Company has spent approximately $100,000 on the project.

 Wyoming Properties

In September 1999, the Company entered into an option agreement with General Minerals Corporation (“GMC”) to acquire the Lake Owen Project located in Albany County, Wyoming. The agreement with GMC entitled the Company to receive 104 unpatented mining claims in exchange for 715,996 shares of common stock, $40,000 in cash to be paid in four quarterly payments of $10,000 and $750,000 in exploration expenditure commitments to be incurred over a three-year option period. In May 2000, the Company issued an additional 129,938 shares of common stock under this agreement for the acquisition of the Lake Owen Project.

The Company and GMC subsequently entered into an amendment to the agreement under which (i) the Company issued 416,961 shares of common stock to GMC upon GMC’s exercise of preemptive rights, (ii) the Company agreed to perform an additional $15,000 of geophysical work on the Lake Owen Project prior to December 31, 2000 (subsequently modified), (iii) the Company issued 200,000 additional shares and warrants exercisable until June 2002 to purchase 200,000 shares at $0.70 per share, and (iv) GMC agreed to terminate its antidilution and preemptive rights as provided in the original agreement. The Company has expensed $295,873 for cash paid and common stock issued to acquire this project. The 200,000 warrants have expired. See Note 5.

In 1999-2000, the Company staked additional claims at Lake Owen and an adjoining area, Albany West, and now holds 601 unpatented mining claims at the Lake Owen Project.

In March 2002, the Company issued 1,100,000 shares, valued at $770,000 in full satisfaction of cash commitments relating to exploration activities. The issuance of these shares resulted in the full ownership of the Lake Owen Project property by Trend Mining Company.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

At September 30, 2005, the Company has begun exploration of this property.

Peter Lake, Saskatchewan, Canada

As of September 30, 2005, the Company holds 8 mining claims covering 36,648 hectares (141 square miles) in the Peter Lake Domain of Saskatchewan. The Peter Lake Domain is recognized to host known occurrences of copper-nickel and platinum-palladium mineralization. During the summer of 2005, the Company executed a broad reconnaissance program to search for extractable concentrations of such mineralization. The Company’s position at Peter Lake evolved as follows:

In August 2000, the Company staked five claims comprising about 26,253 hectares (101 square miles) in northern Saskatchewan. In 2002, the Company allowed these claims to lapse and subsequently restaked them plus one additional claim comprising 5,543 hectares (21 square miles).

 In October of 2004 the Company expanded its Peter Lake Project by acquiring 3 claims: An approximate two square miles near Ant Lake, 3.5 square miles at Swan Lake, and 13 square miles at Seahorse Lake. The Company will be required to spend approximately CDN$ 58,224 in 2006 to retain these claims.

At September 30, 2005, the Company has begun exploration of this property.

Nevada Properties

At September 30, 2005, the Company retains a 1.5% net smelter returns royalty interest in the Pyramid Mine, which consists of five unpatented lode mining claims within the Walker Indian Reservation near Fallon, Nevada, but has abandoned all other projects in the state of Nevada.

NOTE 4 -  CAPITAL STOCK

Preferred Stock

Under its amended Delaware certificate of incorporation, Trend authorized the issuance of 20,000,000 shares of preferred stock with a par value of $0.01 per share, with rights and preferences to be determined by the Company’s board of directors.

In 2001, one share of Series A preferred stock was created and issued to Mr. Thomas S. Kaplan under an agreement which required the holder’s approval of all common and preferred stock and equity issuances until such time as Mr. Kaplan, Electrum LLC or Mr. Asher B. Edelman no longer beneficially owned more than twenty percent of the Company’s outstanding stock. Holders of the Company’s common stock were to vote on the continued existence of the Series A preferred stock at each annual meeting subsequent to this share’s issuance. In the event that the Company’s preferred stock is not continued, the outstanding share of Series A preferred stock could be tendered for one share of the Company’s common stock.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

In October 2002, the Company and Mr. Kaplan reached an agreement canceling this one share.

Common Stock

On March 28, 2001, the Company completed its reincorporation in Delaware. Under its amended certificate of incorporation, Trend authorized the issuance of 100,000,000 shares of common stock with a par value of $0.01 per share. Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of classes of stock at the time outstanding having prior rights, and series of preferred stock, the holders of common stock shall have exclusively all other rights of stockholders of the Company, including, but not limited to, the right to receive dividends, and in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally al of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive.

During the year ended September 30, 2005, the Company issued 199,585 shares of common stock valued at $46,587 for accounts payable and services, 634,518 shares of common stock valued at $146,000 for director, officer and employee compensation, 276,000 shares of common stock valued at $88,610 for financing expenses and 295,482 shares of common stock valued at $55,669 for convertible debt. Of these shares, 600,000 were issued under the 2000 Equity Incentive Plan (see Note 5).

During the year ended September 30, 2004, the Company issued 626,130 shares of common stock valued at $150,845 for accounts payable, 125,000 shares of common stock valued at $25,000 for investments, 312,500 shares of common stock valued at $74,425 for services, 180,000 shares of common stock valued at $36,000 for director, officer and employee compensation, and 1,675,000 shares of common stock for $335,000 cash. In addition, the Company received the proceeds from a gain on the sale of internal securities in the amount of $210,914. This gain was recorded as additional paid-in capital.

 See Note 5 regarding future loan repayments in units of Trend securities.

The following table discloses the Company’s stock and equity transactions during its exploration stage. This information meets the disclosure requirements of Statement of Financial Accounting Standards No. 7 for development and exploration stage disclosures. The following abbreviations are used in the table: CS for common stock; OPT for options; and WAR for warrants.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
Balance, October 1, 1996		1,754,242	$ -	$17,542	$663,218	$680,760			$ -

CS for Cash	3/25/1997	200,000	0.50	2,000	98,000	100,000
CS for Payment of liabilities and expenses	9/30/1997	45,511	0.5	455	22,301	22,756

Balance September 30, 1997		1,999,753		19,998	783,518	803,516

CS for Mineral property	7/23/1998	150,000	0.50	1,500	73,500	75,000
CS for Cash	7/23/1998	7,500	0.2	75	1,425	1,500
CS for Lease termination	7/23/1998	12,000	0.5	120	5,880	6,000
CS for Debt	7/23/1998	80,000	0.5	800	39,200	40,000
OPT for Financing	9/24/1998						180,000		2,659
CS for Compensation	9/30/1998	9,000	0.5	90	4,410	4,500

Balance September 30, 1998		2,258,253		22,583	907,933	930,516	180,000		2,659

CS for Debt, investment and expenses	10/12/1998	9,210	0.30	92	2,671	2,763
CS for Equipment	10/30/1998	600,000	0.3	6,000	174,000	180,000
CS for Cash	11/28/1998	5,000	0.2	50	950	1,000
CS for Officers' compensation	12/31/1998	30,858	0.44	309	13,191	13,500
CS for Directors' compensation	1/25/1999	16,500	0.25	165	3,960	4,125
CS for Officers' compensation	1/31/1999	8,572	0.35	86	2,914	3,000
CS for Officers' compensation	3/31/1999	24,000	0.25	240	5,760	6,000
CS for Consulting services	3/31/1999	6,000	0.25	60	1,440	1,500
CS for Consulting services	4/30/1999	32,000	0.28	320	8,640	8,960
CS for Officers' compensation	4/30/1999	12,000	0.28	120	3,240	3,360
CS for Consulting services	5/31/1999	73,333	0.25	733	17,600	18,333
CS for Consulting services	6/30/1999	34,353	0.25	344	8,244	8,588
CS for Officers' compensation	6/30/1999	50,000	0.16	500	7,500	8,000
CS for Consulting services	6/30/1999	95,833	0.16	958	14,375	15,333

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
CS for Consulting services	7/6/1999	5,000	0.25	50	1,200	1,250
OPT for Financing activities	7/22/1999						50,000
CS for Mineral property option	7/27/1999	715,996	0.13	7,160	82,471	89,631
CS for Cash	7/29/1999	33,333	0.15	333	4,667	5,000
CS for Consulting services	7/30/1999	146,603	0.12	1,466	16,126	17,592
CS for Consulting services	7/31/1999	133,697	0.12	1,337	14,707	16,044
CS for Officers' compensation	7/31/1999	41,667	0.12	417	4,583	5,000
CS for Cash	8/4/1999	16,667	0.15	167	2,333	2,500
CS for Rent	8/9/1999	1,000	0.25	10	240	250
OPT for Financing activities	8/13/1999						100,000
CS for Cash	8/15/1999	50,000	0.05	500	2,000	2,500
CS for Consulting services	8/17/1999	5,000	0.25	50	1,200	1,250
CS for Cash	8/17/1999	100,000	0.05	1,000	4,000	5,000
CS for Cash	8/26/1999	100,000	0.1	1,000	9,000	10,000
CS for Consulting services	8/31/1999	159,750	0.25	1,598	38,341	39,938
CS for Prepaid expenses	9/10/1999	50,000	0.33	500	16,000	16,500
CS for Cash	9/10/1999	50,000	0.1	500	4,500	5,000
CS for Cash	9/13/1999	200,000	0.05	2,000	8,000	10,000
CS for Consulting services	9/30/1999	80,053	0.26	801	20,013	20,814
CS for Officers' compensation	9/30/1999	133,333	0.26	1,333	33,334	34,667
CS for Consulting services	9/30/1999	67,500	0.26	675	16,875	17,550
Balance September 30, 1999		5,345,511		53,455	1,452,009	1,505,464	330,000		2,659

CS for Consulting services	10/4/1999	50,000	0.26	500	12,500	13,000
CS for Cash	10/22/1999	25,000	0.2	250	4,750	5,000
CS for Consulting services	10/31/1999	273,675	0.31	2,737	82,103	84,840
CS for Officers' compensation	11/30/1999	52,694	0.31	527	15,807	16,334
CS for Consulting services	11/30/1999	4,327	0.31	43	1,298	1,341
CS, OPT & WAR for Cash	12/31/1999	1,000,000	0.012	10,000	2,414	12,414	8,108,000	6,250,000	87,586
CS for Consulting services	12/31/1999	1,200	0.35	12	408	420
CS for Consulting services	1/4/2000	15,000	0.28	150	4,050	4,200
CS for Investments	1/15/2000	200,000	0.33	2,000	64,000	66,000
CS for Incentive fees	1/17/2000	65,285	0.33	653	20,891	21,544
OPT Expiration	1/22/2000						-50,000

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
CS for Cash	1/25/2000	14,286	0.35	143	4,857	5,000
CS for Cash from options	2/22/2000	1,000,000	0.142	10,000	131,900	141,900	-1,000,000		-1,900
CS & OPT for Employees' compensation	2/25/2000	16,667	0.66	167	10,833	11,000	33,333		3,070
CS for Consulting services	2/29/2000	10,000	0.72	100	7,100	7,200
CS for Mineral property	3/24/2000	50,000	1.03	500	51,000	51,500
CS for Cash from options	3/27/2000	2,500,000	0.142	25,000	329,750	354,750	-2,500,000		-4,750
CS for Consulting services	3/31/2000	75,000	0.81	750	60,000	60,750
CS for Officers' compensation	3/31/2000	3,000	0.81	30	2,400	2,430
CS for Mineral property	4/4/2000	50,000	0.75	500	37,000	37,500
CS & OPT for Directors' compensation	4/11/2000	150,000	0.7	1,500	103,500	105,000	67,000		12,750
CS for Deferred mineral property acquisition costs	5/8/2000	129,938	0.125	1,299	14,943	16,242
CS for Consulting services	5/15/2000	9,975	0.63	100	6,184	6,284
CS for Cash	6/26/2000	416,961	0.056	4,170	19,361	23,531
CS & WAR for Modification of stockholder agreement	6/26/2000	200,000	0.6	2,000	118,000	120,000		200,000	30,000
OPT & WAR for Modification of stockholder agreement	6/27/2000						1,729,762	1,729,761	14,641
CS for Cash from options	6/29/2000	1,597,588	0.064	15,976	86,740	102,716	-1,597,588		-2,716
CS for Officers' compensation	6/30/2000	9,000	0.81	90	7,185	7,275
CS for Consulting services	6/30/2000	1,000	0.7	10	690	700
OPT Agreement Modification	7/7/2000						-127,500
CS for Cash from options	7/14/2000	10,000	0.3	100	2,900	3,000	-10,000
CS for Cash from options	7/21/2000	1,800,000	0.122	18,000	201,060	219,060	-1,800,000		-12,060
CS for Cash from options	7/26/2000	650,000	0.122	6,500	72,605	79,105	-650,000		-4,355
CS for Officers' compensation	7/31/2000	3,000	1.24	30	3,690	3,720
CS for Cash from options	8/1/2000	50,000	0.15	500	7,000	7,500	-50,000
CS for Cash from options	8/1/2000	50,000	0.3	500	14,500	15,000	-50,000
CS for Cash from options	8/14/2000	90,000	0.122	900	10,053	10,953	-90,000		-603
CS for Cash from options	8/24/2000	1,000,000	0.122	10,000	111,700	121,700	-1,000,000		-6,700

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
CS for Directors' compensation	8/25/2000	1,500	1	15	1,485	1,500
CS for Cash from options	8/31/2000	15,000	0.3	150	4,350	4,500	-15,000
CS for Officers' compensation	8/31/2000	1,000	1.13	10	1,120	1,130
CS for Cash from options	9/22/2000	1,200,174	0.122	12,002	134,720	146,722	-1,200,174		-8,702
CS for Consulting services	9/22/2000	90,000	1.45	900	72,000	72,900
CS for Officers' compensation	9/30/2000	6,000	1.35	60	8,040	8,100
Cash for Warrants	9/30/2000								10,000
CS/ WAR Adjustment	9/30/2000	-5

Balance September 30, 2000		18,232,776		182,328	3,296,897	3,479,225	127,833	8,179,761	118,920

CS for Cash from options	10/10/2000	33,333	0.39	333	12,737	13,070	-33,333		-3,070
CS for Consulting services	10/15/2000	10,000	1.15	100	11,400	11,500
CS for Officers' compensation	10/31/2000	3,000	1.3	30	3,870	3,900
WAR for Consulting services	11/1/2000							250,000	123,775
CS for Employees' compensation	12/6/2000	2,200	0.9	22	1,958	1,980
CS for Cash	12/20/2000	100,000	1	1,000	99,000	100,000
WAR for Consulting services	12/31/2000							180,000	46,746
CS for Consulting services	1/2/2001	10,000	1.35	100	13,400	13,500
CS for Cash	1/11/2001	47,000	1	470	46,530	47,000
CS for Consulting services	1/11/2001	3,407	1	34	3,373	3,407
CS for Consulting services	1/23/2001	604	1.1	6	658	664
CS for Cash	1/24/2001	25,000	1	250	24,750	25,000
WAR for Loan agreements	2/1/2001							285,000	76,551
CS for Cash	2/6/2001	20,000	1	200	19,800	20,000
CS for Consulting services	2/6/2001	483	1	5	478	483
CS for Directors' compensation	2/23/2001	75,000	0.85	750	63,000	63,750
OPT for Director, officer and employee compensation	2/23/2001						1,200,000		354,000
WAR for Loan agreements	3/12/2001							50,000	13,430
WAR Extension of exercise period	3/12/2001								608,058
CS for Modification of contract	3/22/2001	3,000	0.78	30	2,310	2,340

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
CS for Interest payments	4/3/2001	5,000	0.83	50	4,100	4,150
CS for Consulting Services	4/13/2001	967	0.98	10	938	948
CS for Mineral Property Expense	5/11/2001	1,000	0.85	10	840	850
WAR for Loan agreement	7/1/2001							185,000	45,079
CS for Services	7/31/2001	40,000	0.73	400	28,800	29,200
CS for Interest payments	8/8/2001	5,000	0.77	50	3,800	3,850
WAR Attached to note	8/16/2001							90,000	6,487
CS for Services	8/28/2001	3,700	0.3	37	1,063	1,100
CS for Loans Payable	8/31/2001	92,000	1	920	91,080	92,000
CS for Loans Payable	9/28/2001	42,500	1	425	42,075	42,500
Options Expired							-319,700

Balance September 30, 2001		18,755,970		187,559	3,772,857	3,960,416	974,800	9,219,761	1,389,976

CS for Note Payable	10/8/2001	25,000	1	250	24,750	25,000
CS for Payable	10/24/2001	12,536	0.55	126	6,769	6,895
WAR for Loan agreements	11/1/2001							129,445	9,876
WAR Cancelled	11/15/2001				2,750	2,750		-275,000	-2,750
CS for Financing expense	1/25/2002	64,429	0.45	644	28,349	28,993
Interest Expense forgiven by shareholders	1/30/2002				42,950	42,950
WAR Issued	1/30/2002							180,000	21,660
CS for Financing expense	2/8/2002	18,000	0.4	180	7,020	7,200
CS for Services	2/8/2002	60,000	0.4	600	23,400	24,000
CS for Services	2/22/2002	20,000	0.4	200	7,800	8,000
OPT for Director, officer and employee compensation	3/12/2002						307,800		29,528
Options Expired	3/12/2002				59,063	59,063	-196,863		-59,063
CS for Mineral properties	3/20/2002	1,100,000	0.7	11,000	759,000	770,000
CS for Services	5/12/2002	32,500	0.7	325	22,425	22,750
WAR for Loan agreements	6/30/2002							113,413	23,816
WAR Expired	6/30/2002				30,001	30,001		-200,000	-30,001
Options Expired	7/19/2002						-12,500
CS for Cash	9/30/2002	2,500,000	0.1	25,000	225,000	250,000

Balance September 30, 2002		22,588,435		225,884	5,012,134	5,238,018	1,073,237	9,167,619	1,383,042

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in Capital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
Misc. Common Stock Adjustment
	10/1/2002	29,555	0.01	296		296
CS for Cash	10/31/2002	4,550,000	0.1	45,500	409,500	455,000
CS for Services	10/31/2002	683,000	0.12	6,830	78,490	85,320
CS for Cash	11/12/2002	600,000	0.1	6,000	54,000	60,000
CS for Cash	12/4/2002	100,000	0.1	1,000	9,000	10,000
CS for Cash	1/14/2003	250,000	0.1	2,500	22,500	25,000
CS for Investments	1/14/2003	450,000	0.21	4,500	88,668	93,168
CS for Note payable	1/14/2003	369,160	0.1	3,692	33,224	36,916
CS for Services	1/14/2003	280,687	0.14	2,807	35,792	38,599
CS for Services	4/1/2003	142,592	0.21	1,426	28,574	30,000
CS for Services	4/11/2003	150,000	0.17	1,500	24,000	25,500
CS for Services	9/15/2003	400,000	0.14	4,000	53,841	57,841
CS for Director, officer and employee compensation	9/15/2003	1,350,656	0.1	13,507	122,149	135,656
CS for Services	9/30/2003	425,000	0.15	4,250	60,091	64,341
CS for Financing costs	9/30/2003	860,000	0.26	8,600	215,000	223,600

Balance September 30, 2003		33,229,085		332,291	6,246,963	6,579,253	1,073,237	9,167,619	1,383,042
	5/6/2004	250,000	0.2	2,500	47,500	50,000
CS for Cash
CS for Cash	5/6/2004	250,000	0.2	2,500	47,500	50,000
CS for Cash	5/7/2004	550,000	0.2	5,500	104,500	110,000
CS for Cash	5/7/2004	250,000	0.2	2,500	47,500	50,000
CS for Cash	5/10/2004	50,000	0.2	500	9,500	10,000
CS for Cash	5/11/2004	157,500	0.2	1,575	29,925	31,500
CS for Cash	5/11/2004	17,500	0.2	175	3,325	3,500
CS for Investment	5/13/2004	125,000	0.2	1,250	23,750	25,000
CS for Cash	5/18/2004	50,000	0.2	500	9,500	10,000
CS for Cash	5/18/2004	45,000	0.2	450	8,550	9,000
CS for Cash	5/18/2004	5,000	0.2	50	950	1,000
CS for services	5/26/2004	140,000	0.35	1,400	47,600	49,000
CS for Director, officer and employee compensation	6/3/2004	180,000	0.2	1,800	34,200	36,000
CS for Services	6/9/2004	22,500	0.33	225	7,200	7,425
CS for Accounts Payable	8/20/2004	13,630	0.2	136	2,626	2,762
CS for Accounts Payable	8/20/2004	160,000	0.2	1,600	30,400	32,000
CS for Services	8/20/2004	150,000	0.2	1,500	28,500	30,000
CS for Accounts Payable	8/20/2004	26,500	0.25	265	6361	6626
CS for Accounts Payable	8/20/2004	60,000	0.25	600	14,307	14,907
CS for Accounts Payable	8/20/2004	20,000	0.25	200	4,800	5,000
CS for Accounts Payable	8/20/2004	166,000	0.25	1660	39,890	41,550
CS for Cash	9/9/2004	50,000	0.2	500	9,500	10,000
Options issued to officer and director							1,000,000		95,000

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

	Issue Date	Number of Shares	Price per Share	Common Stock Amount	Additional Paid-in C apital	Total Amount	Number of Options	Number of Warrants	Value of Options/ Warrants
Expired options and warrants					503,774	503,774	-873,237	-299,445	-503,774
Gain on sale of internal securities					210,194	210,194

Balance September 30, 2004		35,967,715		$359,677	$7,518,815	$7,878,492	1,200,000	8,868,174	$974,268
CS for Accounts Payable	11/11/2004	10,000	0.38	100	3,700	3,800
Warrants for convertible debt	12/8/2004							750,000	93,825
Options for officer and director compensation	12/31/04						100,000		19,000
CS for services	1/3/2005	50,000	0.23	500	11,000	11,500
Expired warrants	1/9/05							-90,000	-6,300
Warrants for convertible debt	1/27/2005							5,200,000	515,274
Cancelled warrants for convertible debt	1/27/2005							-750,000	-93,825
CS for services	2/23/2005	37,500	0.22	375	7,935	8,310
CS for services	2/25/2005	2,500	0.20	25	450	500
Warrants for convertible debt	3/22/2005							450,000	54,137
CS for financing costs	4/1/2005	210,000	0.32	2,100	70,350	72,450
Expired warrants	6/9/05							-40,000	-3,837
Options for officer and director compensation	6/30/05						200,000		38,000
CS for Director, officer and employee compensation	7/1/2005	600,000	0.23	6,000	132,000	138,000
Options granted for officer and director compensation	7/11/05						650,000		86,840
Warrants for convertible debt	7/28/05							1,400,002	85,265
CS for Director, officer and employee compensation	7/30/2005	17,817	0.22	178	3,822	4,000
CS for financing expenses	8/15/2005	66,000	0.24	660	15,500	16,160
CS for Accounts Payable	8/15/2005	23,108	0.24	231	5,419	5,650
CS for Director, officer and employee compensation	8/30/2005	16,701	0.24	167	3,833	4,000
CS for convertible debt	9/1/2005	295,452	0.20	2,955	55,667	58,624
CS for services	9/2/2005	76,477	0.22	765	16,062	16,827
Balance September 30, 2005		37,373,300		$373,733	$8,025,700	$8,399,433	2,150,000	14,738,176	$1,762,647

See Note 5 for summary disclosure of options and warrants outstanding.

NOTE 5 -  COMMON STOCK OPTIONS AND WARRANTS

In accordance with SFAS 123, the Company utilizes the Black Scholes fair value model to value all options and warrant grants. Upon exercise of options and warrants, all common stock shares issued thereunder will have the same rights and privileges as other common stock outstanding.

On February 23, 2001, the Company’s shareholders approved the adoption of the 2000 Equity Incentive Plan and the reservation of 5,000,000 shares of common stock for distribution under the plan. These shares and options to acquire those shares may be granted to the Company’s employees, directors and consultants. The plan will terminate on January 4, 2011. The exercise price of options granted under this plan may not be less than the fair market price on the date of grant and in some cases not less than 110% of the fair market price. The terms, vesting schedule, transfer restrictions and expiration dates are to be determined by the Company’s board of directors.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

In the Black-Scholes Option Price Calculations below, the Company used the following assumptions to estimate fair value: the risk-free interest rate of 5.0%; volatility of 78% - 91%; and a life of 3-5 years. The Company also assumed that no dividends would be paid on common stock.

Electrum LLC/Tigris Financial Group Ltd.

On December 29, 1999, the Company entered into a stock purchase agreement with Tigris Financial Group Ltd. (“Tigris”) under which Tigris purchased 1,000,000 shares of the Company’s common stock for $100,000, was granted an option until March 28, 2000 to acquire up to an additional 3,500,000 shares of common stock for an exercise price of $0.14 per share, (or $490,000 in the aggregate), and was granted an option to purchase, for $10,000, warrants to purchase an additional 6,250,000 shares of the Company’s common stock at an exercise price of $0.40 per share. The Company used the Black-Scholes Option Price Calculation effective as of the transaction date and estimated the fair values to be $37,524 for the option and $50,062 for the warrants. On March 8, 2000, Tigris assigned its rights under the stock purchase agreement to Electrum LLC (“Electrum”), an affiliate.

Electrum exercised its option and acquired 3,500,000 shares of the Company’s common stock in February and March of 2000. Pursuant to the terms of the stock purchase agreement, Electrum received an option to purchase up to an additional 4,608,000 shares of common stock. This agreement was subsequently modified to enable Electrum to acquire up to an additional 1,597,588 shares at $0.062 per share and to acquire up to 4,740,174 shares at an exercise price of $0.115 per share. In addition, the option to purchase warrants was modified to enable Electrum to purchase, for $10,000, warrants to buy up to 7,979,761 shares at an exercise price of $0.40 per share until September 20, 2003. The Company utilized the Black-Scholes Option Price Calculation to estimate the fair value of the modifications as of the grant date and recorded $4,262 for the options and $10,379 for the warrants. The $14,641 total amount was charged as a financing expense.

Electrum has exercised all of its options to purchase the Company’s common stock and its option to purchase the warrants. In connection with its acquisition of those shares, Electrum has assigned 5,530,174 shares and 1,000,000 warrants to third parties.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Pursuant to certain loan agreements, the Company issued warrants to Electrum to acquire 285,000 shares at $1.50 per share in February 2001, exercisable through September 30, 2003, warrants to acquire 50,000 shares at $1.50 per share in March 2001, exercisable through September 30, 2006, and warrants to acquire 185,000 shares at $1.50 per share in July 2001, exercisable through September 30, 2006. The Company also extended through September 30, 2006 the expiration dates of the 285,000 warrants, together with the warrants to acquire 7,979,761 shares. The fair values of the 285,000 warrants, 50,000 warrants, and the 185,000 warrants estimated on their respective grant dates, as modified for the expiration date extension in the case of the 285,000 warrants, using the Black-Scholes Option Price Calculation, were $76,551, $13,430 and $45,079, respectively. The fair value of the modification to extend the expiration date, estimated as of the date of the modification for the 7,979,761 warrants, using the Black-Scholes Option Price Calculation, was $608,058, which was charged to financing expense.

Pursuant to a 2002 agreement to readjust certain terms of loans and warrants, the Company borrowed an additional $150,000 from Electrum, and Electrum waived accrued interest owed by the Company as of January 29, 2002 totaling $37,384. In consideration of the additional loan and waiver, the Company issued to Electrum additional warrants to purchase 150,000 shares of common stock for $1.00 per share through January 30, 2007. Electrum may, at its sole discretion, elect to be repaid the $150,000 loan by converting the amount outstanding into units of the Company’s securities, at the rate of one unit per $0.50 of loans converted. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at a price of $0.50 per share, exercisable though January 30, 2007. In addition, the Company and Electrum agreed to amend the prior loan agreements to reduce the conversion rate of the existing units, previously at a rate of one unit per $1.25 of loans converted to a rate of one unit per $0.50 of loans converted, and to reduce the exercise price of the warrants included in the units from $1.50 to $.50 per share. In addition, the exercise price of warrants included in the units to purchase a total of 520,000 shares of common stock, owned by Electrum, was reduced from a price of $1.50 per share to $1.00 per share and the exercise term of each such warrant was extended for a period of one year.

As of September 30, 2005 and 2004, Tigris and Electrum own approximately 15% of the Company’s outstanding common stock and, assuming that Electrum exercises its warrants and that the Company has issued no other shares, would own approximately 31% of the Company’s resultant (fully diluted) outstanding common stock.

Tigris and Electrum have the right to proportional representation on the Company’s board of directors and registration rights for all of the Company’s common stock acquired through the agreement held by them.

On February 12, 2004, the Company and Electrum and LCM Holdings reached an agreement to adjust both the conversion terms on approximately $900,000 worth of debt outstanding to the Lenders and the exercise prices of related warrants. Per the terms of the agreement, the Lenders can convert each $1.25 of loans into a unit consisting of one share of common stock and one warrant. The warrant is exercisable for a period of five years from the date of conversion and is exercisable at a price of $1.50. Additionally, terms of existing outstanding warrants were modified which generally increased the exercise price and shortened the related expiration dates. These modifications had no financial statement impact for the period herein reported.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Furthermore, also on February 12, 2004, the Company reached an agreement with the Lenders concerning certain prior separate stock transactions which had benefited certain controlling shareholders. In compliance with the Securities and Exchange Rule 16b, the shareholders remitted the gain of $210,194 to the Company.

Other Issuances

The Company issued 1,000,000 options with a strike price of $0.37 per share during the year ended September 30, 2004 to an officer and director. No warrants were issued in the current year.

Following is a summary of stock options for the years ended September 30, 2005 and 2004:

	Number of Shares	Weighted Average Exercise Price

Outstanding at October 1, 2003	1,006,237	$0.87
Granted	1,000,000	0.37
Exercised	—	—
Expired	(806,237)	0.80
Outstanding at September 30, 2004	1,200,000	$0.44
Options exercisable at September 30, 2004	700,000	$0.49

Weighted average fair value of options granted at September 30, 2004		$0.19
Outstanding at October 1, 2004	1,200,000	$0.44
Granted	1,000,000	0.30
Exercised	—	—
Expired	—	—
Outstanding at September 30, 2004	2,200,000	$0.37
Options exercisable at September 30, 2004	1,650,000	$0.39

Weighted average fair value of options granted at September 30, 2005		$0.30

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Total compensation costs related to non- vested stock options as of September 30, 2005	$84,760
Weighted average period of nonvested stock options as of September 30, 2005	14 months

Following is a summary of warrants outstanding at September 30, 2005:

Number of Warrants	Strike Price	Expiration Date
7,954,761	$ 0.40	9/30/2006
520,000	$ 1.00	9/30/2007
150,000	$ 1.00	1/30/2007
113,413	$ 1.00	5/31/2007
1,733,333	$ .50	1/27/2010
2,166,667	$ .25	2/21/2006
200,000	$ .50	3/22/2010
250,000	$ .25	2/21/2006
825,002	$ ..05	2/21/2006
825,002	$ ..50	1/27/2010
14,738,178

NOTE 6 -  RELATED PARTY TRANSACTIONS

Calumet Mining Company

The Company sold its Pyramid Mine claims on November 12, 2001 to Calumet Mining Company (nka Western Goldfields, Inc.), a related party, for 50,000 (25,000 post-split) shares of common stock of Calumet Mining Company, which were valued at $500. The Company retained a 1.5% net smelter return production royalty interest in the Pyramid Mine. See Notes 3 and 8. At the time of the transaction, the two companies shared common board members and officers.

Notes Payable - Shareholders

The following is a listing of loan amounts (all of which are unsecured) due to related parties (all of whom are shareholders of Trend Mining Company) and the dates that these loans were made to the Company:

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

		September 30,
		2005	2004
Name	Date	Amount	Amount

Electrum LLC	11/6/2000	$35,000	$35,000
	12/4/2000	100,000	100,000
	12/18/2000	50,000	50,000
	1/26/2001	50,000	50,000
	3/15/2001	50,000	50,000
	4/10/2001	50,000	50,000
	5/4/2001	50,000	50,000
	6/4/2001	50,000	50,000
	7/3/2001	85,000	85,000
	1/31/2002	150,000	150,000
		670,000	670,000

LCM Holdings, LLC	10/26/2001	50,000	50,000
	11/1/2001	10,000	10,000
	11/15/2001	30,000	30,000
	11/28/2001	29,445	29,445
	5/7/2002	60,000	60,000
	5/22/2002	35,000	35,000
	6/14/2002	18,412	18,412
		232,857	232,857

Berger	8/28/2001	90,000	90,000
	10/2/2001	10,000	10,000
		100,000	100,000

Buchanan	1/8/2002	30,000	30,000

Loucks	7/1/2005	100,000	—
	7/14/2005	50,000	—
	7/15/2005	300,000	—
	8/15/2005	150,000	—
		600,000	—

Wu	8/15/2005	31,000	—

NW Exploration	8/15/2005	29,000	—

Total notes payable - shareholders		$1,692,857	$1,032,857

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

The loans from Electrum, LCM Holdings, Berger and Buchanan bear interest at 8% per annum and are due upon the Company’s completion of a private equity placement and concurrently and proportionally with any amounts repaid to Electrum or any others having provided loan facilities of this type to the Company.

The loans from Mr. Loucks, Mr. Wu, and NW Exploration (a Company owned by Mr. Wu) bear interest at 8% per annum and are due on demand. During the fourth quarter of 2005, the Company issued to Mr. Loucks and Mr. Wu 60,000 and 6,000 shares of common stock, respectively, as a financing fee for the loans. Subsequent to September 30, 2005, the amounts owing to Mr. Wu and NW Exploration were repaid in full.

Investments

In January 2003, the Company issued 450,000 shares of its common stock to Mr. John Ryan, the Company’s chief financial officer, in exchange for 18,334 shares of common stock in Cadence Resources Corporation and 35,000 shares of common stock in Western Goldfields, Inc. Mr. Ryan is also an officer of Cadence Resources Corporation and Western Goldfields, Inc.

In July and September 2003, the Company sold 5,000 and 13,000 shares respectively of its Western Goldfields common stock to Cadence Resources for $19,000 cash.

In September 2003, the Company transferred 12,000 shares of its Western Goldfields common stock to Mr. David Mooney, its chief geologist, for services valued at $23,400.

Employment Agreements

In July 2000, the Company entered into an employment agreement with Mr. John Ryan, the then chief financial officer, secretary and treasurer of the Company, under which Mr. Ryan was to receive 3,000 shares per month of Trend common stock as compensation for his services. When Mr. Ryan resigned in December 2000, this agreement was terminated. In July 2001, Mr. Ryan was again designated as the Company’s chief financial officer, secretary and treasurer. A revised employment agreement was reached in September 2002 where Mr. Ryan receives $3,000 per month, which amount was augmented to $4,000 per month in July of 2005. Mr. Ryan took stock in lieu of cash for July and August 2005, and then the Company reverted to paying Mr. Ryan in cash on September 1, 2005. If the Company is unable to pay the salary in cash, then Mr. Ryan has the option to receive $4,000 worth of the Company’s common stock at the prevailing rate of which shares are or were most recently sold by the Company. As of September 30, 2005 and 2004, respectively, $4,000 and $0 were owed to Mr. Ryan under this agreement.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

In January 2003, the Company issued 35,000 shares of common stock to Mr. Michael Sharratt, a director of the Company, for services rendered under an agreement with the Company.

The president and chief executive officer, Thomas Loucks has been employed by the Company for the past year. Although there is no formal agreement, the Company has paid Mr. Loucks $6,500 per month, through September 2005 when his salary increased to $10,000 per month.

Other Related Party Transactions

In March 2005, Mr. Ryan personally paid on behalf of the Company consulting fees owed to an outside consultant. The Company has recorded that amount in “accounts payable, related parties”, in the financial statements.

NOTE 7 -  PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful lives of the assets are expensed as incurred. Depreciation of property and equipment, including vehicles, is being calculated using the double-declining balance method over the expected useful lives of three to seven years.

The following is a summary of property, equipment, and accumulated depreciation.

	September 30, 2005	September 30, 2004
Furniture, Equipment, and Vehicles	$38,742	$37,389
Less: Accumulated Depreciation	(25,715)	(30,758)
	$13,027	$6,631

 NOTE 8 - CONVERTIBLE DEBT

2004 Convertible Bridge Loans
On December 8, 2004, the Company sold, in anticipation of a larger subsequent offering, three year notes in the amount of $250,000 which are convertible into common shares of the Company at the rate of one share for each $0.30 of principal and interest. In addition, the note holders received warrants which allow them to purchase an additional 750,000 common shares of the company at varying prices between $0.25 and $0.50 per share. The fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike prices of $0.25 and $0.50, risk free interest rate of 5%, expected lives of one to five years, and expected volatility of 78% with no dividends expected to be issued. The value of the warrants totaled $93,825 at the issuance date and were recorded on the balance sheet as a debt discount. Additionally, the conversion feature of the notes resulted in a beneficial conversion amount of $77,158.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Following guidance provided by EITF 00-27 the Company allocated proceeds first to the warrants granted the note holders. The value of the warrants and the beneficial conversion feature are recorded on the balance sheet as a debt discount and as an increase to shareholders equity. The discounts are being amortized over three years, the life of the loan. The Company paid financing fees of approximately $53,000 in connection with the offering; these fees are being amortized over three years, the life of the loan.

As of March 31, 2005, these loans were retired upon finalizing of the anticipated subsequent debt offering (See 2005 - Convertible Debt below) and the related debt discount amounts have been incorporated into that offering. Additionally, the warrant and beneficial conversion features recorded in the equity section of the financial statements were cancelled and the values added to additional paid-in capital on the balance sheet.

2005 - Convertible Debt
In January 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $1,300,000. This offering retired, replaces and supersedes the terms of the $250,000 offering of December 8, 2004. As part of this offering, the Company issued promissory notes (“Notes”) due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting June 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 1,733,333 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 2,166,667 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

In addition to the warrants issued to the investors, the Company also issued to Ghillie Finanz, Class A and Class B warrants and paid them approximately $169,000 in cash as a finders fee in relation to the convertible debentures. The Class A warrants allow for the purchase of up to 650,000 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 650,000 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants. The value of the warrants and financing fees paid are being amortized over the life of the convertible debt and the amortized amounts are included in financing expenses in the financial statements.

In March 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $150,000. As part of this offering, the Company issued promissory notes due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting June 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 200,000 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 250,000 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

In July 2005, the Company completed a private placement of secured, convertible promissory notes in the amount of $350,000. As part of this offering, the Company issued promissory notes due on January 28, 2008, bearing interest at a rate per annum equal to the “prime rate,” plus 3% percent but not less than 10%, with principal and interest payable monthly starting July 1, 2005. The promissory notes are convertible into shares of the Company’s common stock at a rate of one share for each $0.30 of principal and interest outstanding. Additionally, the Company issued two series of warrants (Class A and Class B) with the promissory notes. The Class A warrants allow for the purchase of up to 466,667 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 583,333 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants.

In addition to the warrants issued to the investors, the Company also issued to Ghillie Finanz, Class A and Class B warrants and paid them approximately $45,000 in cash as a finders fee in relation to the convertible debentures. The Class A warrants allow for the purchase of up to 175,001 shares of the Company’s common stock at an exercise price of $0.50 per share and Class B warrants allow for the purchase of up to 175,001 shares of common stock at an exercise price of $0.25 per share. The Class A warrants have a maturity of five years and the Class B warrants expire 120 days after the Company files a registration statement registering the shares issuable upon conversion of the notes and exercise of the warrants. The value of the warrants and financing fees paid are being amortized over the life of the convertible debt and the amortized amounts are included in financing expenses in the financial statements.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

As of September 30, 2005, the Company has paid $171,875 in principal, and $83,499 in interest on these notes in cash and common stock. At September 30, 2005 the Company is showing the principal value of the debt, less the unamortized debt discounts of approximately $1,032,000 as the carrying value of the debt. The Company has accrued approximately $12,747 of accrued interest related to these notes as of September 30, 2005.

NOTE 9 -  COMMITMENTS AND CONTINGENCIES

Lease Agreement

In July 2005 the company entered into a lease agreement for one year for office facilities in Littleton, Colorado. The office lease requires monthly payments of $2,100 and expires June 30, 2006. During the year ended September 30, 2005, the Company paid $6,300, with an additional $18,900 payable under terms of the lease.

 In August 2004, the Company relocated to Colorado, and entered into a lease agreement for office facilities in Littleton. The office lease required monthly payments of $1,153 and expires July 31, 2005. During the years ended September 30, 2004, and 2005, the Company paid approximately $2,300 and $11,530, respectively, under the terms of the lease.

Consulting Agreements
See Note 6 for related party consulting agreements.

Mineral Properties
In order to retain its Peter Lake Claims in Saskatchewan, Canada, the Company had to fulfill exploration commitments totaling by December of 2004. At September 30, 2005 the Company had fulfilled the commitments and retained its claim. Additionally, the claims are revalidated for the prior year and extended for the coming year.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Legal Proceedings

In May, 2002, one of the Company’s vendors, Nevada Southwest Investments LLC, obtained a judgment in the Second Judicial District, Washoe County, Nevada to collect $18,574 due under a rental lease agreement for office space the Company chose to vacate. The judgment bears interest at 18% until paid in full. Included in the accounts payable balance as of September 30, 2005 is approximately $27,000 related to this judgment. The Company negotiated with the creditor to make suitable payment arrangements to pay this judgment over time. The creditor had scheduled a debtor’s hearing in the early part of 2004 but the hearing was cancelled and not rescheduled. On November 15, 2005, the Company was able to settle in final terms and paid $25,250.

On August 24, 2005, a complaint was filed against the Company in the United States District Court for the Eastern District of New York, seeking $52,500 in legal fees, under Section 16(b) of the Securities Exchange Act of 1934, which were allegedly incurred in connection with the Company's recovery of alleged short-swing trading profits from an insider of the Company. The case was dismissed with prejudice on or about November 29, 2005, pursuant to a compromise and settlement under which the Company paid plaintiff the sum of $26,250. The Company has included the settlement in "accounts payable" on the balance sheet and recorded the expense as "settlement expense" on the statements of operations.

NOTE 10 -  CONCENTRATION

The Company has significantly relied on Mr. Thomas Kaplan and various associated entities of Mr. Kaplan, as well as Mr. Howard Schraub and various associated entities, for operating capital.

NOTE 11 -  SUBSEQUENT EVENTS

Included in the September 30, 2005 and 2004 financial statements is $73,000 of accrued wages owing to Mr. David Mooney, the former chief geologist for the Company. In October 2005, the Company and Mr. Mooney agreed to a settlement of $25,000, with the remaining amount of the debt to be forgiven.

On November 1, 2005, the Company entered into an employment agreement with Mr. Thomas Loucks, the president and chief executive officer, for a term of one year, which can be extended each year for a period of one year. Under the agreement the Company Mr. Loucks will pay Mr. Loucks $120,000 annually.

Subsequent to the date of the financial statements, the Company finalized the agreement to sell its 30% interest in the Andacollo Mine in Chile. The amount to be repaid to the Company was $1,122,975. The Company received $1,000,000 on October 6 and the remaining $122,975 on December 9. See Note 3.

On December 6, 2005, the Company sold in private placement, 1,500,000 shares of the Company’s common stock for $0.10 per share, or $150,000.

TREND MINING COMPANY
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

See notes 3 and 6 for additional subsequent events.

NOTE 12 -  CORRECTION OF AN ERROR

The accompanying financial statements for September 30, 2005 have been restated to correct an error in the balance of accounts payable and property and equipment. It was discovered that a computer acquired in 2005 was incorrectly expensed. Additionally the Company discovered that interest on rental lease judgment (see Note 9) had not been properly accrued in 2005 and that additional payables to several vendors at September 30, 2005 had not been recorded and that there had been a typographical error in the reporting of interest and financing expenses on the income statement. The Company also discovered that common stock transactions for the payment on the convertible debt (See Note 4) and financing fees for related party payables (See Note 6) had not been recorded. The Company also discovered that there was an error in the accounting for the gain on the sale of its mining property interest in Chile. The effects of the restatement were to increase property and equipment by $868, increase accounts payable by $133,196 increase accounts receivable by $1,000,000, increase financing expenses $368,148, decrease interest $374,907 and decrease operating expenses $860,923 and decrease net loss and accumulated deficit at September 30, 2005 by $868,671 ($0.02 per share). See Notes 2, 3 and 9.

The following is the summary of the effects of the above corrections:

	As Originally Filed	As Corrected	Change

Financial Position
Receivable from sale of mining interest**	$122,975	$1,122,975	$1,000,000
Property and equipment, net of depreciation	$12,159	$13,027	$868
Accounts payable	$386,435	$519,631	$133,196
Interest payable convertible debt	$14,281	$12,747	$(1,534)
Long term portion of convertible debt	$295,671	$290,983	$(4,688)
Common stock	$372,759	$373,733	$974
Additional paid-in capital	$8,004,292	$8,025,700	$21,408
Net Income (Loss)	$(3,032,362)	$(2,164,961)	$867,401
Accumulated Deficit	$(12,748,610)	$(11,880,939)	$867,671

Results of Operations
Exploration expense	$1,134,006	$215,246	$(918,760)
General and administrative	$584,095	$588,809	$4,714
Legal and professional	$219,397	$272,520	$53,123
Gain on sale of mining interest	$69,816	$69,805	$(11)
Financing expense	$202,247	$586,555	$384,308
Interest expense	$570,395	$195,488	$(374,907)
Earnings (loss) per share	$(0.08)	$(0.06)	$0.02

** This balance was included in accounts receivable as originally filed. Subsequently, the Company determined that since this balance is in excess of 5% of total assets, the receivable should be separately stated from all other receivables. There was no change in the balance of the other accounts receivable due to the correction of errors.

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of __________, 2006

TREND MINING COMPANY 16,239,008 SHARES OF COMMON STOCK ____________________ PROSPECTUS ____________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Limitation of liability of directors, officers and others.

Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

•	for any breach of a director's duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

•	for any transaction from which a director derived an improper personal benefit.

Our Certificate of Incorporation provides for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our by-laws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Trend Mining Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of Trend Mining Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. We will pay all of the expenses except as otherwise indicated.

Registration fee	$672.30
Fees and expenses of accountants	10,000.00
Fees and expenses of legal counsel	25,000.00
Total	$35,672.30

Item 26. Recent Sales of Unregistered Securities

We had 40,424,081 shares of common stock issued and outstanding as of February 28, 2006. The issuances discussed under this section are exempted from registration under Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act, as indicated. All purchasers of the issued securities represented to us that they acquired the shares for investment purposes only and all stock certificates contain appropriate restrictive legends. No underwriters or brokers or dealers were involved in connection with the sales of securities referred to in this section.

In general, under Rule 144, a person who has beneficially owned shares privately acquired directly or indirectly from us or from one of our affiliates, for at least one year is entitled to sell, within any three-month period, a number of shares that do not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume in our shares during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned restricted shares for at least two years, is entitled to sell all such shares under Rule 144 without regard to the volume limitations, current public information requirements, manner of sale provisions or notice requirements.

Between October and December 2002, we issued 5,250,000 shares of common stock for $275,000 cash and the conversion of $250,000 of loans made to us in July and August 2002 as discussed above. The purchases were made by a group of accredited investors in a private placement. In January 2003, we issued an additional 250,000 shares of common stock for $25,000 to one accredited investor in a private placement. Pursuant to the terms of the private placement, we agreed to file a one-time registration statement within 14 days of the completion of the offering, seeking registration of the shares sold for sale from time to time. The investors who purchased the shares in this offering represented to us that they had no current intention to re-sell their shares. We filed such registration statement, but subsequently withdrew the filing due to the substantial expense which would be entailed in rendering it effective. Because we were unable to render the registration statement effective, we issued 860,000 additional shares to the investors who purchased shares in this offering. Such shares were issued in September 2003. We have no further obligation to register the shares. We relied on the exemption from registration under Rule 506 in connection with these issuances.

In January 2003, we issued 450,000 restricted shares of our common stock to John P. Ryan in exchange for 18,334 shares of common stock of Cadence Resources Corporation and 35,000 shares of the common stock of Western Goldfields, Inc. The shares exchanged by Mr. Ryan had a market value of $93,000 at the time of the exchange. Mr. Ryan is our chief financial officer and a director and is also an officer of Cadence Resources Corporation and Western Goldfields, Inc. We subsequently sold the 18,334 shares of the common stock of Cadence Resources Corporation for $23,084.50 and the 35,000 shares of the common stock of Western Goldfields for $27,000. We relied on the exemption from registration under Rule 506 in connection with these issuances.

In January 2003, we issued a total of 369,160 shares of common stock valued at $36,916 for loans and expenses payable. 169,160 of these shares was issued to Kurt Hoffman, our former president and 200,000 shares to a director, for $9,500 of salary owed and $7,416 of expenses incurred on our behalf, respectively. We relied on the exemption from registration found in Rule 506 in connection with these issuances.

In January 2003, we granted 35,000 shares of our common stock valued at $3,850 to Michael Sharratt, the Chairman of our board of directors, for consulting services. On the same date we also issued 37,500 shares to Mr. Ryan, in lieu of $3,000 salary and $700 of expenses incurred on our behalf. We relied upon the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended (“Section 4(2)”) in connection with these issuances.

During fiscal year 2003, we also issued an aggregate of 1,683,779 shares valued at $254,500 to Howard Schraub for consulting services rendered to us. In October 2002, we issued 300,000 shares valued at $33,000 to Ron Nash for consulting services rendered. Also, in September 2003, we issued 25,000 shares of our common stock valued at $6,500 to Paul Lechler for consulting services rendered. We relied on the exemption from registration under Rule 506 in connection with these issuances.

In September 2003, we issued an aggregate of 150,000 shares to John P. Ryan in lieu of $15,000 of salary owed. Also in September, 2003 we issued 600,656 shares to Mr. Hoffman for past due salary owed of $60,066. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On September 15, 2003, pursuant to our 2000 Equity Incentive Plan, each of our six directors received a grant of 100,000 shares of our common stock, valued at $0.10 per share. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On May 28, 2004, pursuant to our Equity Incentive Plan, the board granted Ishiung Wu 500,000 options in recognition of his undertaking the role of chairman of the board. These options carry the right to purchase our common stock at $0.37 per share, all with a three year term from the date of vesting. On the same date we granted Thomas Loucks 500,000 options in recognition of his undertaking the role of president. These options carry the right to purchase our common stock at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule for each individual is as follows: 250,000 vested immediately, 50,000 vested on November 28, 2004, 100,000 vest on May 28, 2005 and 100,000 vest on May 28, 2006. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On June 1, 2004, the board granted Ishuing Wu 500,000 options in recognition of his undertaking the role of chairman of the board. These options carry the right to purchase our common stock at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule is as follows: 250,000 vested immediately, 50,000 vested on November 28, 2004, 100,000 vested on May 28, 2005 and 100,000 will vest on May 28, 2006. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On November 11, 2004, we issued 10,000 shares to Bill Klud in lieu of $3,800 in compensation for exploration services performed. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On December 8, 2004, January 27, 2005 and March 2005, we issued to certain accredited investors notes in the aggregate principal amount of $1,450,000, convertible into 4,833,336 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of our common stock. If all of the Warrants are exercised, we will issue 4,350,000 shares of our common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until April 22, 2006 and may be exercised at a price of $0.25 per share. we paid a finders fee in connection with this placement consisting of (i) $169,000, (ii) a Class A warrant to purchase 650,000 shares of our common stock, and (iii) a Class B Warrant to purchase 650,000 shares of our common stock. We relied on the exemption from registration under Rule 506 in connection with these issuances.

In January 2005, pursuant to a joint venture agreement with Aurora, we issued 50,000 shares of our common stock on commencement of the agreement. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

Also on January 19, 2005, the board granted Ishuing Wu 500,000 options in recognition of his undertaking the role of chairman of the board. These options carry the right to purchase our common stock at $0.37 per share, all with a three year term from the date of vesting. The vesting schedule is as follows: 250,000 vested immediately, 50,000 vested on November 28, 2004, 100,000 vested on May 28, 2005 and 100,000 are scheduled to vest on May 28, 2006. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On February 23, 2005, our board granted 37,500 shares to Lloyd Clark in accordance with the lease agreement for Cree Lake, Saskatchewan currently effective between Mr. Clark and us. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On February 25, 2005, we issued 2,500 shares to Stephen Zahoney in lieu of $500 in compensation for consulting services performed. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On April 1, 2005, we issued 210,000 shares to Howard Schraub as a fee in connection with the December 8, 2004 and January 27, 2005 financings. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

In June 2005, our board granted one share of common stock for every $10 to loaned to us by officers and/or directors. The loans bear interest at the rate of 10% per annum. In July and August, $660,000 was loaned to us by an officer and a director. Thus, 66,000 shares were granted pursuant to this Board action. $360,000 of the $660,000 loans were repaid as follows: $60,000 was repaid to Chairman Ishiung Wu on October 24, 2005, and $300,000 was repaid to President Thomas Loucks on January 3, 2006. $300,000 plus accrued interest remains outstanding. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On July 11, 2005, the board of directors granted options to Thomas Loucks and John Ryan to purchase shares of our common stock. Thomas Loucks received an option to purchase 750,000 shares of common stock with a purchase price of $0.30, exercisable for 3 years upon vesting. The vesting schedule is as follows: 400,000 vested as of the date granted, 200,000 vest one year from the date of grant and 150,000 vest two years from the date of grant. John Ryan received an option to purchase 250,000 shares of common stock with a purchase price of $0.30, exercisable for 3 years, vesting immediately. We relied on the exemption from registration found in Section 4(2) in connection with these issuances.

On July 28, 2005, we issued to an accredited investor, notes in the aggregate principal amount of $350,000, convertible into 1,166,667 shares of common stock and Class A Warrants and Class B Warrants to purchase shares of our common stock. If all of the Warrants are exercised, we will issue 1,050,001 shares of our common stock. The Class A warrants are exercisable for five years at an exercise price of $0.50 per share. The Class B Warrants are exercisable until April 22, 2006 and may be exercised at a price of $0.25 per share. We paid a finder’s fee in connection with this placement consisting of (i) $45,500, (ii) a Class A warrant to purchase 175,001 shares of our common stock, and (iii) a Class B Warrant to purchase 175,001 shares of our common stock. We relied on the exemption from registration under Rule 506 in connection with these issuances.

On July 30, 2005, we issued 17,817 shares to John P. Ryan in lieu of $4,000 of salary owed. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On August 15, 2005, our board granted 23,108 shares to Stephen Zahoney in lieu of compensation of $5,650 for geological consulting services performed. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On August 30, 2005, we issued 16,701 shares to John P. Ryan in lieu of $4,000 of salary owed. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

In September 2005, our board granted 76,477 shares to Lloyd Clark in accordance with the lease agreement for Cree Lake, Saskatchewan currently effective between Mr. Clark and us. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On September 1, 2005, we issued an aggregate of 295,482 shares of common stock, all to accredited investors, as payment of interest and principal on promissory notes outstanding. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On October 1, 2005, we issued an aggregate of 307,274 shares of common stock, all to accredited investors, as payment of interest and principal on promissory notes outstanding. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On November 1, 2005, we issued 40,873 shares of common stock, to an accredited investor, as payment of interest and principal on promissory notes outstanding. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On November 10, 2005, pursuant to our 2000 Equity Incentive Plan, each of our six directors received a grant of 100,000 shares each of our common stock, valued at $0.15 per share, for board services rendered during fiscal 2005. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On November 10, 2005, the board also approved the issuance of 7,912 shares of common stock in lieu of cash compensation for $1,800 worth of consulting services rendered by a director. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On December 1, 2005, we issued 48,797 shares of common stock, to an accredited investor, as payment of interest and principal on promissory notes outstanding. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

On December 12, 2005, we issued 1,500,000 shares of common stock to an accredited investors for an aggregate purchase price of $150,000. We relied on the exemption from registration under Rule 506 in connection with this issuance.

In February 2006, we issued 292,795 shares of common stock to an accredited investor as payment of interest and principal on promissory notes outstanding. We relied on the exemption from registration found in Section 4(2) in connection with this issuance.

Each investor involved in the above financing transactions (other than shares issued for services) represented to us that they were an accredited investor.

We entered into each of the transactions described for different purposes. As discussed above, during fiscal 2005, 35,608 shares were issued to consultants in connection with specific services rendered, 600,000 shares were issued to our directors for their services, 34,518 shares were issued to an officer in lieu of salary owed, 210,000 shares were issued as a fee in connection with a financing, 66,000 shares were issued in connection with loans incurred on our behalf, 113,977 shares were issued in connection with a lease agreement, 50,000 shares were issued in connection with a joint venture agreement and 295,482 shares were issued as payment on promissory notes outstanding. 1,405,585 shares were issued in fiscal year 2005. After the fiscal year end, 2,797,651 shares were issued. 689,739 were issued as payment on promissory notes outstanding, 600,000 shares were issued to our directors for their services, 7,912 shares were issued for consulting services and 1,500,000 shares were issued in connection with a financing.

All shares issued in connection with the above described events were issued to existing stockholders or individuals or entities previously known to us or Mr. Schraub or Mr. Nash. Each investor involved in the above financing transactions (other than shares issued for services) represented to us that they were an accredited investor. At the time of each issuance, we were not aware of any such investor having any current intent to resell our stock.

Item 27. Exhibits

3.1	Certificate of Incorporation, effective March 28, 2001. (1)
3.2	Certificate of Merger, filed March 28, 2001. (1)
3.3	Bylaws, adopted March 28, 2001. (1)
4.1	Form of Secured Convertible Promissory Note dated January 27, 2005, having a conversion rate of $0.30. (12)
4.2	Form of Class A Warrant dated January 27, 2005, having an exercise price of $0.50. (12)
4.3	Form of Class B Warrant dated January 27, 2005, having an exercise price of $0.40. (12)
4.4	Form of Secured Convertible Promissory Note dated July 28, 2005, having a conversion rate of $0.30. (13)
4.5	Form of Class A Warrant dated July 28, 2005, having an exercise price of $0.50. (13)
4.6	Form of Class B Warrant dated July 28, 2005, having an exercise price of $0.40. (13)
5	Opinion of Troutman Sanders LLP, as to the validity of the Securities being registered hereunder.(17)
9.1	Voting Trust Agreement, dated as of March 31, 2000, by and between Thomas Kaplan and Electrum LLC. (2)
9.2	Amendment to Voting Trust Agreement, dated as of March 31, 2001, by and between Thomas Kaplan and Electrum LLC. (3)
9.3	Voting Trust Agreement, dated as of August 27, 2003, by and between Thomas Kaplan and LCM Holdings, LDC. (4)
10.1	Stock Purchase Agreement, dated as of December 29, 1999, between Tigris Financial Group Ltd. and us. (5)
10.2	Amendment to Stock Purchase Agreement, dated as of June 27, 2000, by and between Electrum LLC and us; and Warrant Agreement, dated June 9, 2000, by and between us and Tigris Financial Group Ltd. (5)
10.3	Letter Agreement, dated November 10, 2000, by and between us and Electrum LLC. (6)
10.4	Letter Agreement, dated November 17, 2000, by and between us and Electrum LLC. (6)
10.5	Loan Facility Agreement, dated December 6, 2000, by and between us and Electrum LLC. (6)
10.6++	2000 Equity Incentive Plan, adopted February 23, 2001. (7)
10.7	Loan Agreement, dated March 12, 2001, by and between us and Electrum LLC. (8)
10.8	Letter Agreement, dated April 11, 2001, by and between us and Electrum LLC. (9)
10.9	Form of Loan Facility, dated August 16, 2001, between us and Lillian Berger.(10)

10.10	Loan Facility, dated September 28, 2001, between us and Lillian Berger. (10)
10.11	Form of Loan Facility, dated October 22, 2001, between us and LCM Holdings, LDC. (10)
10.12	Bill of Sale, dated November 12, 2001, relating to the Pyramid property, by and between us and Western Goldfields, Inc., fka Calumet Mining Company. (10)
10.13	Loan Facility, dated December 18, 2001, between us and Larry Buchanan. (10)
10.14	Form of Agreement to Readjust Certain Terms of Loans & Warrants, dated January 30, 2002, by and between us, Electrum LLC, LCM Holdings, Ltd., the Estate of Lillian Berger and Larry Buchanan. (10)
10.15	Form of Transfer of Lake Owen Option Agreement, dated February 2002, by and among General Minerals Corporation, us, Ron Nash and Howard Schraub. (10)
10.16	Form of Sale of Lake Owen Option Agreement and Exercise of Option, dated March 15, 2002, by and between us and Howard Schraub. (10)
10.17	Form of Sale of Lake Owen Option Agreement and Exercise of Option, dated March 15, 2002, by and between us and Ron Nash. (10)
10.18	Form of Loan Facility, dated June 27, 2002, between us and LCM Holdings, LDC. (10)
10.19++	Amended Employment Agreement, dated September 1, 2002, by and between us and John P. Ryan. (10)
10.20	Cancellation of share of Series A Preferred Stock, dated October 1, 2002, by us and Thomas Kaplan. (10)
10.21	Form of Subscription Agreement in connection with October - December 2002 private placement. (10)
10.22	Form of Subscription Agreement, dated December 29, 2002, by and between us and Kurt J. Hoffman for 169,160 shares of our common stock. (10)
10.23	Form of Subscription Agreement, dated January 14, 2003, by and between us and John P. Ryan for 450,000 shares of our common stock. (10)
10.24	Promissory Note, dated August 29, 2003, from us to CGT Management Ltd. (10)
10.25	Form of Amendment to Promissory Note, dated November 27, 2003, by and between us and CGT Management Ltd. (10)
10.26	Waiver Agreement dated February 12, 2004, by and between us and Electrum LLC, and between us and LCM Holdings LDC. (15)
10.27	Amended Loan and Warrant Agreement dated February 12, 2004, by and between us and Electrum LLC, and between us and LCM Holdings LDC. (15)
10.28	Lease Agreement effective as of September 2, 2004 by and between us and Lloyd Clark. (11)
10.29	Joint Venture Agreement effective as of January 1, 2005, by and between us and Aurora Metals (BVI) Limited. (11)

10.30	Form of Subscription Agreement dated as of January 27, 2005 by and among Trend Mining Company and the purchasers identified therein. (12)
10.31	Form of Pledge and Security Agreement dated as of January 27, 2005 by and among Trend Mining Company and the secured parties identified therein.(12)
10.32	Form of Limited Standstill Agreement dated as of January 27, 2005 by and among Trend Mining Company and the stockholders identified therein. (12)
10.33	Amendment, Waiver and Consent to Transaction Documents Agreement, dated as of July 28, 2005, by and among Trend Mining Company and the purchasers identified therein. (13)
10.34	Share Purchase Agreement, dated as of September 20, 2005, between Trend Mining Company and Pacific Rim Mining Corp. (14)
10.35	Charge, dated September 20, 2005, between Trend Mining Company and Pacific Rim Mining Corp. (14)
10.36	Deed of Assignment, dated as of September 20, 2005, between Trend Mining Company and Pacific Rim Mining Corp. (14)
10.37	Employment Contract, dated as of November 1, 2005, between us and Thomas A. Loucks. (15)
14	Code of Ethics (16)
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5)
23.2+	Consent of Williams & Webster, P.S.
24	Power of Attorney (18)

+	Filed herewith.
++	Indicates an exhibit that constitutes an executive compensation plan.
(1)	Incorporated by reference to our Current Report on Form 8-K dated March 28, 2001, File No. 000-31159.
(2)	Incorporated by reference to Schedule 13D by Thomas S. Kaplan, filed with the Commission on October 4, 2000, File No. 005-59667.
(3)	Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on May 23, 2001, File No. 005-59667.
(4)	Incorporated by reference to Schedule 13D/A by Thomas S. Kaplan, filed with the Commission on November 21, 2003, File No. 005-59667.

(5)	Incorporated by reference to our Registration Statement on Form 10-SB, Amendment No. 1, filed with the Commission on September 27, 2000, File No. 000-31159.
(6)	Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, File No. 000-31159.
(7)	Incorporated by reference to our definitive Proxy Statement on Schedule 14A, filed with the Commission on January 29, 2001.
(8)	Incorporated by reference to our Registration Statement on Form 10-SB, Amendment No. 4, filed with the Commission on March 26, 2001, File No. 000-31159.
(9)	Incorporated by reference to our Registration Statement on Form 10-SB, Amendment No. 5, filed with the Commission on May 25, 2001, File No. 000-31159.
(10)	Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 filed with the Commission on January 21, 2004, File No. 000-31159.
(11)	Incorporated by reference to our Registration Statement on Form SB-2, Amendment No. 1, filed with the Commission on August 8, 2005, File No. 333-124144.
(12)	Incorporated by reference to our Current Report on Form 8-K dated January 28, 2005, File No. 000-31159.
(13)	Incorporated by reference to our Current Report on Form 8-K dated August 2, 2005, File No. 000-31159.
(14)	Incorporated by reference to our Current Report on Form 8-K dated September 23, 2005, File No. 000-31159.
(15)	Incorporated by reference to our Current Report on Form 8-K dated January 27, 2006, File No. 000-31159.
(16)	Incorporated by reference to our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the Commission on January 13, 2005, File No. 000-31159.
(17)	Incorporated by reference to our Registration Statement on Form SB-2, Amendment No. 2, filed with the Commission on September 30, 2005, File No. 333-124144.
(18)	Incorporated by reference to our Registration Statement on Form SB-2, filed with the Commission on April 19, 2005, File No. 333-124144.

Item 28. Undertakings

(a). The undersigned hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Littleton, state of Colorado, on this 2nd day of March 2006.

TREND MINING COMPANY

By:	/s/ Thomas Loucks
Name: Thomas Loucks
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Thomas A. Loucks Thomas A. Loucks	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2006

/s/ John P. Ryan John P. Ryan	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer)	March 2, 2006

* /s/ Thomas A. Loucks J. Michael Sharratt	Director	March 2, 2006

* /s/ Thomas A. Loucks Jeffrey M. Christian	Director	March 2, 2006

* /s/ Thomas A. Loucks Ishiung J. Wu	Director	March 2, 2006

*By: /s/ Thomas A. Loucks
Thomas A. Loucks
Attorney-in-fact